SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                         Arizona Instrument Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

     Common Stock, par value $.01 per share, of Arizona Instrument Corporation.
--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

     1,371,399 shares of Common Stock based on the number of shares outstanding on April 12, 2000.
--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     The filing fee of $1,384.68 was calculated pursuant to Exchange Act Rule 0-11(c)(1), and is the product of multiplying (A) 1/50 of 1% by an amount equal to (B) the sum of (x) the product of 1,371,399 shares of Common Stock; par value $.01 per share, of Arizona Instrument Corporation at $5.00 per share, and (y) $66,386.93 for in-the-money unexercised options
     and  other  rights  to  purchase   Common  Stock  of  Arizona   Instrument
     Corporation.
--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

     $6,923,381.93
--------------------------------------------------------------------------------
5)   Total fee paid:

     $0
--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

[X] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid: $1,384.68
                                -----------------------------------------------
    2)   Form, Schedule or Registration Statement No.: SCHEDULE 13E-3
                                                      -------------------------
    3)   Filing Party: Arizona Instrument Company; AZI LLC; George G. Hays;
                       G. James Hays; Harold D. Schwartz
                      ---------------------------------------------------------
    4)   Date Filed: As filed with the Commission on April 18, 2000, as amended
                    -----------------------------------------------------------

                           NOTICE AND PROXY STATEMENT

                                     [LOGO]

                              1912 West 4th Street
                              Tempe, Arizona 85281

       NOTICE of SPECIAL MEETING of SHAREHOLDERS TO BE HELD JUNE 26, 2000

TO THE SHAREHOLDERS:

     You are cordially invited to attend a Special Meeting of Shareholders of Arizona Instrument Corporation to be held on Monday, June 26, 2000, at 9:00 a.m. Mountain Standard Time, at Fiesta Inn, 2100 South Priest Drive, Tempe, Arizona 85282.

     At the special meeting, you will be asked to consider and vote upon the approval of the Agreement and Plan of Merger, dated as of March 31, 2000, by and among AZI LLC, George G. Hays, Harold D. Schwartz and Arizona Instrument, as it may be amended from time to time, providing for the merger (the "Merger") of Arizona Instrument with and into AZI LLC, with AZI LLC as the "Surviving Company." Pursuant to the proposed Merger, you will be entitled to receive $5.00 in cash, without interest, for each of your shares of common stock of Arizona Instrument. AZI LLC, is and after the proposed Merger will be, controlled principally by George G. Hays, President and Chairman of the Board of Directors of Arizona Instrument, Harold D. Schwartz, director of Arizona Instrument, and
G. James Hays, father of George G. Hays. The accompanying proxy statement explains the proposed Merger and provides specific information concerning the special meeting. Please read these materials carefully.

     Arizona Instrument's Board of Directors formed a Special Committee of disinterested directors to mitigate any conflict of interest in evaluating this Merger proposal and other proposals and indications of interest in Arizona Instrument, and to negotiate the proposals, including the terms of the Agreement and Plan of Merger with AZI LLC, and related agreements.

     The Board of Directors of Arizona Instrument, acting on the unanimous recommendation of the Special Committee, has approved the Agreement and Plan of Merger and declared the Agreement and Plan of Merger advisable. The Special Committee and the Board of Directors believe that the terms and provisions of the Agreement and Plan of Merger and the proposed Merger are fair to, and in the best interests of, Arizona Instrument's shareholders, other than AZI LLC and its affiliates. Therefore, THE BOARD of DIRECTORS, BASED ON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, RECOMMENDS THAT YOU VOTE IN FAVOR of THE APPROVAL of THE AGREEMENT AND PLAN of MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY. In reaching its decision, the Board of Directors considered, among other things, the written opinion of Peacock, Hislop, Staley & Given, Inc., the Special Committee's financial advisor, that, as of March 28, 2000, the $5.00 per share cash consideration to be received by Arizona Instrument's shareholders in the proposed Merger was fair to Arizona Instrument's shareholders, other than AZI LLC and its affiliates, from a financial point of view.

     The proposed Merger is an important decision for Arizona Instrument and its shareholders. The proposed Merger cannot occur unless, among other things, the Agreement and Plan of Merger is approved by the affirmative vote of the holders of a majority of all outstanding shares of common stock of Arizona Instrument. On behalf of the Board of Directors, I urge you to consider the enclosed materials carefully and, based on the recommendation of the Special Committee, recommend you vote "FOR" approval of the Agreement and Plan of Merger and the transactions contemplated thereby.

                                        Sincerely,

                                        /s/ S. Thomas Emerson

                                        S. Thomas Emerson, Ph.D.
                                        Chairman of the Special Committee
                                        of the Board of Directors

Phoenix, Arizona
May 30, 2000
--------------------------------------------------------------------------------
IMPORTANT: It is important that your stockholdings be represented at this meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed Proxy and mail it promptly in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. Failure to return an executed Proxy will constitute, in effect, a vote against approval of the Agreement and Plan of Merger and the transactions contemplated thereby.
--------------------------------------------------------------------------------

                                     [LOGO]

                              1912 West 4th Street
                              Tempe, Arizona 85281
                                 (602) 470-1414

                    NOTICE of SPECIAL MEETING of SHAREHOLDERS

Date:  June 26, 2000

Time:  9:00 a.m., Mountain Standard Time

Place: Fiesta Inn, 2100 South Priest Drive, Tempe, Arizona 85282

     A special meeting of the shareholders of Arizona Instrument Corporation is being held for the following purposes:

     To consider and vote upon the Agreement and Plan of Merger, dated as of March 31, 2000, by and among AZI LLC, George G. Hays, Harold D. Schwartz and Arizona Instrument Corporation, as it may be amended from time to time, and the transactions contemplated thereby, including the merger of Arizona Instrument with and into AZI LLC, with AZI LLC as the surviving company and with shareholders of Arizona Instrument (other than AZI LLC and its affiliates) entitled to receive $5.00 in cash, without interest, for each share of Arizona Instrument common stock.

     To consider any other matters that may properly be brought before the special meeting or any adjournment(s) or postponement(s) thereof.

     Only shareholders of record on May 15, 2000, are entitled to notice of, and to vote at, the special meeting. During the ten day period prior to the special meeting, any shareholder may examine a list of Arizona Instrument's shareholders of record, for any purpose related to the special meeting, during ordinary business hours at the offices of Arizona Instrument: 1912 West 4th Street, Tempe, Arizona 85281.

     Shareholders of Arizona Instrument who do not vote in favor of the Agreement and Plan of Merger will have the right to dissent and to seek appraisal of the fair value of their shares if the Merger is completed and they comply with the Delaware law procedures explained in the accompanying proxy statement.

     The Merger is described in the accompanying proxy statement, which you are urged to read carefully. A copy of the Agreement and Plan of Merger is attached as Annex A to the accompanying proxy statement.

                                        By Order of the Board of Directors
                                        /s/ Linda J. Shepherd

                                        Linda J. Shepherd
                                        Secretary

Phoenix, Arizona
May 30, 2000

                                     [LOGO]

                              1912 West 4th Street
                              Tempe, Arizona 85281

                                 PROXY STATEMENT

     We are providing this proxy statement and accompanying proxy card to our shareholders, in connection with the solicitation by our Board of Directors of proxies to be used at the special meeting of shareholders to be held on June 26, 2000 at 9:00 a.m., Mountain Standard Time, at Fiesta Inn, 2100 South Priest Drive, Tempe, Arizona 85282. This proxy statement and proxy are being mailed to Arizona Instrument's shareholders beginning about May 30, 2000.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY of THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               SUMMARY TERM SHEET

     The following summarizes the most material terms of our proposed Merger with AZI LLC. This summary may not contain all the information that you should consider before voting on the proposed Merger. You should read the entire proxy statement and all of its annexes before voting on the proposed Merger.

* The Proposed Transaction. Arizona Instrument will merge with and into AZI LLC, with AZI LLC as the Surviving Company. See "THE AGREEMENT AND PLAN OF MERGER - The Merger; Merger Consideration."

* The Acquiring Parties. AZI LLC was formed to engage in the proposed Merger by George G. Hays, our Chairman of the Board of Directors and President; Harold D. Schwartz, one of our directors; and G. James Hays, father of George G. Hays (collectively, the "Founders"). The Founders, except for G. James Hays, are also our directors. George G. Hays is a member and the Manager of AZI LLC. G. James Hays' affiliate, The Hays Family Revocable Lifetime AB Trust dated October 14, 1998, is a member of AZI LLC. Harold D. Schwartz's affiliate, Chez & Schwartz Inc. Profit Sharing Plan dated December 19, 1973, is a Member of AZI LLC. See "THE PARTIES"; "DIRECTORS AND MANAGEMENT - AZI LLC."

* What You Will Receive in the Merger. You as a shareholder of Arizona Instrument will be entitled to receive $5.00 in cash, without interest, for each of your shares of Arizona Instrument's common stock. If you are an employee, officer or director and own stock options of Arizona Instrument at the time of the Special Meeting, you will be entitled to receive, for each stock option, cash in an amount equal to the excess, if any, of $5.00 over the option exercise price. See "THE AGREEMENT AND PLAN of MERGER - The Merger; Merger Consideration."

* The Special Meeting. A Special Meeting of Shareholders of Arizona Instrument will be held at 9:00 a.m., Mountain Standard Time, on June 26, 2000, at Fiesta Inn, 2100 South Priest Drive, Tempe, Arizona 85282. At the special meeting, you will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger described in this proxy statement. See "INFORMATION CONCERNING THE SPECIAL MEETING - Time, Place and Date"; "INFORMATION CONCERNING THE SPECIAL MEETING - Purpose of the Special Meeting."

* Who Can Vote. Only holders of shares of Arizona Instrument common stock who are holders at the close of business on the record date, May 15, 2000, will be entitled to notice of, and to vote at, the special meeting. On the record date, there were 1,371,399 shares of common stock outstanding and entitled to vote, held by approximately 2,839 shareholders of record. Each share of common stock is entitled to one vote per share. As of May 15 , 2000, 1,371,399 votes were eligible to be cast at the special meeting. See "INFORMATION CONCERNING THE SPECIAL MEETING - Record Date; Voting at the Meeting; Quorum."

* Required Vote. Delaware law requires that the holders of a majority of the voting power of all outstanding shares of Arizona Instrument common stock vote to approve the Agreement and Plan of Merger. The Founders currently own 49,188 shares of Arizona Instrument common stock in the aggregate, representing approximately 4% of the outstanding shares of common stock as of the record date. See "INFORMATION CONCERNING THE SPECIAL MEETING - Required Vote."

* The Special Committee. Two of the Founders are two of the four members of our Board of Directors and they have a conflict of interest in recommending approval of the Agreement and Plan of Merger because they have a beneficial interest in AZI LLC. If the Merger occurs, these two individuals will beneficially own a majority of the membership units of AZI LLC, the surviving company following the Merger and as a result will receive the majority of the benefit of future earnings, growth and increased value of the business of Arizona Instrument, while you will no longer receive any such benefit. To counteract this conflict of interest, the Board of Directors formed a Special Committee consisting of two disinterested directors to evaluate and negotiate the terms of the Agreement and Plan of Merger with AZI LLC. The Special Committee retained a financial advisor to evaluate the fairness of the proposed transaction to shareholders from a financial point of view. The Special Committee received an opinion from its financial advisor, on which the Special Committee and the Board of Directors relied, that as of the date of the opinion, assuming you are a person other than AZI LLC or one of its affiliates, the $5.00 per share you will receive in the proposed Merger is fair to you from a financial point of view. See "SPECIAL FACTORS - Special Committee"; "SPECIAL FACTORS - Board of Directors of Arizona Instrument."

* In the opinion of the Board of Directors, based upon the unanimous recommendation of the Special Committee, the terms and provisions of the Agreement and Plan of Merger and the proposed Merger are fair to and in the best interests of Arizona Instrument's shareholders, other than AZI LLC and its affiliates, and the Board of Directors has accordingly approved the Agreement and Plan of Merger and declared it advisable. See "SPECIAL FACTORS - Recommendation of the Special Committee and Board of Directors; Fairness of the Merger."

* Conditions to the Merger. A number of conditions must be satisfied before Arizona Instrument or AZI LLC is obligated to complete the Merger, including, among others, the following:

     * the Merger must be approved by a majority of the voting power held by the shareholders of Arizona Instrument; and

     * there must be no legal or judicial restraints or prohibitions preventing completion of the Merger.

* It is a condition of Arizona Instrument's obligation to proceed with the merger that all of AZI LLC's representations and warranties be true on the closing date. It is a condition to AZI LLC's obligation to proceed with the Merger that the merger financing be funded and that all of Arizona Instrument's representations and warranties be true on the closing date. The financing contemplated by AZI LLC for the merger is subject to certain conditions, including the following:

     * Negotiation, preparation and execution of loan documents with each of the two lenders;

     * Negotiation and execution of an intercreditor agreement between the lenders; and

     * No occurrence of a material adverse change in the business or operations of Arizona Instrument. See "THE AGREEMENT AND PLAN OF MERGER - Conditions."

* Termination of the Agreement and Plan of Merger. Arizona Instrument and AZI LLC may agree at any time, including any time after the special meeting, to terminate the Agreement and Plan of Merger. In addition, either Arizona Instrument or AZI LLC may terminate the Agreement and Plan of Merger without the agreement of the other party under certain circumstances. See "THE AGREEMENT AND PLAN of MERGER - Termination."

* Acquisition Proposals. In the Agreement and Plan of Merger, Arizona Instrument agrees not to solicit or encourage any acquisition proposal for Arizona Instrument's assets or common stock which, upon consummation, would materially interfere with the Merger. In addition, Arizona Instrument agrees not to engage in any discussions or provide access to information about Arizona Instrument with respect to any such acquisition proposal except under certain circumstances. Under the terms of the Agreement and Plan of Merger, neither the Board of Directors nor the Special Committee is permitted to engage in negotiations with respect to an acquisition proposal, withdraw or modify its recommendation of the Merger and the Agreement and Plan of Merger, or approve, declare advisable or recommend an acquisition proposal other than the Merger, except under certain circumstances. See "THE AGREEMENT AND PLAN of MERGER - Acquisition Proposals."

* Fees and Expenses. Under certain circumstances, Arizona Instrument will pay AZI LLC a termination or "break up" fee equal to the out of pocket expenses of AZI LLC incurred after January 31, 2000 in connection with the proposed Merger, but not more than $100,000. See "THE AGREEMENT AND PLAN of MERGER - Fees and Expenses."

* Federal Income Tax Consequences. The cash you receive for your shares generally will be taxable for U.S. federal income tax purposes. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES of THE MERGER."

* Dissenters' Rights. Any shareholder who does not wish to accept $5.00 per share cash consideration in the Merger has the right under Delaware law to have his, her or its shares appraised by the Delaware Chancery Court. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, among other things:

     *    you must NOT vote in favor of the Agreement and Plan of Merger; and

     * you must make a written demand for appraisal in compliance with Delaware law BEFORE the vote on the Agreement and Plan of Merger.

* Merely voting against the Agreement and Plan of Merger will not preserve your right of appraisal under Delaware law. Annex C to this proxy statement contains the Delaware statute relating to your right of appraisal. Failure to follow all of the steps required by this statute will result in the loss of your right of appraisal. See "DISSENTERS' RIGHTS of APPRAISAL"; ANNEX C.

           SELECTED CONSOLIDATED FINANCIAL DATA of ARIZONA INSTRUMENT

     The following table sets forth selected consolidated financial data for Arizona Instrument and its subsidiaries as of and for each of the two fiscal years for the periods ended December 31, 1998 and 1999 and as of and for each of the two fiscal quarters for the periods ended March 31, 1999 and March 31, 2000. No separate financial information is provided for AZI LLC since it is a special purpose entity formed in connection with the proposed Merger and has no independent operations. No pro forma data giving effect to the proposed Merger is provided because Arizona Instrument does not believe such information is material to shareholders in evaluating the proposed Merger and Agreement and Plan of Merger since (1) the proposed merger consideration is all cash and (2) if the proposed Merger is completed, the common stock of Arizona Instrument would cease to be publicly traded.

     The financial information for Arizona Instrument as of and for each of the two fiscal years for the periods ended December 31, 1998 and 1999, has been derived from the consolidated financial statements of Arizona Instrument. The 1999 financial statements have been audited by McGladrey & Pullen L.L.P. The 1998 financial statements have been audited by Toback CPAs, P.C. All such adjustments, except for acquisition transaction costs, are of a normal recurring nature. The financial information for Arizona Instrument as of and for each of the two fiscal quarters for the periods ended March 31, 1999 and March 31, 2000, has been derived from the unaudited consolidated financial statements of Arizona Instrument. The following financial information should be read in conjunction with (1) "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the Consolidated Financial Statements of Arizona Instrument and the notes thereto included in Arizona Instrument's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, which is attached to this proxy statement, (2) "Management's Discussion and Analysis of Financial Condition and Results of "Operations" and the Consolidated Financial Statements of Arizona Instrument and the notes thereto included in Arizona Instrument's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2000, which is attached to this proxy statement, and (3) "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the Consolidated Financial Statements and the notes thereto included in Arizona Instrument's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999, which is attached to this proxy statement.

                                              As of and for the              As of and for the
                                                 Years Ending                 Quarters Ending
                                         ----------------------------    ----------------------------
                                         December 31,    December 31,     March 31,       March 31,
                                            1999            1998             2000            1999
                                         ------------    ------------    ------------    ------------
INCOME STATEMENT DATA:
Net sales                                $  9,052,505    $ 13,736,981    $  2,018,123    $  2,140,665
Cost of goods sold                          3,252,610       6,397,475         696,662         768,524
                                         ------------    ------------    ------------    ------------
Gross Profit                                5,799,895       7,339,506       1,321,461       1,372,141
                                         ------------    ------------    ------------    ------------

OPERATING EXPENSES:
Selling & marketing                         2,303,230       3,145,068         450,954         662,364
General & administrative                    1,479,004       1,732,166         441,657         391,535
Research & development                        866,985       1,324,640         178,671         297,955
Amortization & depreciation                   483,556         635,777         114,952         140,039
                                         ------------    ------------    ------------    ------------
Total expenses                              5,132,775       6,837,651       1,186,234       1,491,893
                                         ------------    ------------    ------------    ------------
Operating income (loss)                       667,120         501,855         135,227        (119,752)
                                         ------------    ------------    ------------    ------------
Other revenues (expenses)
Interest income                               131,241          16,539          39,928              --
Interest expense                              (30,651)       (104,660)         (1,184)         (9,833)
Other                                          14,731          55,751           1,219           4,264
                                         ------------    ------------    ------------    ------------
Total other income (expense)                  115,321         (32,370)         39,963          (5,569)
                                         ------------    ------------    ------------    ------------
Income (loss) before
   income taxes                               782,441         469,485         175,190        (125,321)
Income tax expense (benefit)                  400,000         344,000          87,595              --
                                         ------------    ------------    ------------    ------------
Net income                               $    382,441    $    125,485    $     87,595    $   (125,321)
                                         ============    ============    ============    ============

DILUTED NET INCOME (LOSS) PER SHARE:
Net income (loss) per share-basic        $       0.28    $       0.09    $       0.06    $     (0.09)
Net income (loss) per share-diluted      $       0.28    $       0.09    $       0.06    $     (0.09)
Basic shares outstanding                    1,362,792       1,352,805       1,370,273       1,361,300
Equivalent shares-stock options                16,788              --          21,011              --
Diluted shares outstanding                  1,379,580       1,352,805       1,391,284       1,361,300

BALANCE SHEET DATA (AT END of PERIOD):
Working Capital                          $  5,092,467    $  4,045,904    $  5,305,184    $  4,062,896
Total Assets                             $  9,017,859    $  9,778,955    $  9,111,004    $  9,133,159
Long-term debt
   (including current portion)                      0               0               0               0
Obligations under capital leases
  (including current portion)            $     10,691    $     24,896    $      6,277    $     21,931
Shareholders' equity                     $  7,907,804    $  7,492,441    $  8,014,718    $  7,398,839
OTHER DATA:
Book value per share                     $       5.80    $       5.53    $       5.85    $       5.44
 Ratio of earnings to fixed
  charges*                               $      26.53    $       5.49    $     148.96    $     -11.74
                                         ------------    ------------    ------------    ------------

----------
* For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense.

                                   THE PARTIES

ARIZONA INSTRUMENT

     Arizona Instrument Corporation was incorporated in Delaware. Arizona Instrument designs and manufactures precision instruments used in quality control, industrial control and environmental monitoring applications.

     For additional information concerning Arizona Instrument, see "WHERE YOU CAN FIND MORE INFORMATION" and "AVAILABLE INFORMATION."

AZI LLC

     AZI LLC ("AZI LLC") was organized in Arizona on March 7, 2000, by George G. Hays in connection with the proposed Merger. AZI LLC has not been engaged in any business activities other than those in connection with the Merger. The principal office and business address of AZI LLC is c/o Mr. George G. Hays, Manager, 1912 West 4th Street, Tempe, Arizona 85281. The telephone number of AZI LLC is (602) 470-1414.

                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

     On September 25, 1998, Arizona Instrument held an informal meeting of its Board of Directors to discuss strategy. The Board of Directors discussed several strategic alternatives for increasing shareholder value, including new product development, strategic alliances, acquisitions and divestitures. George G. Hays, President of Arizona Instrument, was directed to further study the matter. In addition, the Board of Directors discussed the ongoing decline in the Arizona Instrument stock price and the delisting letter that Arizona Instrument received from Nasdaq due to an insufficient bid price for the Arizona Instrument common stock. Mr. Hays was directed to develop a strategy to prevent delisting.

     In order to prevent delisting, Arizona Instrument effected a 1 for 5 reverse split of outstanding common stock. The stock split was approved by Arizona Instrument's shareholders at a special meeting held February 5, 1999, and became effective on February 16, 1999.

     On February 16, 1999, Arizona Instrument announced that it had received a letter from BP Oil Company demanding the return of approximately $1.9 million previously paid by BP Oil Company to Arizona Instrument in prior years for the purchase of Encompass tank gauge systems, the removal of Encompass systems from BP Oil Company sites, and for the cancellation of any outstanding invoices from Arizona Instrument. This letter was followed by a lawsuit that BP Oil Company filed in March 1999, seeking approximately $2.0 million in actual damages plus an additional several million dollars in incidental and consequential damages.

     On February 26, 1999, the Board of Directors of Arizona Instrument met and discussed the prospective future performance of the Encompass product line in light of the BP Oil Company dispute. After considerable deliberation, the Board of Directors concluded that the actions of BP Oil Company had severely damaged Arizona Instrument's ability to conduct the Encompass business. The Board of Directors recommended that Arizona Instrument investigate potential acquirers for the Encompass and Soil Sentry product lines.

     On March 26, 1999, the Board of Directors of Arizona Instrument met and Mr. Hays reported on the investigation of potential acquirers of the Encompass product line. Due to the damage suffered by the BP Oil Company dispute, few interested purchasers were identified. Conversations with credible investment bankers confirmed the difficulty in marketing the product line due to the damage caused by the BP Oil Company dispute. Mr. Hays presented two prospective purchasers for the Encompass product line, USTMAN and NESCO. The Board of Directors authorized Mr. Hays to negotiate the sale of the Encompass and Soil Sentry assets to NESCO for approximately $1.0 million and a 5% royalty on sales for two years. The Board of Directors recommended that the transaction be closed as soon as possible with a target date of April 30. The transaction was closed on substantially the authorized terms on April 30, 1999.

     On May 7, 1999, the Board of Directors met and once more held a general discussion regarding the future of Arizona Instrument, and possible types of strategic alternatives which might be available to Arizona Instrument to increase shareholder value. The Board of Directors discussed whether Arizona Instrument should remain in its current form, due to its small size, lack of growth, and the illiquidity of its shares, or whether Arizona Instrument should investigate strategic alternatives to increase shareholder value such as a merger, acquisition, sale of substantially all of Arizona Instrument's assets, leveraged buyout or other business combination. The Board of Directors did not analyze the relative merits of the alternatives at this meeting, nor did it reject any specific alternative. The Board of Directors determined that Arizona Instrument likely could not enhance shareholder value in its current form and that the Board would consider any form of transaction that enhanced shareholder value. The Board did not actively pursue acquisition candidates because, given Arizona Instrument's limited resources, the Board determind an acquisition would not enhance shareholder value. The Board of Directors also determined that it would be useful to obtain a brief analysis of the enterprise value of Arizona Instrument to assist it in its basic strategic alternatives analysis. Accordingly, the Board directed Mr. Hays to obtain an appraisal of the Company from Oxford Advisors, an independent appraiser. During this meeting, Mr. Hays expressed his potential interest in acquiring Arizona Instrument, if financing could be arranged to provide shareholders with a fair price.

     During June and July 1999, Mr. Hays held preliminary discussions with several prospective financing sources to determine the feasibility of financing the acquisition of Arizona Instrument. During this period, Mr. Hays held several discussions with Harold D. Schwartz, a member of Arizona Instrument's Board of Directors, concerning Mr. Schwartz's interest in pursuing a buyout of Arizona Instrument with Mr. Hays. In July 1999, Arizona Instrument settled the BP Oil Company lawsuit.

     On July 30, 1999, Arizona Instrument held a meeting of its Board of Directors at which Mr. Ben Ederer of Oxford Advisors was present to discuss his Valuation Report dated as of June 30, 1999. Mr. Ederer stated his opinion that, subject to various assumptions and limitations, as of June 30, 1999, the enterprise value of Arizona Instrument was $6,000,000 to $7,000,000 or $4.38 to $5.10 per share of common stock, and the intrinsic value of the common stock was $3.20 to $3.50. Intrinsic value was determined without regard to a control premium and after a discount for lack of marketability .

     Subsequent to the review of the valuation of Arizona Instrument, the Board of Directors then discussed strategic alternatives for Arizona Instrument to increase shareholder value. The Board of Directors discussed the possibility of alternatives such as a merger, acquisition, sale of substantially all of Arizona Instrument's assets, leveraged buyout or other business combination. During this discussion, Mr. Hays indicated that he and Mr. Schwartz were interested in acquiring Arizona Instrument and that the financing for such an acquisition was likely to be obtained. After discussion, the Board of Directors resolved to consider strategic alternatives for Arizona Instrument to increase shareholder value, such as a merger, acquisition, sale of substantially all of Arizona Instrument's assets, leveraged buyout or other business combination, either with or without the involvement of members of management. The Board did not analyze the relative merits of the alternatives discussed, nor did it reject any specific alternative. The Board determined that it would consider any of the possible alternative transactions proposed by an interested party. However, as discussed below, except for the Hays proposal, none of these alternatives were presented with sufficient specificity to be considered as a viable alternative.

     The Board of Directors then evaluated the advisability of issuing a press release with respect to the decision by the Board of Directors to consider strategic alternatives. The Board of Directors resolved to issue a press release concerning strategic alternatives.

     Based on advice of counsel, the Board of Directors then formed a Special Committee composed of the disinterested directors, S. Thomas Emerson, Ph.D. and Steven G. Zylstra to consider and act on all proposals regarding business combination transactions involving Arizona Instrument to consider and act upon any merger, acquisition, sale of assets, leveraged buyout or other business combination involving Arizona Instrument. Subsequent to establishing a Special Committee, the Board of Directors meeting was adjourned. The Board permitted Messrs. Hays and Schwartz to participate in this meeting despite the fact that they had expressed an interest in acquiring Arizona Instrument because the Board was considering very generally the strategic alternatives that might be available to Arizona Instrument and did not consider that their participation was inappropriate or would compromise the deliberations of the disinterested members of the Board. In addition, due to the limited administrative staff of Arizona Instrument, the participation of Mr. Hays and his availability for supplying corporate operating and other information to the Board was deemed to be important.

     On July 30, 1999, the Special Committee held its initial meeting, at which Dr. Emerson was appointed Chairman, and Quarles & Brady LLP, counsel for Arizona Instrument, was retained as counsel to the Special Committee. The Committee was informed of its responsibilities by Mr. Moya of Quarles & Brady LLP. The Special Committee determined to secure a fairness opinion for any potential transaction. In addition, the Special Committee members agreed that they would ask Mr. Hays for a report on the persons and entities that had been in contact with Arizona Instrument and had expressed an interest in acquiring some or all of Arizona Instrument or its assets.

     On August 2, 1999, Arizona Instrument issued a press release indicating that its Board of Directors had agreed to consider strategic alternatives for Arizona Instrument in a move to increase shareholder value. The release indicated that these alternatives could include a transaction such as a merger, acquisition, sale of assets, or leveraged buyout, either with or without the involvement of members of management. That same day, Mr. Hays sent the Special Committee a report on the persons and entities that had been in contact with Arizona Instrument during the recent past and had expressed an interest in acquiring some or all of Arizona Instrument or its assets. This report identified eight potentially interested parties. The discussions with these parties had been limited to preliminary indications of interest only and, as such, were very general. None of the parties had presented an offer or specific proposal to Mr. Hays or the Board and none of the parties had discussed the terms of any transaction in such a way that their suggested valuation of Arizona Instrument could be ascertained. Three parties had expressed a potential interest in acquiring the company but without any discussion of terms. One party had expressed a potential interest in acquiring the company's Computrac product line, but without any discussion of terms. Four parties expressed an interest in acquiring control of the company without discussing specific terms, except that one party suggested a transaction where control would be acquired for cash in an unspecified amount from an unspecified source and one party suggested a transaction where control would be acquired for cash in an unspecified amount from a subordinated debenture offering by Arizona Instrument. Each of these parties were sent information packages as discussed below.

     On August 16, 1999, the Special Committee held a meeting with its counsel. At that meeting, Mr. Hays was asked to discuss the list he provided to the Committee on August 2 which identified the persons and entities that had been in contact with Arizona Instrument and had expressed a potential interest in acquiring some or all of Arizona Instrument or its assets. The Committee determined that it would respond to previous expressions of interest in Arizona Instrument, and, in addition, engage in a solicitation of potentially interested parties. Mr. Zylstra agreed to create a list of potentially interested parties based upon the recent market studies of Arizona Instrument's markets prepared by an outside market research firm. Mr. Zylstra instructed Mr. Hays to send information packages with respect to Arizona Instrument under Dr. Emerson's signature to potentially interested parties on the list, together with a cover letter inviting their response.

     The Committee also discussed the advisability of hiring a financial advisor and obtaining a fairness opinion. After discussion, the Committee agreed that Dr. Emerson would contact two investment banks which the Committee believed had expertise in this area, including Peacock, Hislop, Staley & Given, Inc., to inquire as to the cost of a fairness opinion in connection with a proposed business combination transaction involving Arizona Instrument, and would report back to the Committee at the next meeting.

     Dr. Emerson and Mr. Zylstra then formalized the mechanics of (a) responding to persons and entities that would contact Arizona Instrument to express an interest in acquiring some or all of Arizona Instrument or its assets, and (b) soliciting such expressions of interest. The Committee then directed Quarles & Brady LLP to prepare forms of a confidentiality agreement and cover letters to be used in the strategic alternatives process.

     On August 25, 1999, Mr. Zylstra delivered a list of potentially interested parties to Mr. Hays, and instructed Mr. Hays to deliver solicitation packages to them. Between August 30, 1999 and September 3, 1999, 52 solicitation packages were sent under Dr. Emerson's signature to potentially interested parties.

     On September 12, 1999, Arizona Instrument received a letter from Herbert W. Morgan III, a shareholder of Arizona Instrument who recently had been actively purchasing shares of common stock in the market, requesting a seat on Arizona Instrument's Board of Directors. In addition, on September 12, 1999, the Special Committee received a letter from Mr. Morgan proposing a significant restructuring of Arizona Instrument, pursuant to which substantially all of the company's operations would be disposed of and the proceeds used to make investments in other operating companies. On September 14, the Board of Directors of Arizona Instrument discussed Mr. Morgan's request for a seat on the Board of Directors. On September 15, 1999, Arizona Instrument sent Mr. Morgan a letter declining his request for a seat on the Board of Directors and requesting specific information regarding his restructuring proposal.

     On September 15, 1999, the Special Committee met and reviewed the responses to the solicitation mailing earlier in the month. At this meeting, the Special Committee reviewed the expressions of interest from 18 parties. The Special Committee determined to pursue discussions concerning a strategic transaction with five of these parties with whom the Committee believed Arizona Instrument could possibly engage in a favorable transaction: the Hays group, Bacharach, Inc., the Ohaus Corp. , OI Corporation and General Eastern Instrument. No specific proposals had been received from any of these parties, but the parties were judged by the Committee as potentially serious participants in a strategic transaction. The Committee determined to request additional information from seven parties, including Mr. Morgan, regarding their expressions of interest in order to understand or better understand what type of transaction, if any, each of them might be interested in pursuing. No specific proposals had been received from any of these parties.

     The Committee determined to decline the indications of interest of the remaining seven respondents; five because the other party either had no understandable interest or was not deemed to be a responsible or credible counterparty for a transaction; two because the Committee concluded that there was no strategic product fit that could engender a meaningful transaction.

     On September 24, 1999, Dr. Emerson and Mr. Hays meet with Mr. Morgan and his associate, Donald J. Moore, to discuss Mr. Morgan's ideas for Arizona Instrument. Dr. Emerson requested that Mr. Morgan deliver a specific proposal for a strategic transaction to him for consideration by the Special Committee.

     On October 1, 1999, Arizona Instrument sent follow up letters to the interested parties selected by the Special Committee. To each of those parties with whom the Committee determined to pursue discussions, the Committee sent a form of confidentiality agreement and an invitation to commence discussions. To each party from whom the Committee determined additional information was needed, the Committee sent a letter requesting additional information.

     On October 2, 1999, Mr. Morgan sent another letter to Arizona Instrument, this time requesting three seats on Arizona Instrument's Board of Directors.

     On October 7, 1999, Mr. Hays sent a letter to the Special Committee withdrawing his interest in acquiring Arizona Instrument. In the letter Mr. Hays stated that with the increase in stock price and interest expressed by other parties, Arizona Instrument's initiative to increase shareholder value had been an unqualified success.

     On October 8, 1999, the Board of Directors accepted Mr. Hays' withdrawal of interest in a strategic transaction with Arizona Instrument and disbanded the Special Committee because there no longer was a proposed transaction involving an interested party.

     On October 13, 1999, Arizona Instrument sent Mr. Morgan a letter declining his request for three seats on its Board of Directors and reminding Mr. Morgan that Arizona Instrument had not received any details concerning Mr. Morgan's proposed strategic transaction.

     On October 18, 1999, Mr. Morgan sent a letter to all shareholders of Arizona Instrument requesting their support in calling a special meeting of shareholders to elect a new Board of Directors. Shortly after Mr. Morgan's letter to shareholders seeking support for a shareholders' meeting, several parties who had previously expressed an interest in a strategic transaction deferred their expressions of interest.

     On October 28, 1999, Mr. Morgan filed a Schedule 13d stating that he had abandoned his effort to call a shareholders meeting.

     During November and December 1999, Arizona Instrument reestablished communication with potentially interested parties. Over the course of these discussions, Arizona Instrument was able to generate one proposal from an outside party, Mr. Jack Purdy, to enter into a transaction pursuant to which Mr. Purdy would commence an all shares, all cash tender offer at a price of $5.40 per share. Mr. Purdy's wherewithal and intentions were undetermined.

     On December 27, 1999, the Board of Directors met and concluded the Strategic Alternatives process. The Board noted that no proposals were received from any of the four parties previously identified by the Committee as potential candidates for a transaction. Mr. Hays had withdrawn his indication of interest. Bacharach and Ohaus had executed confidentiality agreements to obtain information about the company, but each subsequently elected not to make any proposal. OI Corp. refused to sign a confidentiality agreement with a standstill provision and did not pursue a transaction further. The Board also noted that no proposals were received from the seven parties to whom the Committee sent requests for additional information. Although certain of the parties responded to the request for information and one signed a confidentiality agreement to obtain information about Arizona Instrument, no proposals were received by the Committee or the Board. Accordingly, the Board directed Mr. Hays to begin discussions with Mr. Purdy . From December 28, 1999 through January 20, 2000, Arizona Instrument made repeated phone calls and sent a letter to Mr. Purdy expressing Arizona Instrument's interest in further discussions regarding the proposal, but received no response.

     On January 18, 2000, the Board of Directors met and indicated to Mr. Hays that it would be receptive to a proposal from him to enter into a strategic transaction with Arizona Instrument. By this time, the per share stock price of Arizona Instrument had dropped down to approximately $3.72 from approximately $5.50 during he discussions with Mr. Morgan. At this time, Mr. Hays discussed his interest in acquiring Arizona Instrument with Harold D. Schwartz, a director of Arizona Instrument, and G. James Hays, the father of George G. Hays.

     On January 26, 2000, Arizona Instrument received a written proposal from Lawrence Bain to acquire all outstanding common stock of Arizona Instrument at a purchase price of $5.00 per share. On January 31, 2000, a group led by Mr. Hays (which included Mr. Schwartz) presented a written proposal to Arizona Instrument to acquire all outstanding common stock at a price of $5.00 per share.

     Mr. Bain's proposal was on behalf of an entity to be formed and did not specify the acquiring entity's source of equity or debt financing. The proposal included no terms except the price, a three month exclusive due diligence period and a $250,000 fee payable to Mr. Bain if Arizona Instrument engaged in any discussions regarding a business combination during the three month due diligence period or entered into a letter of intent or other agreement to engage in a business combination within six months after the proposal, and such transaction was actually consummated.

     Mr. Hays' proposal was on behalf of an entity to be formed by George G. Hays, Harold D. Schwartz and G. James Hays, and specified the lead lender in the transaction, which was Arizona Instrument's primary bank. Mr. Hays' proposal included a 30 day due diligence period and a fee payable to Mr. Hays should Arizona Instrument violate an agreement not to solicit other proposals for a business combination prior to the execution of a definitive acquisition agreement. The specified fee payable would be equal to Mr. Hays' out of pocket expenses, but not more than $100,000.

     On January 31, 2000, the Board of Directors met to consider these two offers to acquire all of the outstanding stock of Arizona Instrument. Since one of the offers was from a group led by Mr. Hays, the Special Committee was re-established to consider the proposals. The Board of Directors meeting was adjourned and a meeting of the Special Committee was convened and considered the two proposals to acquire Arizona Instrument at $5.00 per share. The counsel to the Special Committee began by explaining the standard of care applicable to the Special Committee in evaluating the offers to acquire all outstanding stock of Arizona Instrument. The Committee members considered the merits of the two offers. The Committee noted that the Bain proposal did not specify the structure of the transaction or the identity of its equity or debt participants. There was no indication of the ability of the Bain group to obtain the necessary financing for the transaction or complete the transaction. The Committee also noted that the Bain proposal included a provision that would require Arizona Instrument to pay to Mr. Bain a fee of $250,000 under certain circumstances, including the acceptance of a superior proposal. The Committee noted that the Hays proposal identified the structure of the transactions as a merger/business combination and that it identified the equity and principal debt participants in the proposed transaction. In addition, the Committee noted that the Hays group had represented that it had made arrangements with its principal lender for financing the transaction, and that the lender was Arizona Instrument's primary bank. Finally, the Committee noted that the fee payable to Mr. Hays in the event the company engaged in discussions with other parties regarding a business combination was limited to Mr. Hays' out of pocket expenses, not to exceed $100,000. The Committee considered this fee to be a very modest break-up fee which would permit the Committee very broad discretion to continue discussions with Mr. Bain or any other party who expressed an interest in engaging in a transaction with Arizona Instrument at any time prior to the closing of the Hays transaction. Finally, the Committee believed the Hays group was more likely than Mr. Bain to complete a transaction with Arizona Instrument on the terms proposed, because the Hays group was led by Arizona Instrument's president and had already had favorable discussions with potential funding sources, including Arizona Instrument's current bank. For these reasons, the Committee unanimously elected to approve the Hays proposal and not Mr. Bain's proposal and recommend acceptance of the proposal by the Board of Directors. This recommendation was conditioned on Mr. Hays' acceptance of certain modifications to the proposal which would permit the Committee to continue discussions with Mr. Bain or others without incurring any breakup fee and further limit the break-up fee to out of pocket expenses incurred after the date of the proposal.

     The meeting of the Board of Directors was then reconvened. The Special Committee reported to the entire Board of Directors its recommendation that the Board of Directors approve the proposal from Mr. Hays subject to certain modifications which Mr. Hays accepted. The Special Committee described its analysis and evaluation of the alternative proposals and the reasons for its recommendation. The Board of Directors unanimously accepted and adopted the Special Committee's recommendation that the Board of Directors approve the proposal presented by Mr. Hays.

     On February 1, 2000, Arizona Instrument issued a press release indicating that Arizona Instrument had entered into a letter of intent pursuant to which an entity to be formed by Mr. Hays, Harold D. Schwartz, and G. James Hays would acquire all of Arizona Instrument's outstanding shares not owned by them at a price of $5.00 per share in cash. Also on that date, the Special Committee retained the investment banking firm of Peacock, Hislop, Staley & Given, Inc. to render an opinion as to the fairness of the Hays proposal from a financial point of view.

     Peacock Hislop was engaged by the Special Committee exclusively to consider the fairness of the Hays transaction to the shareholders of Arizona Instrument from a financial point of view and for no other purpose. Peacock Hislop did not otherwise provide any opinions, appraisals or advice to the Special Committee or the Board of Directors, including advice regarding alternative transaction structures or the merits of other proposals.

     On February 4, Dr. Emerson met with Mr. Bain, who delivered a revised proposal to acquire all outstanding common stock of Arizona Instrument. This letter was substantially identical to the previous proposal, except that the purchase price had been increased from $5.00 in cash to $5.50 in cash. On February 9, 2000, the Special Committee met to consider Mr. Bain's revised proposal. In the meeting, the Special Committee determined that the proposal was insufficiently precise to allow the Committee to further evaluate its merits or reach a judgement as to whether or not Mr. Bain could complete the transaction as proposed. In particular, the Committee noted that the proposal did not identify the proposed structure, the equity or debt participants or any other material terms of the transaction other than a break-up fee of $250,000. The Committee determined that it would need additional information to properly evaluate the proposed transaction and sent a letter to Mr. Bain requesting additional information which would permit the Committee to evaluate both the structure of the transaction and the likelihood that it could be consummated. Mr Bain did not respond to the letter requesting additional information and subsequently indicated that he had no continuing interest in acquiring Arizona Instrument.

     On February 15, 2000, Dr. Emerson received a communication from Metrisa, Inc., to whom the Committee previously had sent a request for additional information regarding the status of the strategic alternatives process. In response, Dr. Emerson requested a specific proposal from this party describing the terms of a transaction. Subsequent to this request, several communications occurred between Dr. Emerson and Metrisa, but no such proposal was received by Dr. Emerson or the Special Committee.

     On March 28, 2000, the Special Committee met to review the specific terms of the acquisition agreement for the Merger and to receive the report from Peacock, Hislop, Staley & Given, Inc., regarding the fairness of the proposed Merger.

     The Special Committee accepted the fairness opinion, but deferred on any approval of the Merger until it determined whether Mr. Bain had any interest in further discussions with Arizona Instrument. On March 30, 2000, Dr. Emerson was informed by Mr. Bain that he had no continuing interest in making a proposal to Arizona Instrument.

     On March 31, 2000, the Special Committee met to discuss the outcome of Dr. Emerson's contact with Mr. Bain and to consider the approval of the Merger and the form of Agreement and Plan of Merger which had been previously presented to the Special Committee. The Special Committee approved the Merger, the form of the Agreement and Plan of Merger and the transactions contemplated thereby, and declared that such transactions were advisable, fair to and in the best interests of Arizona Instrument and its shareholders, and recommended that the shareholders approve such transactions. The Special Committee unanimously recommended such transactions to the Board of Directors.

     On the same day, the Board of Directors met to receive and consider the recommendations of the Special Committee. The Board of Directors approved the Merger Agreement and all the transactions contemplated thereby, including the merger, declared that such transactions were advisable, fair to, and in the best interests of Arizona Instrument and its shareholders, and recommended that shareholders of Arizona Instrument approve the Merger Agreement and Merger.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS; FAIRNESS OF THE MERGER

     On March 31, 2000, the Special Committee approved the Agreement and Plan of Merger, determined that the merger of Arizona Instrument with and into AZI LLC, with AZI LLC as the Surviving Company was advisable and that the terms and provisions of the Agreement and Plan of Merger are fair to, and in the best interests of, Arizona Instrument's shareholders (other than AZI LLC and its affiliates). At that time, the Special Committee unanimously recommended to the entire Board of Directors that it, among other things, approve and declare advisable the Agreement and Plan of Merger.

     At a meeting of the Board of Directors held immediately following the Special Committee's meeting on March 31, 2000, the Board of Directors considered the recommendations of the Special Committee. The Board of Directors concluded that the terms and provisions of the Agreement and Plan of Merger are advisable and fair to, and in the best interests of, Arizona Instrument's shareholders (other than AZI LLC and its affiliates), approved the Agreement and Plan of Merger, declared the Agreement and Plan of Merger advisable, and recommended that the shareholders approve the Agreement and Plan of Merger and the transactions contemplated thereby. Mr. Schwartz did not participate in this meeting. Mr. Schwartz, however, did not dissent from the actions of the Board of Directors and, as discussed below under "AZI LLC's Purpose and Reason for the Merger," Mr. Schwartz believes that the Merger is fair to the shareholders of Arizona Instrument.

SPECIAL COMMITTEE

     In approving and recommending that the Board of Directors approve the Agreement and Plan of Merger and in declaring and recommending that the Board of Directors declare the Agreement and Plan of Merger advisable and the transactions contemplated thereby to be fair to and in the best interests of Arizona Instrument's shareholders, the Special Committee considered the following factors, each of which, in the opinion of the Special Committee, supported its determination.

* Limitations As A Public Company. The Special Committee considered the fact that Arizona Instrument's limited trading volume, institutional sponsorship and public float, small market capitalization, and diminishing research attention from market analysts, had adversely affected the trading markets for, and the value of, Arizona Instrument's common stock. The Special Committee also considered its discussions with Peacock Hislop with respect to these market and trading considerations. The Special Committee concluded that in the circumstances then existing, the $5.00 per share consideration to be received by shareholders pursuant to the Agreement and Plan of Merger was preferable to continuing to hold shares in the public company. Accordingly, the Special Committee concluded that shareholder value was not likely to be maximized if Arizona Instrument were to remain a public company.

* Financial Performance And Future Prospects. The Special Committee considered the inconsistent results of operations over a period of several years and the recent disposition of a product line that previously had been expected to be the principal component of the company's growth. The Special Committee also considered the impact that these factors had and could have on the value of Arizona Instrument's shares in the future and Arizona Instrument's overall value as a going concern.

* Opinion of Peacock Hislop. The Special Committee considered the financial presentation of Peacock Hislop's oral opinion delivered at the March 28, 2000 meeting of the Special Committee (which was subsequently confirmed in writing) to the effect that, as of the date of its opinion and based upon and subject to the matters stated in its opinion, the $5.00 per share Merger Consideration to be received by Arizona Instrument's shareholders in the Merger was fair to Arizona Instrument's shareholders (other than AZI LLC and its affiliates) from a financial point of view. THE FULL TEXT OF PEACOCK HISLOP'S WRITTEN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY PEACOCK HISLOP, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION of PEACOCK HISLOP. The presentation of and the factors considered by Peacock Hislop in its fairness opinion, as discussed under "SPECIAL FACTORS--Opinion of Financial Advisor to the Special Committee," supported the Special Committee's determination.

* Market Price And Premium. The Special Committee considered that (1) the $5.00 per share to be received by Arizona Instrument's shareholders in the Merger exceeded by 41% the volume-weighted average stock price for the 12 months prior to the public announcement of Mr. Hays' $5.00 per share indication of interest letter, and (2) the Merger Consideration represented a 21% premium to the stock price the day prior to the public announcement of Arizona Instrument's pursuit of strategic alternatives, a 94% premium to Arizona Instrument's estimated volume-weighted average stock price for the six months prior to the public announcement of Arizona Instrument's pursuit of strategic alternatives.

* Negotiations With AZI LLC. The Special Committee considered the history of negotiations with respect to the Agreement and Plan of Merger and the transactions contemplated thereby as the product of arm's-length negotiations between AZI LLC and the Special Committee. See "SPECIAL FACTORS--Background of the Merger" and "THE AGREEMENT AND PLAN of MERGER."

* Financing Commitments. The Special Committee considered the commitment letters received by AZI LLC from Imperial Bank and Arizona MultiBank to arrange, fund and administer certain of the financing for the Merger. The Special Committee and its advisors reviewed the terms and conditions of, and were satisfied with, such commitment letters.

* Comparison To Other Proposals. The Special Committee, together with its advisors, evaluated the viability of the indications of interest received by the Special Committee during its process and the relative strength of the AZI LLC proposal when compared to all other proposals and concluded that the AZI LLC proposal was stronger than each of the other proposals in substantially all respects, including the viability and certainty of the financing structure and Arizona Instrument's ability to negotiate representations and warranties, covenants, conditions and other provisions in the Agreement and Plan of Merger which are substantially more favorable to Arizona Instrument's shareholders than those which would have been available in a transaction with an unaffiliated third party. Accordingly, the Special Committee believed that it was not likely that any party other than AZI LLC and the Founders would propose and complete a transaction on terms more favorable to Arizona Instrument's shareholders than the Merger. The Hays proposal was the only proposal received by the Special Committee which was sufficiently specific that it could be accepted. Although the Committee engaged in discussions with multiple parties during the strategic alternatives initiative, no specific proposal for a transaction was made by any potentially interested party. [The most specific proposal received by the Committee was made by Mr. Bain and was a single page document which did not identify the structure, the participants or any other material details except the cash purchase price and the size of the breakup fee.] Mr. Bain did not respond to the Committee's request for additional information and subsequently indicated that he had no continuing interest in acquiring Arizona Instrument.

* Other Potential Buyers. The Special Committee believed that the length of time between the public announcement of the fact that Arizona Instrument was considering strategic alternatives and the date of the Agreement and Plan of Merger provided a substantial amount of time within which to gauge the current level of interest in Arizona Instrument and to permit potential buyers to come forward. The Special Committee also considered the provisions of the Agreement and Plan of Merger which legally and practically permit Arizona Instrument to respond meaningfully to third party proposals for alternative transactions. Specifically, the terms of the Agreement and Plan of Merger authorize Arizona Instrument under certain circumstances to (1) engage in negotiations with third parties who submit in writing an acquisition proposal for a transaction which, among other things, the Special Committee determines in good faith is as or more likely to occur than the Merger and would be more favorable to the shareholders of Arizona Instrument and (2) terminate the Agreement and Plan of Merger in order to permit Arizona Instrument to enter into such a transaction with only a modest break-up fee (AZI LLC'S out-of-pocket expenses incurred after January 31, 2000, but not more than $100,000). See "--Negotiations with AZI LLC," above and "THE AGREEMENT AND PLAN of MERGER--Acquisition Proposals."

* Special Committee Composition And Retention of Advisors. The Special Committee considered that it was composed of disinterested directors, none of whom were employed by or affiliated with Arizona Instrument (except in their capacities as directors) or would have any equity interest in the Surviving Company. The Special Committee also considered that it had retained its own financial advisor who assisted the Special Committee in evaluating the fairness of the proposed transactions.

* Regulatory Approvals. The Special Committee considered that there are no regulatory approvals required to consummate the Merger.

* Shareholder Approval. The Committee considered that the Merger was subject to shareholder approval, although not approval by a majority of all outstanding shares of Arizona Instrument common stock held by disinterested shareholders. The Committee believed that it was unnecessary to require the approval of a majority of disinterested shareholders because of the limited amount of stock owned by the Founders. As of May 8, 2000, the Founders and their affiliates together own, in the aggregate, less than 4% of the outstanding common stock.

* Availability of Dissenters' Rights. The Special Committee considered that dissenters' rights of appraisal will be available to the holders of common stock under Delaware law.

* Loss of Equity Interest. The Special Committee considered the fact that if the Agreement and Plan of Merger is approved, the holders of the common stock will not participate in the future growth of Arizona Instrument. Because of the risks and uncertainties associated with Arizona Instrument's future prospects, the Special Committee concluded that the Merger was preferable to enabling the holders of such stock to have a speculative potential future return.

* Interests of Certain Parties. The Special Committee also recognized that the Founders would have an opportunity, subject to the risks of the Surviving Company's business, to benefit from any increases in the value of the Surviving Company following the Merger. The Special Committee recognized that this represented a potential conflict between the interests of the Founders and Arizona Instrument's other shareholders. However, the Special Committee considered its assessment of the risks associated with Arizona Instrument's future and recognized that under the terms of the Agreement and Plan of Merger, the Founders would assume all business and investment risks associated with the Surviving Company. The Special Committee considered that the assumption of risk involved in the proposed transaction mitigated the potential conflict of interest.

     The foregoing discussion of the information and factors discussed by the Special Committee is not meant to be exhaustive, but includes all material factors considered by the Special Committee to support their decision to recommend the approval of the Agreement and Plan of Merger and to determine that the transactions contemplated thereby are fair to, and in the best interests of, Arizona Instrument and the holders of Arizona Instrument's common stock (other than AZI LLC and its affiliates). The Special Committee did not assign relative weights or additional quantifiable values to the above factors; rather, the Special Committee viewed its position and recommendations as being based on the totality of the information presented to and considered by the members. Certain factors which might be considered when evaluating a transaction similar to the Merger were not considered by the Special Committee. These factors include whether the Merger Consideration offered to the holders of Arizona Instrument's common stock (other than AZI LLC and its affiliates) constitutes fair value in relation to (1) liquidation value or net book value, which factors were not considered because these factors are not indicative of the value of Arizona Instrument as a going concern, or (2) the prices paid by Arizona Instrument or any of the Founders in connection with purchases of Arizona Instrument common stock by any of such persons during the last two full fiscal years of Arizona Instrument, which factor was not considered because no significant purchases of such kind were made during the last two full fiscal years.

     The Special Committee recognized that much of the planning, analysis and valuation in connection with the strategic alternatives process, including the proposed Merger, was based in part on the Management Projections. Consistent with past practice and due to the limited administrative staff of Arizona Instrument, these projections were prepared primarily by Mr. Hays, the President of Arizona Instrument, who is an interested party in the Merger. The Special Committee believed that projections were reasonable under the circumstances and consistent with past forecasting by management. In addition, the Special Committee noted that these same projections were provided to and used by Mr. Hays in his discussions with potential funding sources for financing the Merger. The Management Projections were used by management and the Board for internal planning and operations in the ordinary course of Arizona Instrument's business. Accordingly, the Special Committee believed it was reasonable the Committee and its financial advisor to utilize the Management Projections in evaluating the Merger.

BOARD OF DIRECTORS OF ARIZONA INSTRUMENT

     The Board of Directors unanimously formed the Special Committee to act solely on behalf of the unaffiliated shareholders of Arizona Instrument for purposes of negotiating the Agreement and Plan of Merger. The Special Committee, in turn, retained Peacock Hislop to prepare and deliver an opinion as to the fairness of the Merger Consideration to Arizona Instrument's shareholders (other than AZI LLC and its affiliates) from a financial point of view.

     In reaching its determination referred to above, the Board of Directors considered, relied upon and adopted the Special Committee's conclusions, recommendations, unanimous approval of the Agreement and Plan of Merger, declaration of the Agreement and Plan of Merger's advisability and Peacock Hislop's opinion (which opinion expressly permitted reliance thereon by the Board of Directors) that, as of the date of such opinion, based upon and subject to various considerations, assumptions and limitations stated therein, the $5.00 per share in cash to be received by Arizona Instrument's shareholders in the Merger was fair to such shareholders (other than AZI LLC and its affiliates) from a financial point of view, and the related analyses presented by Peacock Hislop.

     In addition, Arizona Instrument undertook the transaction with AZI LLC at this time as a result of (1) the Special Committee's consideration of the factors outlined above relating to the limitations of Arizona Instrument as a public company, the inconsistent results of Arizona Instrument's operations and its recent financial performance and the impact of such performance on future prospects and the long-standing concerns of the Board of Directors (including the disinterested members comprising the Special Committee) regarding the continuing depressed stock price of Arizona Instrument's common stock, (2) the lack of investor interest in Arizona Instrument on the part of third parties and
(3) each of the other factors considered by the Special Committee and described above.

     The Board of Directors believes that sufficient procedural safeguards to ensure fairness of the transaction and to permit the Special Committee to effectively represent the interests of the holders of Arizona Instrument's common stock, other than AZI LLC and its affiliates, were present. The Board of

Directors reached this conclusion in view of (1) the unaffiliated status of the members of the Special Committee whose sole purpose was to represent the interests of the holders of Arizona Instrument's common stock (other than AZI LLC and its affiliates); (2) retention by the Special Committee of independent financial advisors; and (3) the fact that the Special Committee, even though consisting of directors of Arizona Instrument and therefore not completely unaffiliated with Arizona Instrument, is a mechanism well recognized under Delaware law to provide for fairness in transactions of this type.

     THE BOARD of DIRECTORS BELIEVES THAT THE MERGER IS ADVISABLE AND IS FAIR TO, AND IN THE BEST INTERESTS OF, ARIZONA INSTRUMENTS AND THE HOLDERS of COMMON STOCK (OTHER THAN AZI LLC AND ITS AFFILIATES) AND, BASED UPON THE UNANIMOUS RECOMMENDATION of THE SPECIAL COMMITTEE, RECOMMENDS APPROVAL of THE AGREEMENT AND PLAN of MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY TO ARIZONA INSTRUMENT'S SHAREHOLDERS.

OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

     The Special Committee retained Peacock Hislop to act as financial advisor to render an opinion as to the fairness of the proposed transaction, from a financial point of view, to Arizona Instrument's public shareholders. Prior to being engaged as the financial advisor to the Special Committee, Peacock Hislop had no prior professional relationship with Arizona Instrument. Peacock Hislop was selected by the Special Committee based on its experience as financial advisor in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distribution of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     The Special Committee did not engage Peacock Hislop to compare, and Peacock Hislop did not compare, the Hays proposal to any other offers or indications of interest received by the Committee and thus Peacock Hislop did not determine whether or not the Hays proposal was superior to any other proposals received by the Committee. At the request of the Special Committee, on March 28, 2000, Peacock Hislop rendered its oral opinion to the Special Committee and the Board of Directors to the effect that, as of that date and subject to the assumptions made, matters considered and limits of the review undertaken by Peacock Hislop described in its opinion, the $5.00 merger consideration to be received by Arizona Instrument shareholders other than AZI LLC or its affiliates pursuant to the Merger was fair from a financial point of view to such shareholders. Peacock Hislop subsequently confirmed this opinion in writing by letter dated March 28, 2000.

     The full text of Peacock Hislop's written opinion is attached as Appendix B to this proxy statement. We refer you to Peacock Hislop's opinion, and you should consider it as part of this proxy statement since we are incorporating it by this reference. The following description of Peacock Hislop's opinion is only a summary of it, and you should read the full opinion for a complete understanding of the opinion's assumptions, considerations and limitations. Copies of the written opinion are also available for inspection and copying at the principal executive offices of Arizona Instrument during regular business hours by any interested shareholder of Arizona Instrument, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to: Corporate Secretary, Arizona Instrument Corporation, 1912 West 4th Street, Tempe, Arizona 85281.

     You should be aware that the Peacock Hislop opinion only advises the Special Committee and the Board of Directors concerning the fairness from a financial point of view of the merger consideration. The opinion does not address the merits of our Board of Directors' decision to approve the Merger. The opinion is not a recommendation to you that you vote for or against the Merger or that you take any other action regarding the Merger.

     In preparing its opinion, Peacock Hislop, among other things:

     *    reviewed a draft of the Agreement and Plan of Merger;
     * reviewed certain of our publicly available financial statements and other business and financial information;
     * reviewed certain of our internal financial statements, financial forecasts and other data concerning Arizona Instrument prepared by our management, which includes Mr. Hays (the "Management Projections");
     * met with certain members of our management to discuss Arizona Instrument's business, historical and projected financial results, financial condition and future prospects;
     * reviewed the historical stock price and trading volume for Arizona Instrument common stock;
     * compared our financial performance and the price and trading volume of Arizona Instrument common stock with that of other publicly traded companies in similar lines of business;
     * compared the financial terms of the Merger with the financial terms of certain other transactions that Peacock Hislop deemed comparable;
     * prepared a discounted cash flow analysis and a leveraged acquisition analysis of Arizona Instrument;
     * made other studies and inquiries, and took into account other matters and special factors that Peacock Hislop believed were relevant to forming its opinion, including an assessment of general economic and market conditions.

     Peacock Hislop did not independently verify any of the information it obtained for purposes of its opinion. Instead, Peacock Hislop assumed the accuracy and completeness of all such information. Peacock Hislop relied upon our management's information and forecasts concerning our prospects, including the Management Projections, and assumed they were reasonably prepared on bases reflecting the best currently available judgments and estimates of management as to our likely future financial performance and that such forecasts, including the Management Projections, will be realized at the times contemplated therein. As to all legal matters, Peacock Hislop relied on the advice of counsel to the Special Committee and has assumed that the Merger will be consummated in accordance with the terms of the Agreement and Plan of Merger. Peacock Hislop did not make an independent inspection, evaluation or appraisal of the assets or liabilities of Arizona Instrument, nor did anyone furnish Peacock Hislop with any such evaluation or appraisal. The Peacock Hislop opinion is based on market, economic and other conditions as they existed and could be evaluated at the time the opinion was given.

     No limitations were imposed by Arizona Instrument, the Special Committee or the Board of Directors on the procedures Peacock Hislop followed in rendering its opinion. However, Peacock Hislop was not engaged or authorized to solicit and did not solicit any other business combination transaction or strategic transaction as an alternative to the Merger. The solicitation process was conducted by the Special Committee. The Special Committee conducted its own solicitation process in an effort to attract third parties' interest in acquiring all or any part of Arizona Instrument, in which Peacock Hislop took no part. The Special Committee informed Peacock Hislop that Mr. Hays' offer was the only offer received that was deemed to be a legitimate firm offer susceptible of acceptance by the Special Committee. Peacock Hislop was not asked to render, and has not rendered, an opinion as to the fairness of the solicitation process conducted by the Special Committee.

     In addressing the fairness, from a financial point of view, of the merger consideration to be received by the unaffiliated shareholders of Arizona Instrument, Peacock Hislop employed a variety of generally recognized valuation methodologies and performed those, which it believed were most appropriate for developing its opinion. The preparation of a fairness opinion involves various determinations of the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Peacock Hislop did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments about the significance and relevance of each analysis and factor. Such analysis resulted in the calculation of ranges of implied per share values for Arizona Instrument common stock.

     Peacock Hislop believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, would create an incomplete view of the process underlying its opinion.

     In performing its analyses, Peacock Hislop made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Arizona Instrument. The analyses performed by Peacock Hislop do not purport to be an appraisal and are not necessarily indicative of actual values, trading values or actual future results that might be achieved, all of which may be significantly more or less favorable than suggested by Peacock Hislop's analyses. No public company that Peacock Hislop utilized as a comparison is identical or directly comparable to Arizona Instrument, and none of the comparable transactions utilized as a comparison is identical or directly comparable to the Merger. Accordingly, a purely mathematical analysis based on such comparable companies or comparable business combinations is not a meaningful method of using the relevant data; rather, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the transaction, public share trading or other values of the companies that are being compared.

     In connection with its analyses, Peacock Hislop utilized estimates and forecasts of our future operating results contained in or derived from the Hays Projections. Analyses based on forecasts of the future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than the forecasts. The analyses are inherently subject to uncertainty being based on numerous factors or events beyond the control of Arizona Instrument. Therefore, future results or actual values may be materially different from these forecasts or assumptions. The Peacock Hislop opinion was one of many factors taken into consideration by the Special Committee in making its determination to approve the Agreement and Plan of Merger. Consequently, the analyses described below should not be viewed as determinative of the opinion of either the Special Committee or the Board of Directors with respect to the value of Arizona Instrument or whether the Special Committee or the Board of Directors would have been willing to agree to different terms for the Merger.

     The following is a brief summary of the material analyses performed by Peacock Hislop in connection with rendering the Peacock Hislop opinion to the Special Committee and the Board of Directors. The following summary includes information presented in tabular form. In order to understand the financial analyses performed by Peacock Hislop, the tables must be read together with the accompanying text. The per share values presented in the analyses below did not take into account all of the transaction expenses expected to be incurred in the Merger. Also, for purposes of the financial analyses from which these per share values are derived, Peacock Hislop assumed that we would be operated by a management team with the perceived ability to achieve the financial results of the Management Projections. The following analyses reflect substantially the same methodologies used by Peacock Hislop in its presentations to the Special Committee on March 28, 2000.

COMPARABLE PUBLIC COMPANY ANALYSIS

     Peacock Hislop reviewed and compared the financial stock market performance of Arizona Instrument and certain ratios and multiples of Arizona Instrument to the financial and stock market performance and corresponding ratios and multiples of nine publicly held companies in the analytical instruments industry that Peacock Hislop believed were generally comparable to Arizona Instrument. The companies were CEM Corporation, O.I. Corporation, Mesa Laboratories, Sierra Monitor Corporation, Metrisa Inc., Lifschultz Industries Inc., Transmation Inc., Intelligent Controls Inc., and MOCON, Inc. (collectively the "Comparable Companies").

     Among other analyses, Peacock Hislop calculated the total invested capital (that is, equity market value, plus debt, less cash and equivalents, or "TIC") as a multiple of the last twelve months' revenues, operating income (earnings before interest and taxes or "EBIT" ), operating cash flow (that is, operating income plus depreciation and amortization, or "EBITDA"), debt-free net income and net income for each of the Comparable Companies. All multiples were calculated using closing stock prices on February 23, 2000. A summary of the TIC multiples generated from this analysis is shown in the following table:

                        TOTAL INVESTED CAPITAL MULTIPLES
                                      Operating  Operating   Debt-Free     Net
                            Revenues    Income   Cash Flow   Net Income   Income
                            --------    ------   ---------   ----------   ------
Average Multiple Including
  High and Low                1.0x       7.1x      7.0x         8.4x       8.5x
Median Multiple Including
  High and Low                0.7x       8.1x      6.2x         7.5x       7.6x
Average Multiple Excluding
  High and Low                0.9x       7.3x      6.2x         8.0x       8.2x
Median Multiple Excluding
  High and Low                0.7x       8.1x      6.2x         6.1x       7.6x

     Peacock Hislop selected the Comparable Companies because they have general business, operating and financial characteristics similar to those of Arizona Instrument. Peacock Hislop noted that no company used in the forgoing analysis is identical or directly comparable to Arizona Instrument and that the multiples shown in the forgoing table that are above the median multiples relate to companies that have had higher internal growth rates and have a much larger market capitalization than Arizona Instrument. Accordingly, Peacock Hislop deemed the low multiples derived in the foregoing analysis to be most relevant.

     Peacock Hislop calculated the implied equity value per share by applying the multiples derived from the Comparable Companies (as illustrated in the table above) to the same last twelve month ("LTM") financial data of Arizona Instrument. The cash outstanding of $3,471,429 as of December 31, 1999, was then added back and the resulting values divided by the numbers of shares outstanding as of December 31, 1999. The following table presents the results of this analysis:

        IMPLIED EQUITY PER SHARE VALUE of ARIZONA INSTRUMENT COMMON STOCK
                                (INCLUDING CASH)
                                      Operating  Operating   Debt-Free     Net
                            Revenues    Income   Cash Flow   Net Income   Income
                            --------    ------   ---------   ----------   ------
Average Multiple Including
  High and Low                $8.57     $6.49      $8.85        $5.35      $5.30
Median Multiple Including
  High and Low                $6.89     $7.05      $8.18        $5.07      $5.02
Average Multiple Excluding
  High and Low                $7.92     $6.59      $8.15        $5.24      $5.21
Median Multiple Excluding
  High and Low                $6.89     $7.05      $8.18        $4.60      $5.02

Comparable Transaction Analysis

     Peacock Hislop reviewed and compared the publicly available financial data related to twelve business combination transactions in the analytical instruments industry that Peacock Hislop felt were generally comparable to the Merger and that disclosed information sufficient to provide valuation guidance (collectively, the "Comparable Transactions"). A list of Comparable Transactions follows:

                                TRANSACTION DATA

Acquiror Name                    Target Name                      Date Effective
-------------                    -----------                      --------------
Not Disclosed                    Advanced Electromagnetics           06/17/97
Not Disclosed                    Control Systems, Inc.               06/03/96
Not Disclosed                    Almor Instrument Company            04/27/95
Not Disclosed                    Sciteq Electronics Inc.             05/31/96
Not Disclosed                    General Analysis Corporation        02/01/99
Not Disclosed                    Phase Shift Technology              06/11/98
Axsys Technologies, Inc.         Teletrac, Inc.                      05/30/97
Helix Technology Corporation     Granville-Phillips Company          04/16/98
Not Disclosed                    RLF Electronics, Inc.               05/11/99
Herley Industries, Inc.          General Microwave Corporation       01/06/99
MTS Systems Corporation          DSP Technology, Inc.                05/31/99
Hickok Inc.                      Waekon Industries, Inc.             02/17/98

     Among other analyses, Peacock Hislop calculated enterprise values relative to each of the Comparable Transaction companies' revenues, operating income and operating cash flow. A summary of the enterprise value multiples generated from this analysis is shown in the following table:

                         VALUE of TRANSACTION MULTIPLES
                                                         Operating     Operating
                                            Revenues      Income       Cash Flow
                                            --------      ------       ---------
Average Multiple Including High and Low       0.9x         6.1x           5.2x
Median Multiple Including High and Low        0.6x         5.3x           4.5x
Average Multiple Excluding High and Low       0.8x         6.0x           5.2x
Median Multiple Excluding High and Low        0.6x         5.3x           4.4x

     Peacock Hislop chose the Comparable Transactions because the target companies have general business, operating and financial characteristics similar to those of Arizona Instrument. However, Peacock Hislop noted that no company or transaction used in the foregoing analysis is identical or directly comparable to Arizona Instrument or the Merger and that the Comparable Transactions include three transactions with very high valuation multiples in which the consideration for the acquisitions was all stock and the transactions were accounted for using the pooling of interests method to which Peacock Hislop applied a 30% marketability discount (restricted stock). Peacock Hislop also noted that a number of the acquired companies in the Comparable Transactions were substantially larger than Arizona Instrument. Therefore, Peacock Hislop deemed the low multiples derived in the foregoing analysis to be most relevant.

     Peacock Hislop estimated Arizona Instrument's excess cash amounts to be $2,900,000 or $2.12 per share ("Excess Cash") based on a historical analysis of minimum cash requirements and management's estimated minimum cash needs in the Management Projections.

     Peacock Hislop calculated the implied equity value per share by applying the multiples derived from the Comparable Transactions (as illustrated in the table above) to the same last twelve month financial data of Arizona Instrument. The estimated excess cash outstanding of $2,900,000 as of December 31, 1999, was then added back and the resulting values were divided by the number of shares outstanding as of December 31, 1999. The following table presents the results of this analysis:

        IMPLIED EQUITY PER SHARE VALUE of ARIZONA INSTRUMENT COMMON STOCK
                             (INCLUDING EXCESS CASH)
                                                         Operating     Operating
                                            Revenues      Income       Cash Flow
                                            --------      ------       ---------
Average Multiple Including High and Low      $7.56         $5.51         $6.86
Median Multiple Including High and Low       $5.78         $5.06         $6.22
Average Multiple Excluding High and Low      $7.31         $5.46         $6.86
Median Multiple Excluding High and Low       $5.78         $5.06         $6.08
     Discounted Cash Flow Analysis

     Peacock Hislop performed a discounted cash flow analysis of the projected unlevered free cash flows of Arizona Instrument (defined as cash flow available after changes in working capital, capital spending and tax obligations) for the period of 2000 through 2004 and the terminal value for the years beyond the projections based on a multiple of 2004 projected cash flow. Peacock Hislop based its range of terminal value multiples on, among other things, its review of the Comparable Companies and the Comparable Transactions. Peacock Hislop based this analysis on the Management Projections, without any discounts or adjustments to those projections, and a range of discount rates and terminal values to determine the theoretical present value of the entire company. Peacock Hislop arrived at a range of discount rates by calculating Arizona Instrument's estimated weighted-average cost of capital ("WACC") using, among other things, the estimated cost of capital and capital structures of companies in Arizona Instrument's industry as determined according to Arizona Instrument's Standard Industry Classification code by a recognized source. The WACC measures a company's cost of debt and equity financing weighted by the percentage of debt and percentage of equity in a company's target capital structure. The cost of capital in the case of Arizona Instrument is only a function of its cost of equity (since it has no debt), which was estimated using the Capital Asset Pricing Model ("CAPM") a commonly used formula to estimate the cost of equity of companies. Using the CAPM formula, the cost of equity (Ke) is calculated by adding an estimated risk-free rate of return (Rf) to the product of an estimated market risk premium (RPm) and an estimated company beta (B) (company volatility versus the market as a whole) plus a small company risk premium (RPs) and an unsystematic risk premium (U) resulting in the following formula.

                          Ke = Rf + (RPm x B) + RPs + U

     The risk-free rate of return of 6.64% is based on the yield of five-year U.S. Treasury notes as of the date of the valuation. The five-year Treasury notes yield was selected to match the time horizon of the projections and reflect the relatively risk-free nature of the Treasury notes.

     The market risk premium is based on the return of the S&P 500 stock index over the last five years (1995-1999) subtracted by the risk-free rate of return described above. The resulting market risk premium was 21.92%. The beta is a measure of the volatility of a stock relative to the overall stock market, and hence, a measure of the systematic risk of that stock which in the case of Arizona Instrument is 0.40 based on Bloomberg's average of the Comparable Companies' betas. A beta of 1.0 means that a stock would move up or down in volatility in direct correlation to the market as a whole.

     The small stock equity risk premium of 4.00% arises due to the fact that even after adjusting for the systematic risk of small stocks with their beta, these types of stocks demand higher rates of return to compensate for factors such as illiquidity and lack of research coverage. The small stock equity risk premium was based on a study of the returns of companies composing the Russell 2000 stock index. The study derived that the companies with the smallest market capitalizations in the index suffered from significantly poorer market return performance over the last 1, 3, 5 and 10 years (as of December 31, 1998) compared to the larger market capitalizations in the index.

     The unsystematic risk is the risk unique to a particular company. Peacock Hislop felt that Arizona Instrument represented further risk on a stand-alone basis. Some of the risks specific to Arizona Instrument are its niche markets, the obsolescence risk of its products and its very small market capitalization, which is still many times smaller than the mean market capitalization of the smallest companies in the Russell 2000 study previously mentioned. A 2.00% unsystematic risk premium was selected.

     After plugging the various components in the CAPM formula, Peacock Hislop estimated the WACC for Arizona Instrument to be 21.3%.

     For each of the scenarios, the discounted cash flow analysis of Arizona Instrument was determined by adding the present value, as of December 31, 1999, of projected free cash flows through December 31, 2004, plus the estimated value of Arizona Instrument as of December 31, 2004, using a range of terminal multiples of EBIT in one case and EBITDA in the other.

     The range of estimated values for Arizona Instrument at the end of the five-year period was calculated by applying the calculated discount rates or WACC ranging from 19.3% to 23.3% and terminal value multiples of estimated operating cash flow in 2004 ranging from 6.0x to 8.0x, when based on EBIT multiples, and 5.0x to 7.0x, when based on EBITDA multiples. The following table presents a summary of the implied equity values per share of Arizona Instrument common stock after adding back excess cash from this analysis:

        IMPLIED EQUITY PER SHARE VALUE of ARIZONA INSTRUMENT COMMON STOCK
                             (INCLUDING EXCESS CASH)

                             EBIT TERMINAL MULTIPLE

      Discount Rate:        19.3%      20.3%      21.3%      22.3%      23.3%

Terminal Multiple:
            6x             $ 5.00     $ 4.90     $ 4.80     $ 4.71     $ 4.62
            7x             $ 5.31     $ 5.19     $ 5.08     $ 4.98     $ 4.88
            8x             $ 5.61     $ 5.49     $ 5.37     $ 5.25     $ 5.14


        IMPLIED EQUITY PER SHARE VALUE of ARIZONA INSTRUMENT COMMON STOCK
                             (INCLUDING EXCESS CASH)

                            EBITDA TERMINAL MULTIPLE

      Discount Rate:        19.3%      20.3%      21.3%      22.3%      23.3%

Terminal Multiple:
            5x             $ 5.48     $ 5.36     $ 5.24     $ 5.13     $ 5.03
            6x             $ 5.94     $ 5.80     $ 5.67     $ 5.54     $ 5.42
            7x             $ 6.41     $ 6.25     $ 6.10     $ 5.95     $ 5.81

     Peacock Hislop calculated the theoretical implied equity per share value of Arizona Instrument's common stock to range from $4.62 to $6.41.

     LEVERAGED RECAPITALIZATION ANALYSIS


     Peacock Hislop performed a leveraged recapitalization analysis to determine the potential implied equity value per share of Arizona Instrument Common Stock that might be achieved in an acquisition of Arizona Instrument in a leveraged recapitalization transaction based on current market conditions. In conducting this analysis, Peacock Hislop utilized the Management Projections, adjusted for the elimination of $150,000 in public company related expenses and for financing costs related to the proposed Merger, and assumed that financing for the Merger could be obtained in the high yield and bank finance markets in an amount not in excess of a certain multiple of the EBITDA for the last twelve months and equal to AZI LLC's proposed financing from its own lenders and that a minimum internal rate of return ranging from 35% to 45% on equity invested during a five-year period would be required by the acquirer. This analysis resulted in an estimated implied equity value per share of Arizona Instrument Common Stock on a leveraged recapitalization basis of approximately $5.50 to $5.87.

     The following table illustrates the internal rates of return derived from different equity investments which would be a function of the total price paid for Arizona Instrument, as Peacock Hislop assumed that Arizona Instrument's borrowing capacity could not be extended beyond Hays' proposed financing package. The terminal value in each scenario is 7.00 times EBIT which is in line with the discounted cash flow EBIT assumptions.

Acquisition Price               Equity Investment    Terminal Value
    Per share                        ('000s)            ('000s)           IRR
-----------------                    -------            -------          ------
      $5.00                           $  500             $7,597           72.32%
      $5.50                           $1,186             $7,597           44.99%
      $6.00                           $1,871             $7,597           32.34%
      $5.87                           $1,693             $7,597           35.02%

     OTHER ANALYSES PERFORMED AND FACTORS CONSIDERED

     Peacock Hislop reviewed Arizona Instrument's historical stock price and volume, estimated trading volumes at different stock prices and the weighted average stock price for different periods of time. Peacock Hislop also reviewed the historical trading volume of the Comparable Companies. Peacock Hislop compared the Merger consideration to Arizona Instrument's pre-merger stock price and estimated volume-weighted average stock price and calculated the premium of the merger consideration to each as follows:

     * 38 percent premium to the stock price the day prior to the public announcement of Mr. Hays' $5.00 per share indication of interest letter.

     * 41 percent premium of Arizona Instrument's estimated volume-weighted average stock price for the 12 months prior to the public announcement of Mr. Hays' $5.00 per share indication of interest letter.

     * 21 percent premium to the stock price the day prior to the public announcement of Arizona Instrument's pursuit of strategic alternatives.

     * 94 percent premium to Arizona Instrument's estimated volume-weighted average stock price for the six months prior to the public announcement of Arizona Instrument's pursuit of strategic alternatives.

     * 70 percent premium to Arizona Instrument's estimated volume-weighted average stock price for the three months prior to the public announcement of Arizona Instrument's pursuit of strategic alternatives.

     Peacock Hislop used estimated volume-weighted average stock prices in order to consider the differences in daily trading volumes in Arizona Instrument's stock in analyzing the historical prices of Arizona Instrument's stock.

     In rendering its opinion, Peacock Hislop also discussed with Arizona Instrument's management their expectations as to financial performance during, and financial position near the end of, the fiscal quarter ending March 31, 2000. However, Peacock Hislop determined that management's expectations as to the financial results for such quarter did not affect its conclusions, which were based on analyses using published financial data through the quarter ended December 31, 1999.

     Peacock Hislop also considered a number of outside factors that could substantially impact the value of Arizona Instrument. The most significant ones were the potential environmental liability relating to a sold business line, the tax benefits of capital gain treatment versus ordinary income from an extraordinary dividend distribution to Arizona Instrument shareholders, the product line obsolescence risk and the lack of third party interest in the company.

     Arizona Instrument retains significant exposure to potential environmental liabilities due to its participation in providing products and services designed to detect leaks in petroleum underground storage tanks. Even though the product lines and services are no longer being manufactured or provided by Arizona Instrument, due to the nature of environmental law and the agreement entered into for the sale of this product line, Arizona Instrument retains responsibility for any lawsuit involving a product sold or service performed during the period when it was manufactured or provided by Arizona Instrument. In the past, Arizona Instrument has had to defend and settle, at its cost, similar environmental liabilities.

     The potential exposure is not reflected in the financial statements of Arizona Instrument. However, a lawsuit could mean substantial liability and legal expenses for Arizona Instrument. A significant number of the systems sold by Arizona Instrument are still in operation. Also, Arizona Instrument has provided thousands of services that may subject it to environmental liability.

     Because the environmental liability is not easily quantifiable, Peacock Hislop believed that a third party buyer would most likely have negotiated an indemnification for the exposure, secured by a holdback amount, to cover the cost of future claims. Peacock Hislop felt it was safe to assume that some or all of the holdback amount would have been used to cover environmental liabilities with the remainder paid back to the shareholders. Peacock Hislop considered that since a holdback was not a requirement of the AZI LLC offer, there was no possibility for a shareholder to lose part of his or her merger consideration to a holdback.

     Peacock Hislop also considered that Arizona Instrument shareholders can benefit from significant tax savings as a result of the sale of Arizona Instrument's common stock as compared to the distribution of an extraordinary cash dividend, because of the difference between capital gains tax treatment versus ordinary income tax treatment.

     If the excess cash, estimated at $2,900,000, was distributed as a cash dividend equal to $2.12 per share, the amount received by a shareholder could be taxable at a maximum marginal federal tax rate as high as approximately 40%. Higher income tax brackets would likely be taxed in the 30% to 35% range. Alternatively, the tax due from the sale of Arizona Instrument would be taxed at a federal capital gain rate of 20% (assuming the shareholder had owned the stock for at least one year). However, Peacock Hislop also considered that a significant number of the shareholders have a cost basis in their Arizona Instrument stock well over $5.00 per share. In this case, the savings to such a shareholder would be the difference between paying no tax or even having tax losses from the sale of Arizona Instrument stock versus paying ordinary income tax on a dividend.

     Peacock Hislop also considered that Arizona Instrument's product line suffers from obsolescence. Peacock Hislop felt that statements from strategic buyers that their lack of interest in Arizona Instrument stemmed from the risks involved with Arizona Instrument's potentially obsolete product line justified a discount to the valuation.

     The multiples that were used in the Comparable Public Company method were derived from companies that may have product lines that do not have similar obsolescence characteristics. Some of these companies may have significantly more growth prospects, and may be valued at multiples higher than may be relevant for Arizona Instrument. Peacock Hislop adjusted slightly for this within the Discounted Cash Flow method by selecting the low-end of the multiples to be applied to the derivation of the terminal value. However, the Comparable Public Company method utilizes the entire combination of multiples, and leads to a higher value range, due to application of growth-effected multiples.

     Finally, Peacock Hislop considered the lack of third party interest in Arizona Instrument. The Special Committee solicited 52 parties it believed represented the most likely interested parties in a strategic transaction with the company. Although general discussions were had with a number of these parties, no specific proposals were received except for the Bain and Metrisa proposals discussed above under "SPECIAL FACTORS--Background of the Merger." Neither of these proposals were pursued by the proposing parties.

     After applying the above described valuation methodologies, Peacock Hislop concluded that the value of Arizona Instrument, when valuing the Company as a whole, was approximately $5.50 per share or $7,543,000 in total from a quantitative standpoint. However, Peacock Hislop believes that the special factors mentioned above represent significant risk in the valuation and, while subjective and not quantifiable, should properly be valued at not less than $0.50 per share. Based upon and subject to the foregoing, Peacock Hislop is of the opinion that, as of March 28, 2000, the Merger Consideration is fair, from a financial point of view, to the shareholders of Arizona Instrument (other than AZI LLC and its affiliates).

     The information above is a brief summary of the material financial analyses presented by Peacock Hislop to Arizona Instrument's Special Committee on March 28, 2000. This summary does not purport to be a complete description of the analyses performed by Peacock Hislop in connection with the rendering of the Peacock Hislop opinion. The preparation of a fairness opinion is a complex analytical process involving various qualitative judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances and is not susceptible to partial analysis or summary description. Peacock Hislop believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, would create an incomplete view of the process underlying Peacock Hislop's opinion. In addition, Peacock Hislop considered the significance and relevance of the results of every portion of its analyses and did not assign relative weights to any portion of its analyses, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Peacock Hislop's view of the actual value of Arizona Instrument.

     PROJECTIONS

     As discussed above, management of Arizona Instrument, including Mr. Hays, prepared the Management Projections with respect to Arizona Instrument's financial performance over a five-year period ending December 31, 2004. The Management Projections were provided to Mr. Hays' potential sources of funding to finance the Merger. In addition, the Management Projections were provided to Peacock Hislop. The Management Projections were also used by Peacock Hislop in analyzing the value of Arizona Instrument. The following is a summary of the Management Projections:

                                       FISCAL YEAR ENDING DECEMBER 31,
                                                  (in 000's)
                             ---------------------------------------------------
                               2000       2001       2002       2003       2004
                             -------    -------    -------    -------    -------
Total Revenues               $ 9,019    $ 9,526    $10,223    $11,098    $12,070
Costs of Goods Sold          $ 3,344    $ 3,564    $ 3,828    $ 4,159    $ 4,527
Gross Profit                 $ 5,675    $ 5,962    $ 6,395    $ 6,939    $ 7,543
Operating Expenses           $ 4,524    $ 4,770    $ 5,108    $ 5,333    $ 6,004
Operating Income             $   628    $   670    $   765    $   885    $ 1,017
Pretax Income                $   645    $   685    $   780    $   900    $ 1,032
Net Income                   $   394    $   418    $   476    $   549    $   629
EBITDA                       $ 1,151    $ 1,192    $ 1,287    $ 1,406    $ 1,539
Capital Expenditures         $   300    $   300    $   300    $   300    $   300

     Arizona Instrument does not as a matter of course make public any projections as to the future performance or earnings, and the projections set forth above are included in this proxy statement only because the information is available to Mr. Hays. The Management Projections were not prepared with a view to public disclosure or compliance with the published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. These projections are subjective in many respects and are thus susceptible to various interpretations and periodic revision based on actual experience and business developments. They were based on a number of assumptions that are beyond the control of Arizona Instrument, Mr. Hays or their respective financial advisors, including economic forecasting (both general and specific to Arizona Instrument's business), which is inherently uncertain and subjective. None of Arizona Instrument, Mr. Hays or their respective financial advisors assumes any responsibility for the accuracy of the Management Projections. The inclusion of these projections should not be regarded as an indication that Arizona Instrument, Mr. Hays, Peacock Hislop or any other person who received them considers them an accurate prediction of future events. Neither Mr. Hays nor Arizona Instrument intends to update, revise or correct the Management Projections if they become inaccurate (even in the short term). Nevertheless, for the purpose of its fairness opinion, Peacock Hislop assumed that the Management Projections would be realized at the times contemplated therein.

     Pursuant to its engagement letter with Peacock Hislop dated February 1, 2000, Arizona Instrument agreed to pay to Peacock Hislop an aggregate fee of $50,000 for its services in connection with the fairness opinion. The engagement letter also provides that Arizona Instrument will reimburse Peacock Hislop for its reasonable travel, legal and other out-of-pocket expenses incurred in connection with Peacock Hislop's role thereunder and will indemnify Peacock Hislop and its affiliates from and against certain liabilities. These liabilities include liabilities under the federal securities laws in connection with the engagement of Peacock Hislop by the Special Committee. Peacock Hislop will earn no other fees, contingent or otherwise, in connection with this Merger.

     The Special Committee retained Peacock Hislop on the basis of its experience with mergers and acquisitions, financing and advising boards of directors and shareholders regarding strategic alternatives. Peacock Hislop is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and private placements of securities. Peacock Hislop is a privately owned investment banking firm, which has been an NASD registered broker-dealer since 1990. In the ordinary course of its business, Peacock Hislop may, from time to time, trade in the securities of Arizona Instrument for its own account or the accounts of its customers and, accordingly, may at any time hold long or short positions in our securities.

VALUATION REPORT OF OXFORD ADVISORS

     In May 1999, the Board retained Oxford Advisors, Phoenix, Arizona, to provide an estimate of the enterprise value of Arizona Instrument. Prior to this engagement, Oxford had no prior professional relationship with Arizona Instrument. Oxford was selected by the Board on the basis of Oxford's expertise in valuing both public and private businesses, including in the context of public stock offerings, mergers and acquisitions and general business planning purposes, and Oxford's ability to conduct the valuation in a short period of time and for a reasonable price.

     No limitations were imposed by Arizona Instrument or the Board of Directors on the procedures Oxford followed in performing its valuation. Oxford was instructed by the Board to estimate the enterprise value of Arizona Instrument and the intrinsic value of its common stock.

     Oxford was not asked to consider, and did not consider, the fairness of the Merger to the shareholders of Arizona Instrument, or the merits or feasibility of any particular business combination or other transaction involving Arizona Instrument including the Merger.

     In conducting its valuation, Oxford, among other things:

     * met with members of Arizona Instrument management to discuss the nature and outlook for our business and our management's projections;
     *    analyzed the reasonableness of management's projections;
     * reviewed publicly available information about the industry in which we operate;
     * reviewed the historical stock price and trading volume information for Arizona Instrument common stock;
     * analyzed acquisition transactions involving companies in related industries;
     * performed other procedures that Oxford deemed relevant for purposes of its valuation.

     Oxford did not independently verify any of the information it obtained for purposes of its valuation. Instead, Oxford assumed the accuracy and completeness of all such information. Oxford relied on our management's projections and forecasts concerning our prospects. These projections were substantially similar to the Management Projections described above. In addition, Oxford assumed that Arizona Instrument will be structured and operated in its current configuration on a stand alone basis. Oxford did not consider any synergy that might be achieved through merger, alliance or any other type of arrangement with a strategic partner, nor did Oxford solicit any third party indication of interest to acquire any or all of Arizona Instrument's common stock.

     The Board of Directors and the Special Committee utilized the Oxford valuation as one indication of the possible value of Arizona Instrument which could be realized in a business combination or other strategic transaction. The Oxford valuation was not performed in respect of, and did not address, any particular transaction or type of transaction. Neither the Special Committee nor the Board of Directors relied on this valuation in determining that the Merger is fair to the shareholders of Arizona Instrument from a financial point of view. The valuation report of Oxford is not a recommendation to shareholders to vote for or against the Merger or that shareholders take any other action regarding the Merger.

     ENTERPRISE VALUATION

     Oxford based its enterprise valuation on the discounted cash flow approach because Oxford believed that it is comprehensive, straightforward and widely accepted within the securities industry. Using this approach, Oxford discounted Arizona Instrument's projected free cash flows through 2003 and a multiple of the projected free cash flow for 2003, then added excess cash. The cash flows were based on management's projections and were calculated as cash flow after capital expenditures financed by equity capital, debt service, tax payments and changes in working capital.

     Projected free cash flows were determined by reference to the financial projections provided by management of Arizona Instrument. These projections were substantially similar to the Management Projections used by Peacock Hislop and discussed above.

     Oxford calculated Arizona Instrument's equity cost of capital to use as the discount rate. This was determined to be 20.47% and was composed of factors for the risk free rate of return, Arizona Instrument's risk premium and a small company premium.

     Oxford determined that the appropriate multiple to be applied to the projected 2003 cash flows was in the range of five to six. This was determined by examining the market multiples for a group of eight publicly traded companies which Oxford believed provided a sufficient level of comparability. The comparable companies were the following:

     *    Badger Meter Company
     *    CEM Corporation
     *    Invivo Corporation
     *    Modern Controls Inc.
     *    Moore Products Co.
     *    OI Corporation
     *    TSI Inc.

     Based on these calculations, Oxford determined that the enterprise value of Arizona Instrument was $6.0 million to $7.0 million, or $4.38 to $5.10 per share. Oxford stated that it believed the appropriate value for Arizona Instrument was at the low end of the range because the discounted cash flow approach takes into account the effects of the growth rate which in this case, is substantially less than Arizona Instrument's cost of capital.

INTRINSIC VALUE OF COMMON STOCK

     Oxford estimated the intrinsic value of Arizona Instrument's common stock by applying certain discounts for minority interest and lack of marketability and illiquidity to the previously calculated enterprise value. As used by Oxford, intrinsic value is the inherent value of a share of common stock trading on the market.

     Oxford calculated the control premium for companies with similar SIC codes as Arizona Instrument to be approximately 17%. By applying this discount to the previously calculated enterprise value of Arizona Instrument, Oxford estimated that the non-controlling value per share of common stock was $4.00 per share.

     Because the trading volume of Arizona Instrument common stock was deemed by Oxford to be nominal, Oxford believed that a further discount was required to properly reflect the intrinsic value of Arizona Instrument common stock. This discount was determined based on several published studies which established discounts for lack of marketability in the range of 23% to 45%, with a particular concentration in a range of 30% to 35%. Because these studies related to stock in which there was no public trading market, Oxford believed that a discount below the lower end of the range would be appropriate for the Arizona Instrument common stock. Accordingly, Oxford based its calculation on an illiquidity discount factor in the range of 10% to 20%. At 10%, Oxford calculated the intrinsic value of the common stock to be $3.60 per share. At 20%, Oxford calculated the intrinsic value of the common stock to be $3.20 per share.

     The intrinsic value of Arizona Instrument common stock is an estimate of the price at which the common stock might be expected to trade in the market over time, absent changes in circumstances. The price at which the common stock may actually trade, however, is affected by many factors not reflected in the intrinsic value analysis, such as the relative attractiveness of other investments and market expectations regarding such matters as future performance of the issuer and future economic conditions. Intrinsic value is not an appropriate valuation measure to evaluate a transaction, such as the Merger, which involves acquisition of control of an issuer, since it does not take into account the value of the controlling interest.

     The information above is a brief summary of the material financial analyses preformed by Oxford for the Board of Directors. This summary does not purport to be a complete description of the analyses performed by Oxford in connection with its valuation. Copies of Oxford's report are available for inspection and copying at the principal executive offices of Arizona Instrument during regular business hours by any interested shareholder of Arizona Instrument, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to: Corporate Secretary, Arizona Instrument Corporation, 1912 West 4th Street, Tempe, Arizona 85281. Arizona Instrument paid to Oxford Advisors an aggregate fee of $7,500 for its services in connection to its valuation report.

AZI LLC'S PURPOSE AND REASON FOR THE MERGER

     The purpose of AZI LLC and the Founders in proceeding with the Merger is to acquire the entire equity interest of Arizona Instrument in a leveraged transaction providing fair value to Arizona Instrument's unaffiliated shareholders. The reasons for AZI LLC and the Founders to proceed with the Merger include:

     * Reasonable cost of the transaction. The Founders believe that the proposed purchase price is attractive and will enable them to realize an appropriate risk adjusted return on their investment.

     * The Founders' belief that overall value can be enhanced by focusing on stakeholders in the business rather than only shareholders. The Founders intend to operate the business with a mission of increasing value for all stakeholders, including customers, employees, vendors and others, which will elevate the interests of these stakeholders to the level of shareholders. While this method of operation can be adverse to shareholders in the short term, the Founders believe that overall value including that of shareholders will be enhanced over the long term.

     * Lack of investor interest in Arizona Instrument. The market for the common stock of Arizona Instrument has suffered through a lack of investor interest for several years. This lack of investor interest has resulted in a declining stock price and a lack of liquidity. By entering into this transaction at this time, AZI LLC will provide valuable liquidity to shareholders of Arizona Instrument and thus the transaction is expected to be approved by shareholders.

     * Elimination of the expense burden of being a public company. The expenses of being a public company include substantial legal and accounting fees and expenses, regulatory compliance fees and expenses, shareholder communications expenses, and corporate governance expenses. These expenses are substantial relative to the earnings of Arizona Instrument. By consummating the Merger, these expenses will be eliminated.

     * Ability to finance the transaction. AZI LLC has arranged for financing for this transaction. The availability of financing for leveraged acquisitions of small manufacturing companies is subject to market conditions in the credit markets and other factors and financing may not be available later on terms acceptable to AZI LLC or available at all. The Founders decided to take advantage of the current availability of such financing.

     * Availability of and the need to retain a successful team of skilled employees. The operation of Arizona Instrument as a private company will enable the Founders to provide a more flexible and attractive set of benefits, such as profit sharing, to its employees which the Founders believe will enhance the company's ability to attract and retain skilled employees.

     The transactions contemplated by the Agreement and Plan of Merger, however, will involve a substantial risk to the Founders because of the large amount of indebtedness to be incurred in connection with the consummation of the Merger.

     The acquisition of the entire equity interest in Arizona Instrument was structured as a cash merger in order to accomplish the acquisition in a single step, without the necessity of financing separate purchases of shares in a tender offer or in open market purchases. The transactions also were structured so as not to disrupt contracts with third party providers such as lessors, phone service companies and the like.

     Each of the Founders and AZI LLC has concluded that the Merger, including the merger consideration of $5.00 per share in cash and the terms and conditions of the Agreement and Plan of Merger, are fair to the Arizona Instrument shareholders (other than AZI LLC and its affiliates) based upon, among other things, the following factors:

     * the analyses, conclusions and recommendations of the Special Committee and the Board of Directors, which analyses and conclusions are expressly adopted by each of the Founders and AZI LLC;

     * the Special Committee, consisting of disinterested directors who are not affiliated with AZI LLC or the Founders, has unanimously approved the Merger and recommended that the shareholders approve and adopt the Agreement and Plan of Merger and the transactions contemplated thereby;

     * the merger consideration and the other terms and conditions of the Agreement and Plan of Merger were the result of arm's-length, good faith negotiations between the Special Committee and the Founders and their respective advisors;

     * Peacock Hislop issued an opinion to the Special Committee to the effect that, as of the date of such opinion, based upon and subject to various considerations, assumptions and limitations stated therein, the$5.00 per share in cash to be received in the Merger was fair to the Arizona Instrument shareholders (other than AZI LLC and its affiliates) from a financial point of view; and

     * the terms of the Agreement and Plan of Merger authorize Arizona Instrument under certain circumstances to (1) engage in negotiations with, and provide access to information about Arizona Instrument to, third parties who submit in writing an acquisition proposal for a transaction which, among other things, the Special Committee determines would be more favorable to the shareholders of Arizona Instrument than the Merger and (2) terminate the Agreement and Plan of Merger in order to permit Arizona Instrument to enter into such transaction.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; CERTAIN RELATIONSHIPS

     In considering the recommendation of the Special Committee and the Board of Directors with respect to the Merger, shareholders should be aware that certain members of the Board of Directors and of Arizona Instrument's management have interests that may present actual, potential, or the appearance of potential, conflicts of interest in connection with the Merger. The Special Committee and the Board of Directors were aware of these potential or actual conflicts of interest and considered them along with other matters described under "Special Factors -- Special Committee ."

RETAINED EQUITY INTEREST

     The Founders beneficially own an aggregate of 49,188 shares of common stock, representing approximately 4% of the 1,371,399 total outstanding shares of common stock. In addition, the Founders hold options to purchase an aggregate of 66,000 shares of common stock at exercise prices ranging from $2.75 to $9.05 per share.

     The Founders will, prior to the Effective Time, as defined herein, contribute to AZI LLC certain cash amounts in consideration of the issuance of membership units of AZI LLC. Upon consummation of the Merger, the Founders will collectively beneficially own 100% of the outstanding membership units of the Surviving Company. Such ownership will arise from the cancellation, upon the consummation of the Merger, of all of the outstanding shares of common stock of Arizona Instrument. Set forth below is a table showing the future equity ownership of each of the Founders in the Surviving Company.

                                              Percentage Ownership of Membership
Founder                                           Units of Surviving Company
-------                                           --------------------------
George G. Hays                                               60.0%

G. James Hays                                                 7.5%

Harold D. Schwartz                                           32.5%

     After consummation of the Merger, the Founders collectively will own 100% of the net book value and net earnings of the Surviving Company. Set forth below are tables which show the interests of the Founders in the net book value and net earnings of Arizona Instrument in both percentage and dollar terms and their interests immediately after consummation of the Merger in the net book value and net earnings of the Surviving Company in both percentage and dollar terms.

     Founder                               Interest in Net Book Value
                                -----------------------------------------------
                                   Before Merger             After Merger (1)
                                 %           $              %             $
                                ---      ---------         ----       ---------
     George G. Hays              *       $  37,008         60.0       $ 844,682
     G. James Hays               *       $   2,306          7.5       $ 105,585
     Harold D. Schwartz         3.1      $ 244,315         32.5       $ 457,536

(1) Calculated based on the net book value of Arizona Instrument as of December 31, 1999, adjusted to reflect the incurrence of $6,500,000 of Merger related indebtedness, but not adjusted to reflect the reduction in book value due to elimination of deferred tax assets and fees and expenses of the Merger.

* Less than 1%

     Founder                               Interest in Net Earnings
                                -----------------------------------------------
                                   Before Merger             After Merger (1)
                                 %           $              %             $
                                ---      ---------         ----       ---------
     George G. Hays              *       $   1,790         60.0       $  31,876
     G. James Hays               *       $     112          7.5       $   3,984
     Harold D. Schwartz         3.1      $  11,816         32.5       $  17,266

(1) Calculated based on the net income of Arizona Instrument for the year ended December 31, 1999, adjusted to reflect the expected annual interest expense of $673,750 resulting from the Merger related indebtedness, assuming the same tax rate.

* Less than 1%

     None of the members of the Special Committee will contribute any cash or shares of common stock or other equity interests in Arizona Instrument to AZI LLC nor will any member of the Special Committee own any interest in AZI LLC or the Surviving Company following the effective time of the Merger.

     The value of Arizona Instrument stock and stock options held by members of the Special Committee to be received upon consummation of the Merger is as follows:

                                 Number                 Number of
Name                            of Shares    Value    Stock Options    Net Value
----                            ---------   -------   -------------    ---------
S. Thomas Emerson, Ph.D.          4,000     $20,000       9,500          $5,950
Steven G. Zylstra                   120     $   600       7,000          $5,059

MANAGEMENT OF THE SURVIVING COMPANY

     The Agreement and Plan of Merger provides that the current Manager of AZI LLC shall be the Manager of the Surviving Company immediately after the Merger.

     AZI LLC currently does not expect to enter into new employment or other agreements with any person prior to the Merger, although agreements to which Arizona Instrument is a party that are currently in effect will become obligations of the Surviving Company. The Agreement and Plan of Merger provides that the Surviving Company will, for a period of six years after the Effective Time, maintain all rights to indemnification and limitations on liability in favor of the former officers and directors of Arizona Instrument to the same extent and upon the terms and conditions provided in Arizona Instrument's certificate of incorporation, bylaws and indemnification agreements as in effect on the date of the Agreement and Plan of Merger. The Agreement and Plan of Merger also provides that the Surviving Company will maintain its existing, or appropriate substitute, policies of directors' and officers' liability insurance and fiduciary liability insurance for a period of six years after the Effective Time, subject to certain limitations. See "The Agreement and Plan of Merger--Covenants." The Agreement and Plan of Merger also provides that, for a period of at least one year following the Effective Time, the Surviving Company

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
will maintain employee benefit plans and arrangements, other than equity incentive arrangements, which provide benefits substantially comparable in the aggregate for each employee to the benefits provided by Arizona Instrument as of March 31, 2000.

MANAGEMENT EMPLOYMENT AGREEMENTS

     Effective January 1, 1998, the Company entered into an employment agreement with George G. Hays pursuant to which Mr. Hays agreed to serve as President and Chief Executive Officer. The agreement provides for a base annual salary of $165,000, subject to merit increases, plus an annual incentive bonus of at least 30% of annual salary based on an incentive bonus plan administered by the Board of Directors. Mr. Hays is also entitled to participate in any benefit arrangements available to executive officers of the Company. Upon termination of the employment agreement without cause, Mr. Hays is entitled to receive an amount equal to the compensation due him over the balance of the term of the employment agreement, and to participate in applicable benefit programs for the balance of the term of the employment agreement. The agreement terminated on March 31, 2000, and will automatically renew for additional one-year terms until notice of non-renewal by the Company. This agreement replaces Mr. Hays' previous employment agreement with the Company dated April 1, 1997, pursuant to which he was employed as Vice President and Chief Financial Officer. The Company amended and renewed Mr. Hays' employment agreement and extended it through March 31, 2001.

AZI LLC MEMBER AGREEMENTS

     George G. Hays and Chez & Schwartz Inc. Profit Sharing Plan dated December 19, 1973, an affiliate of Mr. Harold D. Schwartz, are parties to a Member Agreement dated March 21, 2000 that prohibits the transfer of the membership units owned by Mr. Hays and Chez & Schwartz, unless transferred pursuant to the Member Agreement. The Member Agreement provides that upon the death of Mr. Schwartz or 5 years from the date of the Member Agreement, Mr. Hays has the right to purchase the membership units of AZI LLC owned by Chez & Schwartz for a price determined by a specified formula and 5 years from the date of the Member Agreement Chez & Schwartz has the right to require Mr. Hays to purchase the membership units of AZI LLC owned by Chez & Schwartz for a price determined by a specified formula. The Member Agreement also provides that if Mr. Hays proposes to sell any of his membership units of AZI LLC, then Chez & Schwartz may participate in Mr. Hays proposed sale and sell certain of its membership units of AZI LLC on the same terms as Mr. Hays proposes to sell his membership units of AZI LLC.

     George G. Hays and The Hays Family Revocable Lifetime A B Trust dated October 14, 1998, an affiliate of Mr. George Hays, are parties to a Member Agreement dated March 20, 2000, that prohibits the transfer of the membership units owned by Mr. George Hays and The Trust, unless transferred pursuant to the Member Agreement. The Member Agreement provides that upon the death of both G. James Hays and Doris Helen Hays or 5 years from the date of the Member Agreement, Mr. George Hays has the right to purchase the membership units of AZI LLC owned by The Trust for a price determined by a specified formula and 5 years from the date of the Member Agreement The Trust has the right to require Mr. George Hays to purchase the membership units of AZI LLC owned by The Trust for a price determined by a specified formula. The Member Agreement also provides that if Mr. George Hays proposes to sell any of his membership units of AZI LLC, then The Trust may participate in Mr. George Hays proposed sale and sell certain of its membership units of AZI LLC on the same terms and conditions as Mr. George Hays proposes to sell his membership units of AZI LLC.

CERTAIN EFFECTS OF THE MERGER

     If the Merger is consummated, the holders of Arizona Instrument's common stock will no longer have any interest in the Surviving Company and, therefore, will not benefit from any future earnings or growth of the Surviving Company or from any increases in the value of the Surviving Company and will no longer bear the risk of any decreases in value of the Surviving Company. Instead, each shareholder, other than Arizona Instrument and its wholly-owned subsidiaries, AZI LLC, and dissenting shareholders, will have the right to receive upon consummation of the Merger $5.00 in cash for each share of common stock they hold, without interest. The benefit to the holders of common stock of the transaction is the payment of a premium, in cash, above the market value for such stock prior to the announcement of the transaction. This cash payment assures that all shareholders will receive the same amount for their shares, rather than taking the risks associated with attempting to sell their shares in the open market. The detriment to such holders is their inability to participate as continuing equity owners in the possible future growth of the Surviving Company. If the Merger is consummated, the Founders will hold the entire equity interest in the Surviving Company and will therefore be the sole beneficiaries of any future earnings or growth of the Surviving Company and any increases in value of the Surviving Company. However, the Founders will bear the risk of any decreases in value of the Surviving Company and the risks associated with (1) the significant amount of debt to be incurred by the Surviving Company in connection with the Merger and (2) the lack of liquidity in its investment in the Surviving Company. See "Special Factors-- Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger-- Special Committee."

     The common stock is currently registered under the Securities Exchange Act of 1934, as amended. As a result of the Merger, the common stock will be delisted from the NASDAQ SmallCap Market, the registration of the common stock under the Exchange Act will be terminated, Arizona Instrument will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act, and its officers, directors and beneficial owners of more than 10% of the common stock will be relieved of the reporting requirements and "short-swing" trading provisions under Section 16 of the Exchange Act. Further, Arizona Instrument will no longer be subject to periodic reporting requirements of the Exchange Act and will cease filing information with the SEC. Accordingly, less information will be required to be made publicly available than presently is the case.

     Rather than being governed by the certificate of incorporation and bylaws of Arizona Instrument, the Surviving Company will be governed by the articles of organization and operating agreement of AZI LLC.

PLANS FOR THE SURVIVING COMPANY AFTER THE MERGER

     Each of AZI LLC and the Founders expects that except as described in this proxy statement, the business and operations of the Surviving Company will be continued substantially as they are currently being conducted by Arizona Instrument and its subsidiaries. However, the Founders expect that they may, from time to time, evaluate and review the Surviving Company's businesses, operations and properties and make such changes as are deemed appropriate.

     Except as described in this proxy statement, none of the Founders, AZI LLC or Arizona Instrument has any present plans or proposals involving Arizona Instrument or its subsidiaries which relate to or would result in an extraordinary corporate transaction such as a merger, reorganization, liquidation, sale or transfer of a material amount of assets, or any material change in the present dividend policy, indebtedness or capitalization, or any other material change in Arizona Instrument's corporate structure or business. However, the Founders and AZI LLC will review proposals or may propose the acquisition or disposition of assets or other changes in the Surviving Company's business, structure, capitalization, management or distribution policy which they consider to be in the best interests of the Surviving Company and its members. None of Arizona Instrument, AZI LLC or the Founders have formulated any specific plans regarding repayment of the indebtedness incurred in connection with the Merger; however, such persons anticipate that such indebtedness will be repaid primarily with or by means of cash from the operations of the business of the Surviving Company, or such other means as the Surviving Company may determine in its sole discretion and the bridge loan of up to $3,000,000 which is part of AZI LLC's Senior Secured Credit Facility will be repaid immediately after closing from Arizona Instrument's cash on hand.

CONDUCT OF THE BUSINESS OF ARIZONA INSTRUMENT IF THE MERGER IS NOT CONSUMMATED

     If the Merger is not consummated, the Board of Directors expects to seek to retain Arizona Instrument's current management team, although there can be no assurance it will be successful in doing so. There are no plans in such circumstances to operate Arizona Instrument's business in a manner substantially different than presently operated.

ACCOUNTING TREATMENT

     The Merger will be accounted for in accordance with the purchase method of accounting under U.S. generally accepted accounting principles.

FINANCING OF THE MERGER

     The maximum amount of funds required by AZI LLC to pay the aggregate Merger Consideration due to shareholders and to pay cash to holders of stock options and other rights to acquire Arizona Instrument common stock in exchange for the cancellation of such options and other rights at the closing of the Merger pursuant to the Agreement and Plan of Merger, assuming all shares of common stock and stock options are converted into cash in the Merger in accordance with the Agreement and Plan of Merger and there are no dissenting shareholders, is expected to be approximately $6,963,381. Arizona Instrument and AZI LLC will also require approximately $302,784 to pay other expenses and costs incurred by Arizona Instrument and AZI LLC relating to the transactions and for other general corporate purposes. The proceeds to pay the Merger Consideration and related costs and expenses of the transaction will be obtained from the Senior and Subordinated credit facilities described below and AZI LLC cash on hand. AZI LLC does not currently have any plan or arrangement for refinancing or repaying these borrowings, other than cash flow from operations, except that the Senior Secured bridge loan facility in an amount up to $3,000,000 will be repaid immediately after closing from Arizona Instrument's cash on hand.

SENIOR SECURED REVOLVING CREDIT AND TERM AND BRIDGE LOAN FACILITY

     On March 17, 2000, AZI LLC entered into and delivered to Arizona Instrument a commitment letter (the "Senior Debt Commitment Letter") with Imperial Bank. Pursuant to the Senior Debt Commitment Letter, but subject to the terms and conditions set forth therein, Imperial Bank has agreed to help finance the Merger by lending up to approximately $6,000,000 (collectively, the "Senior Debt Facilities") to AZI LLC, including a revolving credit facility of up $750,000 (or up to $1,250,000 after the bridge loan is extinguished), a term loan facility of $2,250,000 and a bridge loan facility of up to $3,000,000.

     The proceeds of the Senior Debt Facilities will be used:

     *    to pay a portion of the merger consideration;

     *    to pay related transaction fees and expenses of the Merger; and

     *    for working capital and general corporate purposes.

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
     The Senior Debt Commitment Letter contemplates that the definitive credit agreement governing the Senior Debt Facilities (the "Credit Agreement") will contain terms and conditions, including, without limitation, the following:

     *    BORROWER. AZI LLC.

     * GUARANTORS. All of AZI LLC's obligations under the Senior Debt Facilities will be fully and unconditionally guaranteed by George G. Hays.

     * INTEREST RATE. Amounts outstanding under the revolving credit facility will bear interest at a rate per annum equal to the prime rate plus 1.50%. Amounts outstanding under the term loan facility will bear interest at a rate per annum equal to the prime rate plus 2.50%. Amounts outstanding under the bridge loan facility will bear interest at a rate per annum equal to the prime rate.

     * TERM. Drawings under the revolving credit facility will mature 364 days from the Effective Time of the Merger. Borrowings under the term loan facility will be amortized over 60 months from the Effective Time of the Merger. Borrowings under the bridge loan will mature one week from the Effective Time of the Merger.

     *    SECURITY. The Senior Debt Facilities will be secured by:

          * a first priority perfected pledge of and security interest in all of the equity interests of AZI LLC; and

          * a first priority perfected security interest in all tangible and intangible assets of AZI LLC.

     * COVENANTS AND EVENTS of DEFAULT. The Credit Agreement will contain affirmative and negative covenants and events of default, in each case which are customary for credit facilities of that size, type and purpose. Such affirmative and negative covenants will, among other matters, limit certain activities of AZI LLC and require it to satisfy certain ongoing financial requirements. Such events of default will include, among other matters, certain cross-defaults.

     * ADDITIONAL REQUIRMENTS. The obligations of AZI LLC under the Credit Agreement will be subject to usual and customary conditions for credit facilities of the size, type and purpose contemplated by the Senior Debt Facilities, including, without limitation, the following:

          * a minimum of $1,000,000 in new equity or subordinated debt, of which $500,000 must be equity;

          * a subordination agreement with the subordinated debt provider acceptable to Imperial Bank;

          *    no dividends or distributions without prior approval of Imperial
               Bank;

          *    annual capital expenditures limitation of $400,000;

          * George G. Hays to have and maintain majority ownership and control of AZI LLC; and

          *    merger agreement satisfactory to Imperial Bank.

     The Credit Agreement will also contain other terms and conditions which are customary in transactions of the type contemplated by the Senior Debt Facilities.

SUBORDINATED CREDIT FACILITY

     On March 23, 2000, AZI LLC entered into and delivered to Arizona Instrument a commitment letter (the "Subordinated Debt Commitment Letter") with Arizona MultiBank. Pursuant to the Subordinated Debt Commitment Letter, but subject to the conditions set forth therein, Arizona MultiBank has agreed to provide a subordinated term loan of $500,000 (the "Subordinated Debt Facility"). The proceeds of the Subordinated Debt Facility will be used to pay a portion of the merger consideration.

     The Subordinated Debt Commitment Letter contemplates that the definitive agreements governing the Subordinated Debt Facility will contain terms and conditions which are customary in transactions of the type contemplated by the Subordinated Debt Commitment Letter and will contain certain other terms and conditions, including, without limitation, the following:

     *    BORROWER. AZI LLC.

     * GUARANTORS. All of AZI LLC's obligations under the Subordinated Debt Facility will be fully and unconditionally guaranteed by George G. Hays and Jeanine C. Hays.

     * INTEREST RATE. Amounts outstanding under the Subordinated Debt Facility will bear interest at a rate per annum equal to the prime rate plus 4.25%. Also, a yield enhancement payment in the amount of an accrued 2% on the principal balance will be paid annually when AZI LLC has positive net income before taxes.

     * TERM. Borrowings under the term loan facility will be amortized over 61 months from the Effective Time of the Merger.

     * SECURITY. The Subordinated Debt Facility will be secured by a perfected security interest, with priority second only to Imperial Bank, in all tangible and intangible assets of AZI LLC.

     * LIFE INSURANCE. AZI LLC shall maintain key person life insurance on George G. Hays in the amount of $500,000, naming Arizona MultiBank as the first beneficiary, to satisfy AZI LLC's obligations under the Subordinated Debt Facility.

     * OTHER PROVISIONS. The obligations of AZI LLC under the Subordinated Debt Facility will be subject to usual and customary conditions for credit facilities of the size, type and purpose contemplated by the Subordinated Debt Facility, including, without limitation, the following:

          * George G. Hays shall maintain no less than 51% ownership interest in AZI LLC;

          * an intercreditor agreement between Arizona MultiBank and senior lender with commercially reasonable terms for this type of transaction;

          * no distributions to members of AZI LLC without written consent of Arizona MultiBank, except for tax liability purposes;

          *    annual capital expenditures limitation of $400,000; and

          *    compensation to George G. Hays not to exceed $200,000 per annum.

REGULATORY REQUIREMENTS; THIRD PARTY CONSENTS

     Arizona Instrument does not believe that any material federal or state regulatory approvals, filings or notices are required by Arizona Instrument in connection with the Merger other than:

     * such approvals, filings or notices required pursuant to federal and state securities laws; and

     * the filing of the certificate of merger with the Secretary of State of the State of Delaware.

     Based upon AZI LLC's currently anticipated capital structure, the parties are not required to file a Premerger Notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), because AZI LLC does not satisfy the "size of person" jurisdictional test of the HSR Act insofar as AZI LLC is its "ultimate parent" and does not have a regularly prepared balance sheet or assets of $10,000,000 or more, excluding the cash that will be used to consummate the Merger and shares of common stock and stock options to be contributed to AZI LLC by the Founders.

     In connection with the Merger, Arizona Instrument must obtain the consent of Imperial Bank, lender to Arizona Instrument. Arizona Instrument does not believe any other material third party consents will be required by Arizona Instrument in connection with the Merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES of THE MERGER

     The following discussion is a summary of the material federal income tax consequences expected to affect shareholders whose shares of common stock are converted to cash in the Merger. This summary does not purport to be a complete analysis of all potential tax effects of the Merger. For example, the summary does not consider the effect of any applicable state, local or foreign tax laws. In addition, the summary does not address all aspects of federal income taxation that may affect particular shareholders in light of their particular circumstances and is not intended for shareholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, shareholders who hold their common stock as part of a hedge, straddle or conversion transaction, shareholders who acquired their common stock pursuant to the exercise of an employee stock option or otherwise as compensation, and shareholders who are not citizens or residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States) that may be subject to special federal income tax rules not discussed below. The following summary also does not address holders of stock options and, except as noted, does not address tax consequences to the Founders. The following summary assumes that shareholders have held their common stock as "capital assets" (generally, property held for investment) under the Internal Revenue Code.

     This summary is based on the current provisions of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service will not take a contrary view. No ruling from the IRS has been or will be sought with respect to any aspect of the transactions described herein. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and any such changes or interpretations could be retroactive and could affect the tax consequences to shareholders. It cannot be predicted at this time whether any current proposed tax legislation will be enacted or, if enacted, whether any tax law changes contained therein would affect the tax consequences to shareholders.

     EACH SHAREHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO IT of THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT of ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND of CHANGES IN APPLICABLE TAX LAWS.

TREATMENT OF HOLDERS OF COMMON STOCK

     The Merger will be treated for federal income tax purposes as a taxable sale of assets of Arizona Instrument to the Surviving Company followed by a distribution to the shareholders of the Merger Consideration in liquidation of Arizona Instrument. Accordingly, a shareholder who, pursuant to the Merger, converts such holder's common stock into cash will recognize a gain or loss equal to the difference between (1) the amount of cash received in the Merger and (2) such shareholder's tax basis in the common stock. Generally, a shareholder's tax basis in his common stock will be equal to such shareholder's costs therefor. In the case of a shareholder who is an individual, such capital gain or loss will be taxable at a maximum capital gains rate of 20% if the holder held the common stock for more than one year at the time of the Merger.

     For federal income tax purposes, the Surviving Company will be deemed to be the source of a portion of the cash consideration issued in the Merger (including the proceeds from debt used to fund the Merger that is assumed by the Surviving Company in the Merger). Therefore, to the extent that cash received by a shareholder is from such source, the receipt of cash in exchange for such shareholder's common stock in the Merger will be treated as a redemption of common stock for federal income tax purposes. If a shareholder's interest in Arizona Instrument will terminate as a result of the Merger, taking into account the constructive ownership rules of Section 318 of the Code, then the shareholder will continue to receive sale or exchange treatment as described in the preceding paragraph. If a shareholder's interest in the Surviving Company, taking into account the constructive ownership rules of Section 318 of the Code, is not terminated as a result of the Merger, then the shareholder will recognize gain or loss as described above only if the deemed redemption is either "not essentially equivalent to a dividend" or "substantially disproportionate" within the meaning of Section 302 of the Code. Whether or not a shareholder qualifies for sale or exchange treatment under these provisions depends on the shareholder's individual facts and circumstances. Shareholders are urged to consult their tax advisors with respect to the potential applicability of these provisions.

BACKUP WITHHOLDING

     A shareholder whose common stock is converted to cash pursuant to the Merger may be subject to backup withholding at the rate of 31% with respect to the gross proceeds from the conversion of such common stock unless such shareholder (1) is a corporation or other exempt recipient and, when required, establishes this exemption or (2) provides its correct taxpayer identification number, certifies that it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide the Surviving Company with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be creditable against the shareholder's federal income tax liability.

     The Surviving Company will report to shareholders and to the IRS the amount of any reportable payments (including payments made to shareholders pursuant to the Merger) and any amount withheld pursuant to the Merger.

     EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES of THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT of STATE, LOCAL AND FOREIGN TAX LAW.

FEES AND EXPENSES

     Whether or not the Merger is consummated and except as otherwise provided herein, all fees and expenses incurred in connection with the Merger will be paid by the party incurring such fees and expenses, except that Arizona Instrument will pay for all costs and expenses relating to the printing and mailing of this proxy statement.

     In addition, under the terms of the Agreement and Plan of Merger, Arizona Instrument will reimburse AZI LLC for certain out of pocket costs, expenses and fees, up to a maximum of $100,000, if the Agreement and Plan of Merger is terminated under certain circumstances. See "The Agreement and Plan of Merger--Fees and Expenses."

     Estimated fees and expenses, rounded to the nearest thousand, to be incurred by Arizona Instrument or AZI LLC in connection with the Merger, the financing and related transactions are as follows:

Financing Fees                                                   $100,000
Special Committee's financial advisor's fees (1)                 $ 50,000
SEC filing fees                                                  $  1,384
Legal and accounting fees and expenses                           $115,000
Printing and mailing expenses                                    $ 11,400
Other expenses                                                   $ 25,000
                                                                 --------
         Total                                                   $302,784
                                                                 ========
----------
(1)  See "SPECIAL FACTORS--Opinion of Financial Advisor to the Special
     Committee."

     To the extent not paid prior to the Effective Time by AZI LLC or Arizona Instrument, all such fees and expenses will be paid by the Surviving Company if the Merger is consummated. If the Merger is not consummated, each party will bear its respective fees and expenses, except as otherwise provided in the Agreement and Plan of Merger. See "THE AGREEMENT AND PLAN of MERGER--Fees and Expenses."

                   INFORMATION CONCERNING THE SPECIAL MEETING

TIME, PLACE AND DATE

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies from the holders of shares of common stock, par value $.01 per share, of Arizona Instrument for use at a Special Meeting of Shareholders (the "Special Meeting") to be held at 9:00 a.m., Mountain Standard Time, on June 26, 2000, at Fiesta Inn, 2100 South Priest Drive, Tempe, Arizona 85282, or at any adjournment(s) or postponement(s) thereof, pursuant to the enclosed Notice of Special Meeting of Shareholders.

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, the shareholders of Arizona Instrument will be asked to consider and vote upon the approval of the Agreement and Plan of Merger and the transactions contemplated thereby. A copy of the Agreement and Plan of Merger is attached to this proxy statement as Annex A. Pursuant to the Agreement and Plan of Merger, each outstanding share of common stock (other than (1) common stock held in the treasury of Arizona Instrument, (2) common stock held by AZI LLC, or (3) common stock held by shareholders who perfect their rights under Delaware law to dissent from the Merger and seek an appraisal of the fair value of their shares, will be converted into the Merger Consideration. The Special Committee was appointed by the Board of Directors to, among other things, review and evaluate the terms of the Merger and to make a recommendation to the Board of Directors regarding the fairness of the Merger to the holders of common stock. The Special Committee is composed of Dr. Emerson (the Chairman) and Mr. Zylstra. Neither is an employee of Arizona Instrument and none of the Special Committee members has or will have any continuing equity interest in AZI LLC or the Surviving Company. The Special Committee concluded that the terms and provisions of the Agreement and Plan of Merger and the Merger are fair to and in the best interests of the holders of common stock (other than AZI LLC and its affiliates), and unanimously recommended that the Board of Directors approve and declare advisable the Agreement and Plan of Merger. At a meeting held on March 31, 2000, acting on the unanimous recommendation of the Special Committee, the Board of Directors approved the Agreement and Plan of Merger, concluded that the terms and provisions of the Agreement and Plan of Merger are advisable and that the Agreement and Plan of Merger and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the holders of common stock (other than AZI LLC and its affiliates), and approved a recommendation that the shareholders of Arizona Instrument approve the Agreement and Plan of Merger and the transactions contemplated thereby. The Special Committee and the Board of Directors, in reaching their respective decisions, considered a number of factors, including the opinion of Peacock Hislop, the financial advisor to the Special Committee, that, as of the date of such opinion and based upon and subject to various considerations, assumptions and limitations stated therein, the $5.00 per share cash consideration to be received by the shareholders of Arizona Instrument in the Merger was fair to the shareholders of Arizona Instrument (other than AZI LLC and its affiliates) from a financial point of view. A copy of Peacock Hislop's opinion is attached as Annex B to this proxy statement. See "SPECIAL FACTORS--Recommendation of the Special Committee and Board of Directors; Fairness of the Merger" and "SPECIAL FACTORS--Opinion of Financial Advisor to the Special Committee."

     BASED ON THE UNANIMOUS RECOMMENDATION of ITS SPECIAL COMMITTEE, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL of THE AGREEMENT AND PLAN of MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

RECORD DATE; VOTING AT THE MEETING; QUORUM

     Acting under authority granted to it by the Board of Directors, the Special Committee has fixed the close of business on May 15, 2000, as the record date (the "Record Date") for the Special Meeting. Only shareholders of record as of the close of business on May 15, 2000, will be entitled to notice of and to vote at the Special Meeting.

     As of the close of business on the Record Date, Arizona Instrument had outstanding 1,371,399 shares of common stock, held of record by approximately 2,839 registered holders as of April 12, 2000. Holders of the common stock are entitled to one vote per share. The presence in person or by proxy of the holders of not less than one-third of the voting power of the outstanding common stock entitled to vote at the Special Meeting constitutes a quorum. Broker non-votes and shares as to which a shareholder abstains will be included in determining whether there is a quorum at the Special Meeting.

REQUIRED VOTE

     Under Delaware law, the Agreement and Plan of Merger must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock. The affirmative vote of approximately 685,700 shares of common stock will be necessary to satisfy this voting requirement. Approval of the Agreement and Plan of Merger does not require the affirmative vote of a majority of the outstanding shares of common stock held by persons other than AZI LLC or its affiliates. The Founders, each a director of Arizona Instrument, currently own 49,188 shares of common stock in the aggregate, representing approximately 4% of the outstanding shares of common stock as of the Record Date. The Founders also collectively hold options to acquire an aggregate of 66,000 shares of common stock, which stock options will be converted into cash in the merger. See "Special Factors--Interests of Certain Persons in the Merger; Certain Relationships."

     Because Delaware law requires the Agreement and Plan of Merger to be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock, failure to return an executed proxy card or to vote in person at the Special Meeting or abstaining from the vote will constitute, in effect, a vote against approval of the Agreement and Plan of Merger and the transactions contemplated thereby for purposes of Delaware law. Similarly, broker non-votes will have the same effect as a vote against approval of the Agreement and Plan of Merger and the transactions contemplated thereby.

VOTING AND REVOCATION OF PROXIES

     The enclosed proxy card is solicited on behalf of the Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to its exercise, either by filing with Arizona Instrument's Secretary at Arizona Instrument's principal executive offices a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. Attendance at the Special Meeting without casting a ballot will not, by itself, constitute revocation of a proxy. Any written notice revoking a proxy should be sent to the transfer agent, ChaseMellon Shareholder Services, 85 Challenger Road, Ridgefield Park, New Jersey 07660.

ACTION TO BE TAKEN AT THE SPECIAL MEETING

     All shares of common stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, unless previously revoked, will be voted at the Special Meeting in accordance with the instructions on the proxies. Unless contrary instructions are indicated, proxies will be voted "FOR" the approval of the Agreement and Plan of Merger and the transactions contemplated thereby. As explained below in the section entitled "Dissenters' Rights of Appraisal," a vote in favor of the Agreement and Plan of Merger means that the shareholder owning those shares will not have the right to dissent and seek appraisal of the fair value of such shareholder's shares. Arizona Instrument does not know of any matters, other than as described in the Notice of Special Meeting of Shareholders, which are to come before the Special Meeting. If any other matters are properly presented at the Special Meeting for action, including, among other things, consideration of a motion to adjourn such meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Merger), the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, the persons named in the enclosed proxy card will not use their discretionary authority to use proxies voting against the Merger to vote in favor of adjournment or postponement of the Special Meeting. The Merger is also subject to a number of additional conditions. See "THE AGREEMENT AND PLAN OF MERGER--Conditions."

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PROXY SOLICITATION

     The cost of preparing, assembling and mailing this proxy statement, the Notice of Special Meeting of Shareholders and the enclosed proxy card will be borne by Arizona Instrument. Arizona Instrument is requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of the proxy material to their principals and request authority for the execution of proxies. Arizona Instrument may reimburse such persons for their expenses in so doing. In addition to the solicitation of proxies by mail, the directors, officers and employees of Arizona Instrument and its subsidiaries may, without receiving any additional compensation, solicit proxies by telephone, telefax, telegram or in person, but they will receive no additional compensation for doing so. In addition, we have engaged Regan & Associates, Inc. to solicit proxies. We have agreed to pay Regan & Associates, Inc. a fee of approximately $7,500 for its services.

     No person is authorized to give any information or make any representation not contained in this proxy statement, and if given or made, such information or representation should not be relied upon as having been authorized.

     COMPANY SHAREHOLDERS SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WITH THEIR PROXY CARD. IF THE MERGER IS CONSUMMATED, THE PROCEDURE FOR THE EXCHANGE of CERTIFICATES REPRESENTING SHARES of COMMON STOCK WILL BE AS SET FORTH IN THIS PROXY STATEMENT. SEE "THE AGREEMENT AND PLAN OF MERGER--THE EXCHANGE FUND; PAYMENT FOR SHARES of COMMON STOCK" AND "THE AGREEMENT AND PLAN of MERGER--TRANSFERS of COMMON STOCK."

                        THE AGREEMENT AND PLAN of MERGER

     The following is a summary of the material provisions of the Agreement and Plan of Merger, a copy of which is attached as Annex A to this proxy statement. Such summary is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger.

THE MERGER; MERGER CONSIDERATION

     The Agreement and Plan of Merger provides that the Merger will become effective upon the filing of the articles of merger with the Corporation Commission of the State of Arizona or at such other time as the parties may agree and specify in the articles of merger (the "Effective Time"). If the Merger is approved at the Special Meeting by the holders of a majority of all outstanding shares of common stock, and the other conditions to the Merger are satisfied or waived, it is currently anticipated that the Merger will become effective as soon as practicable after the Special Meeting; however, there can be no assurance as to the timing of the consummation of the Merger or that the Merger will be consummated.

     At the Effective Time, Arizona Instrument will be merged with and into AZI LLC, the separate corporate existence of Arizona Instrument will cease and AZI LLC will continue as the Surviving Company. In the Merger and at the Effective
Time:

     * each share of common stock issued and outstanding immediately prior to the Effective Time, other than common stock held by Arizona Instrument or its wholly-owned subsidiaries, AZI LLC or Dissenting Shareholders, will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become the right to receive cash in the amount of $5.00;

     * each share of common stock issued and outstanding immediately prior to the Effective Time that is owned by Arizona Instrument or its wholly-owned subsidiaries or AZI LLC will automatically be canceled, retired and cease to exist and no payment will be made with respect thereto;

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
     * each membership unit of AZI LLC outstanding immediately prior to the Effective Time will remain outstanding and will not be modified and will constitute the only outstanding membership units of the Surviving Company;

     * Dissenting Shareholders who do not vote to approve the Agreement and Plan of Merger and who otherwise strictly comply with the provisions of the Delaware General Corporation Law regarding statutory appraisal rights have the right to seek a determination of the fair value of their shares of common stock and payment in cash therefor in lieu of the Merger Consideration. See "DISSENTERS' RIGHTS of APPRAISAL;" and

     * each certificate representing shares of common stock that has been converted to cash under the terms of the Agreement and Plan of Merger will, after the Effective Time, evidence only the right to receive, upon the surrender of such certificate, cash in the amount of $5.00 per share.

TREATMENT OF CERTAIN SHARES HELD BY THE FOUNDERS

     Shares of Arizona Instrument common stock held by each of the Founders will be treated the same as all other shares of common stock in the Merger. Options to acquire shares of common stock of Arizona Instrument held by the Founders will be treated the same in the Merger as options held by other employees and directors of Arizona Instrument.

THE EXCHANGE FUND; PAYMENT FOR SHARES OF COMMON STOCK

     On or before the closing date of the Merger, AZI LLC will enter into an agreement with a bank, trust company or other exchange agent selected by AZI LLC and reasonably satisfactory to Arizona Instrument (the "Exchange Agent"). As of the Effective Time, AZI LLC or the Surviving Company will deposit or cause to be deposited with the Exchange Agent, cash in the amount equal to the aggregate Merger Consideration, such amount being hereinafter referred to as the "Exchange Fund", for the benefit of holders of shares of the common stock, other than common stock held by dissenting shareholders and shares to be canceled without consideration pursuant to the Agreement and Plan of Merger.

     Within five business days following the Effective Time, the Exchange Agent will mail to each record holder of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of common stock that have been converted pursuant to the Agreement and Plan of Merger into the right to receive Merger Consideration, a letter of transmittal and instructions for use in surrendering certificates in exchange for the Merger Consideration. No shareholder should surrender any certificates until the shareholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a certificate for cancellation to the Exchange Agent, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to the instructions, the holder of such certificate will be entitled to receive, in exchange therefore, the Merger Consideration into which the number of shares of common stock previously represented by such certificate(s) shall have been converted pursuant to the Agreement and Plan of Merger, without any interest thereon, and the certificates so surrendered will be canceled.

     If payment of the Merger Consideration is to be made to a person other than the person in whose name the certificate surrendered is registered, it will be a condition of payment that the certificate so surrendered will be properly endorsed, together with signature guarantees on such certificate, or otherwise be in proper form for transfer and that the person requesting such payment pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder thereof or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     SHAREHOLDERS SHOULD NOT SEND THEIR CERTIFICATES NOW AND SHOULD SEND THEM ONLY PURSUANT TO INSTRUCTIONS SET FORTH IN THE LETTER of TRANSMITTAL TO BE MAILED TO SHAREHOLDERS PROMPTLY AFTER THE EFFECTIVE TIME. IN ALL CASES, THE MERGER CONSIDERATION WILL BE PROVIDED ONLY IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT AND SUCH LETTER of TRANSMITTAL.

     Eighteen months after the Effective Time, the Exchange Agent will deliver to the Surviving Company or otherwise at the direction of the Surviving Company any portion of the Exchange Fund that remains undistributed to or unclaimed by the holders of certificates (including the proceeds of any investments thereof), and any holders of certificates who have not theretofore complied with the above-described procedures to receive payment of the Merger Consideration may look only to the Surviving Company for payment of the Merger Consideration to which they are entitled.

TRANSFERS OF COMMON STOCK AND RIGHTS UNDER STOCK PURCHASE PLAN

     After the Effective Time, the stock transfer books of Arizona Instrument will be closed, and there will be no further transfers of Certificates on the records of Arizona Instrument or its transfer agent. If, after the Effective Time, certificates are presented to the Exchange Agent or the Surviving Company, they will be canceled and exchanged for the Merger Consideration as provided above and pursuant to the terms of the Agreement and Plan of Merger (subject to applicable law in the case of dissenting shareholders).

TREATMENT OF STOCK OPTIONS

     It is currently anticipated that at the Effective Time, each unexercised option to acquire common stock will be canceled. See "Interests of Certain Persons in the Merger; Certain Relationships." Each holder of an exercisable stock option(including options which vest as a result of the transactions contemplated by the Agreement and Plan of Merger) who is an employee, officer or director of Arizona Instrument at the Effective Time will receive, in consideration of such cancellation, as soon as practicable after the Effective Time, a cash payment equal to the product of (1) the excess, if any, of the Merger Consideration over the per share exercise price of such stock option, multiplied by (2) the aggregate number of shares of common stock then subject to such stock option, subject to any required withholding of taxes (the "Stock Option Consideration"). At the Effective Time, all such stock options, will be converted into, and will thereafter only represent the right to receive, the Stock Option Consideration. Exercisable stock options held by persons other than employees, officers and directors of Arizona Instrument which are not exercised prior to the Effective Time, will be canceled and no payment will be made in respect thereof.

     It is currently anticipated that the participants in the Arizona Instrument 1985 Stock Purchase Plan will be permitted to continue payroll withholding pursuant to their current instructions in accordance with the provisions of the Plan, except that the last business day before the Effective Time will be deemed the final date of the deductive period for purposes of the Plan. At the Effective Time, AZI LLC will pay to each participant the excess, if any, of the Merger Consideration over the purchase price as established by the Plan, and all withheld funds will be returned to the participants.

CONDITIONS

     The respective obligations of AZI LLC and Arizona Instrument to consummate the Merger are subject to the following conditions, among others:

     * the approval of the Agreement and Plan of Merger by the affirmative vote of the holders of a majority of all outstanding shares of common stock; and

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
     * the absence of any governmental action or order which makes the Merger illegal or otherwise prohibits consummation of the Merger.

     The obligation of AZI LLC to effect the Merger is subject to the following additional conditions:

     * the representations and warranties of Arizona Instrument must be true and correct as of the Effective Time as though made on and as of the Effective Time, except where, among other things, the failure to be true and correct, individually or in the aggregate, would not have a material adverse effect on Arizona Instrument (without giving effect to qualifications as to materiality contained within such representations and warranties) or would not prevent completion of the Merger by September 30, 2000, or under certain circumstances by December 31, 2000 (the "Outside Date");

     * Arizona Instrument must have performed or complied with all of its obligations and covenants under the Agreement and Plan of Merger at or prior to the Effective Time, except where the failure to so perform or comply would not have a material adverse effect on Arizona Instrument or would not prevent consummation of the Merger by the Outside Date; and

     * the funding of the debt and equity financings being provided by Imperial Bank, Arizona MultiBank and the Founders must have occurred. The funding of these financings is subject to a number of material conditions independent of those in the Agreement and Plan of Merger.

     The obligations of Arizona Instrument to effect the Merger are also subject to the following additional conditions:

     * the representations and warranties of AZI LLC and the Founders must be true and correct as of the Effective Time as though made on and as of the Effective Time, except where, among other things, the failure to be true and correct, individually or in the aggregate, would not have a material adverse effect on AZI LLC (without giving effect to qualifications as to materiality contained within such representations and warranties) or would not prevent completion of the Merger by the Outside Date; and

     * AZI LLC and the Founders must have performed or complied with all of their respective obligations and covenants under the Agreement and Plan of Merger at or prior to the Effective Time, except where the failure to so perform or comply would not have a material adverse effect on AZI LLC or would not prevent consummation of the Merger by the Outside Date.

REPRESENTATIONS AND WARRANTIES

     The Agreement and Plan of Merger contains limited representations and warranties of AZI LLC, the Founders and Arizona Instrument.

     The representations of AZI LLC and the Founders relate to, among other things:

     * AZI LLC's organization and qualification to do business, capitalization, ownership, and authority to enter into the Agreement and Plan of Merger;

     * the absence of a conflict of the Agreement and Plan of Merger, and the transactions contemplated thereby, with laws applicable to, and material agreements of, AZI LLC;

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
     * the consents and filings required with respect to the Agreement and Plan of Merger and the transactions contemplated thereby;

     *    the availability of financing;

     * the accuracy of the information provided by AZI LLC for inclusion in this proxy statement and in filings to be made with the SEC with respect to the Merger;

     * the requirement for approval of the Agreement and Plan of Merger by the members of AZI LLC;

     *    the brokers used by AZI LLC;

     *    the historical business activities of AZI LLC;

     *    the effect and applicability of state anti-takeover laws; and

     * the knowledge of the Founders as to the accuracy of the representations of Arizona Instrument.

     The representations of Arizona Instrument relate to, among other things:

     * the organization and qualification to do business of Arizona Instrument and its subsidiaries;

     * the capitalization and indebtedness of Arizona Instrument and its subsidiaries;

     * Arizona Instrument's authority to enter into the Agreement and Plan of Merger;

     * the absence of a conflict of the Agreement and Plan of Merger and the transactions contemplated thereby with laws applicable to and material agreements of Arizona Instrument and its subsidiaries;

     * the consents and filings required with respect to the Agreement and Plan of Merger and the transactions contemplated thereby;

     * reports, financial statements and other filings made with the SEC; * the compliance with law and accuracy of the proxy statement and filings made with the SEC with respect to the proposed Merger;

     *    the absence of changes in the business of Arizona Instrument;

     * the required vote of the shareholders of Arizona Instrument with respect to the Merger;

     * the status of all existing discussions or negotiations with any parties conducted before the date of the Agreement and Plan of Merger;

     *    the brokers used by Arizona Instrument;

     * the action of the Board approving the Agreement and Plan of Merger and the transactions contemplated thereby;

     *    the opinion of Peacock, Hislop, Staley & Given, Inc.;

     *    the status of material contracts of Arizona Instrument;

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
     *    compliance with environmental laws and liabilities for remediation;

     *    compliance of employee benefit plans with applicable law;

     *    pending or threatened litigation; and

     *    certain income tax matters.

     Most of Arizona Instrument's representations and warranties are qualified by any facts, circumstances, conditions or events actually known to the Founders that would cause such representations or warranties to be untrue or incorrect in any material respect (without giving effect to qualifications as to materiality contained in such representations or warranties) as of March 31, 2000.

COVENANTS

     Arizona Instrument has agreed to operate, and cause each of its subsidiaries to operate, their respective businesses in the ordinary and usual course prior to the Effective Time. In this regard, Arizona Instrument has agreed that it will not, without the consent of AZI LLC (which consent may not be unreasonably withheld or delayed), take certain types of actions or engage in certain types of transactions. Specifically, Arizona Instrument has agreed that prior to the Effective Time, it will not, and will not permit any of its subsidiaries to, among other things:

     * declare or pay dividends (other than dividends by its subsidiaries in the ordinary course of business consistent with past practice);

     *    split, combine or reclassify their respective capital stock;

     *    repurchase, redeem or acquire any of their respective capital stock;

     * issue, sell, grant, pledge or otherwise encumber any of their respective securities (other than issuance of common stock upon exercise of Arizona Instrument stock options that were issued in the ordinary course or issuance of stock options or other awards in the ordinary course pursuant to Arizona Instrument benefit plans) or accelerate the vesting of or the lapsing of restrictions with respect to restricted stock;

     *    amend their respective certificates of incorporation or bylaws;

     * incur additional indebtedness (subject to certain ordinary course allowances);

     * increase the compensation payable to or materially modify the benefits provided to employees;

     * take any action that could reasonably be expected to result in any of the conditions to the Merger not being satisfied;

     *    enter into non-competition agreements;

     *    merge or sell substantially all of their assets;

     * enter into or amend material employment, consulting or severance agreements;

     *    change their method of accounting;

     *    acquire substantially all of the assets of any other person; or

     *    make material capital expenditures or commitments.

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
     AZI LLC has agreed that it will not, without the consent of Arizona Instrument (which consent may not be unreasonably withheld or delayed), take certain types of actions or engage in certain types of transactions. Specifically, AZI LLC agreed that prior to the Effective Time, it will not, among other things:

     * amend its organizational documents in any way that would delay the timely consummation of the Merger or prevent the consummation of the Merger by the Outside Date;

     * change its capital structure in a manner that would materially delay the timely consummation of the Merger or prevent the consummation of the Merger by the Outside Date; or

     * take any action that could reasonably be expected to result in any of the conditions to the Merger not being satisfied.

     In addition, AZI LLC and the Founders agreed to use their best efforts to consummate financing on terms consistent with the commitment letters; to keep the commitment letters in effect until the Effective Time; to maintain certain employee benefits for one year following the Effective Time; to maintain provisions in the organizational documents of the Surviving Company regarding the indemnification of directors and officers following the Effective Time; and to continue in force Arizona Instrument's directors and officers liability insurance for six years following the Effective Time.

     AZI LLC and Arizona Instrument have made further agreements regarding, among other things:

     * advising each other of representations or warranties contained in the Agreement and Plan of Merger becoming untrue, of their respective failure to comply with or satisfy covenants, conditions or agreements contained in the Agreement and Plan of Merger and of any change, event or circumstance that could reasonably be expected to have a material adverse effect on such party or on its ability to consummate the proposed Merger by the Outside Date; and

     * cooperating in the preparation of required governmental filings, in obtaining required permits and regulatory approvals and in the release of public announcements, and granting access to information and maintaining confidentiality.

ACQUISITION PROPOSALS

     The Agreement and Plan of Merger provides that, at any time prior to the Effective Time (unless AZI LLC consents in writing), Arizona Instrument and the Special Committee will not, and Arizona Instrument will use its reasonable best efforts to cause its and the Special Committee's representatives not to, either directly or indirectly, initiate, or solicit the making, submission or announcement of any Acquisition Proposal. "Acquisition Proposal" means any offer, indication of interest or proposal relating to a transaction involving the acquisition of stock or assets of Arizona Instrument which would, upon consummation, materially and adversely affect the ability of the parties to consummate the transactions contemplated by the Agreement and Plan of Merger. "Acquisition Proposal" does not include any offer, indication of interest or proposal made by AZI LLC or any of the Founders or any of them jointly with any other person.

     In addition, Arizona Instrument and the Special Committee will not, and Arizona Instrument will use its reasonable best efforts to cause its and the Special Committee's representatives not to, either directly or indirectly,

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
engage in discussions with, furnish or provide any non-public information to, or afford access to the properties, books, records and representatives of Arizona Instrument to, any person with respect to any Acquisition Proposal unless the Special Committee determines in good faith that the Acquisition Proposal is reasonably likely to lead to a Superior Proposal (as defined below), such person has entered into an appropriate confidentiality agreement and Arizona Instrument has notified AZI LLC of the initial receipt of such proposal and the terms of the proposal. Arizona Instrument is not required to disclose to AZI LLC the identity of any person making an Acquisition Proposal.

     In addition, Arizona Instrument, the Board of Directors or the Special Committee may withdraw or modify its recommendation of, or refrain from recommending, the Merger and the Agreement and Plan of Merger, approve any Acquisition Proposal, declare any Acquisition Proposal advisable, recommend an Acquisition to Arizona Instrument's shareholders or enter into a definitive acquisition agreement in respect of an Acquisition Proposal if, prior to taking such actions the Special Committee determines in good faith that such Acquisition Proposal is a Superior Proposal. A "Superior Proposal" is an Acquisition Proposal which:

     *    is at least as likely as the Merger to be consummated;

     * is accompanied by evidence of cash on hand or readily available under existing lines of credit or written commitments for financing sufficient to fund its consummation; and

     * would, if consummated, result in a transaction more favorable to Arizona Instrument's shareholders from a financial point of view than the transactions contemplated by the Agreement and Plan of Merger.

     Finally, Arizona Instrument, its Board of Directors or the Special Committee may take such actions as required by the rules promulgated under the Exchange Act with regard to tender offers received by Arizona Instrument.

TERMINATION

     The Agreement and Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after the approval of the proposed Merger by the shareholders of Arizona Instrument, by the mutual written consent of Arizona Instrument and AZI LLC, or by either or AZI LLC if:

     * any permanent injunction, judgment, order, decree, ruling or other action of any governmental entity prohibiting the consummation of the Merger has become final and nonappealable;

     * the Merger has not been consummated by the Outside Date (provided that such termination will not be available to any party whose material breach of any representation, warranty, covenant or agreement under the Agreement and Plan of Merger has been the cause of or resulted in the failure of the Merger to occur on or before such date);

     * the required Arizona Instrument shareholder approval is not obtained (provided that, this right to terminate will not be available to AZI LLC if AZI LLC and the Founders shall not have voted in favor of the approval of the Agreement and Plan of Merger and the Merger); or

     * Arizona Instrument's Board of Directors, based upon the recommendation of the Special Committee, determines to accept a Superior Proposal.

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
     Arizona Instrument may also terminate the Agreement and Plan of Merger at any time prior to the Effective Time, whether before or after the approval of the proposed Merger by the shareholders, upon a breach by AZI LLC of any representation, warranty, covenant or obligation set forth in the Agreement and Plan of Merger which would have a material adverse effect on AZI LLC (without giving effect to qualifications as to materiality contained within such representations and warranties), which breach is not or cannot be materially cured by the Outside Date.

     AZI LLC may also terminate the Agreement and Plan of Merger at any time prior to the Effective Time, whether before or after the approval of the proposed Merger by the shareholders of Arizona Instrument:

     * if the Arizona Instrument Board of Directors, based upon the recommendation of the Special Committee:

          * withdraws or adversely modifies its recommendation of the Agreement and Plan of Merger;

          * recommends to the shareholders of Arizona Instrument that they approve an Acquisition Proposal other than the proposed Merger;

          * fails to include the Board of Directors's recommendation in favor of the Agreement and Plan of Merger or the fairness opinion of Peacock, Hislop, Staley & Given, Inc. in this proxy statement; or

          * fails to mail this proxy statement within the time periods set forth in the Agreement and Plan of Merger or has postponed or, without obtaining the required shareholder vote, adjourned the shareholder meeting, in each case, when an Acquisition Proposal from a person other than AZI LLC was publicly pending or known to the Special Committee;

     * if an Acquisition Proposal made as a tender offer or exchange offer is commenced and the Arizona Instrument Board of Directors shall not have timely recommended rejection of such offer;

     * upon a breach by Arizona Instrument of any representation, warranty, covenant or obligation set forth in the Agreement and Plan of Merger, which would result in the funding of the debt and equity financings being provided by Imperial Bank and Arizona MultiBank and the Founders not occurring or the proceeds thereof not being immediately available at the Effective Time or which would have a material adverse effect on Arizona Instrument (without giving effect to qualifications as to materiality contained within such representations and warranties), which breach is not or cannot be materially cured by the Outside Date; or

     * if, despite the exercise of best efforts by AZI LLC and the Founders, the funding of the financing for the completion of the Merger does not occur by the Outside Date by reason of any failure of any condition to the definitive financing documents or upon the exercise by any party to the definitive financing documents (other than AZI LLC or any of the Founders) of any right to terminate the definitive financing documents.

FEES AND EXPENSES

     Whether or not the Merger is consummated and except as otherwise provided in the Agreement and Plan of Merger, all fees and expenses incurred in connection with the Merger will be paid by the party incurring such fees and

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
expenses, except that (1) Arizona Instrument will pay for all costs and expenses relating to the printing, filing and mailing of this proxy statement and (2) if the Merger is consummated, the Surviving Company will pay any real property transfer tax imposed on the holders of shares of capital stock of Arizona Instrument resulting from the Merger.

     Under the terms of the Agreement and Plan of Merger, Arizona Instrument will reimburse AZI LLC for its out-of-pocket expenses incurred after January 31, 2000 in connection with the Merger, up to maximum of $100,000 (the "Costs and Expenses") within two business days after the termination of the Agreement and Plan of Merger if:

     * the Agreement and Plan of Merger is terminated by Arizona Instrument or AZI LLC because the required shareholder approval is not obtained and on or within the five business days prior to the shareholders meeting at which such approval was sought, a publicly announced Acquisition Proposal from a person other than AZI LLC was pending;

     * the Agreement and Plan of Merger is terminated by Arizona Instrument or AZI LLC because the Arizona Instrument Board of Directors, based on the recommendation of the Special Committee, resolved to accept a Superior Proposal;

     * the Agreement and Plan of Merger is terminated by AZI LLC because the Arizona Instrument Board of Directors, based on the recommendation of the Special Committee:

     * withdraws or adversely modifies its recommendation of the Agreement and Plan of Merger;

     * recommends to the shareholders of Arizona Instruments that they approve another Acquisition Proposal;

     * fails to include a recommendation in favor of the Agreement and Plan of Merger or the fairness opinion of Peacock, Hislop, Staley & Givens, Inc. in this proxy statement while an Acquisition Proposal from a person other than AZI LLC was publicly pending or known to the Special Committee; or

     * fails to mail a proxy statement within the time periods set forth in the Agreement and Plan of Merger or has postponed or, without obtaining the required shareholder vote, adjourned the shareholder meeting, in each case, when an Acquisition Proposal from a person other than AZI LLC is publicly pending or known to the Special Committee;

     * the Agreement and Plan of Merger is terminated by AZI LLC because the Arizona Instrument Board of Directors fails to timely recommend rejection of an Acquisition Proposal made as a tender offer or exchange offer; or

     * Arizona Instrument willfully and materially breaches its covenants, obligations, representations or warranties with regard to Acquisition Proposals set forth in the Agreement and Plan of Merger.

AMENDMENT/WAIVER

     Before or after approval of the Agreement and Plan of Merger by the shareholders, the Agreement and Plan of Merger may be amended by the written agreement of the parties thereto at any time prior to the Effective Time if such amendment is approved on behalf of Arizona Instrument by the Special Committee, and on behalf of AZI LLC by its managers; provided that, after any such shareholder approval has been obtained, no amendment may be made that under applicable law or Nasdaq rules requires the approval of the shareholders Arizona Instrument if such approval has not been obtained.

     At any time prior to the Effective Time, Arizona Instrument and AZI LLC may agree in writing to extend the time for performance of any of the obligations or other acts of the other parties to the Agreement and Plan of Merger, waive any inaccuracies in the representations and warranties contained in the Agreement and Plan of Merger or in any document delivered pursuant to the Agreement and Plan of Merger, or waive compliance with any agreements or conditions contained in the Agreement and Plan of Merger.

                         DISSENTERS' RIGHTS OF APPRAISAL

     Under Section 262 of the Delaware General Corporation Law ("DGCL"), any holder of common stock who does not wish to accept the Merger Consideration may dissent from the Merger and elect to have the fair value of such shareholder's shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, judicially determined and paid to such shareholder in cash, together with a fair rate of interest, if any, provided that such shareholder complies with the provisions of Section 262.

     The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262, which is provided in its entirety as Annex C to this proxy statement. All references in Section 262 and in this summary to a "shareholder" are to the record holder of the shares of common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in timely manner to perfect appraisal rights.

     Under Section 262, where a proposed merger is to be submitted for approval at a meeting of shareholders, as in the case of the Special Meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its shareholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section 262. This proxy statement will constitute such notice to the holders of common stock and the applicable statutory provisions of the DGCL are attached to this proxy statement as Annex
C. Any shareholder who wishes to exercise such appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Annex C to this proxy statement. FAILURE TO COMPLY WITH THE PROCEDURES SPECIFIED IN SECTION 262 TIMELY AND PROPERLY WILL RESULT IN THE LOSS of APPRAISAL RIGHTS. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the common stock, Arizona Instrument believes that shareholders who consider exercising such rights should seek the advice of counsel.

     Any holder of common stock wishing to exercise the right to dissent from the Merger and demand appraisal under Section 262 of the DGCL must satisfy each of the following conditions:

     * deliver to Arizona Instrument a written demand for appraisal of such shareholder's shares before the vote on the Agreement and Plan of Merger at the Special Meeting, which demand will be sufficient if it reasonably informs Arizona Instrument of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of such holder's shares;

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
     * not vote the holder's shares of common stock in favor of the Agreement and Plan of Merger; a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the Agreement and Plan of Merger. Therefore, a shareholder who votes by proxy and who wishes to exercise appraisal rights must vote against the Agreement and Plan of Merger or abstain from voting on the Agreement and Plan of Merger; and

     * continuously hold such shares from the date of making the demand through the Effective Time. A shareholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers such shares prior to the Effective Time will lose any right to appraisal in respect of such shares.

     Neither voting (in person or by proxy) against, abstaining from voting on, or failing to vote on the proposal to approve the Agreement and Plan of Merger will constitute a written demand for appraisal within the meaning of Section
262. The written demand for appraisal must be in addition to and separate from any such proxy or vote.

     Only a holder of record of shares of common stock issued and outstanding immediately prior to the Effective Time is entitled to assert appraisal rights for the shares of common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the shareholder of record, fully and correctly, as such shareholder's name appears on such stock certificates, should specify the shareholder's name and mailing address, the number of shares of common stock owned and that such shareholder intends thereby to demand appraisal of such shareholder's common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a shareholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for one or more other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. Shareholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine and appropriate procedures for the making of a demand for appraisal by such nominee.

     A shareholder who elects to exercise appraisal rights pursuant to Section 262 should mail or deliver a written demand to: Arizona Instrument Corporation, 1912 West 4th Street, Tempe, Arizona 85281, Linda J. Shepherd, Secretary.

     Within ten days after the Effective Time, the Surviving Company must send a notice as to the effectiveness of the Merger to each former shareholder of Arizona Instrument who has made a written demand for appraisal in accordance with Section 262 and who has not voted in favor of the Agreement and Plan of Merger. Within 120 days after the Effective Time, but not thereafter, either the Surviving Company or any dissenting shareholder who has complied with the requirements of Section 262 may file a petition in the Delaware Chancery Court demanding a determination of the value of the shares of common stock held by all dissenting shareholders. Arizona Instrument is under no obligation to and has no present intent to file a petition for appraisal, and shareholders seeking to exercise appraisal rights should not assume that the Surviving Company will file such a petition or that the Surviving Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, shareholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Inasmuch as Arizona Instrument has no obligation to file such a petition, the failure of a shareholder to do so within the period specified could nullify such shareholder's previous written demand for appraisal. In any event, at any time within 60 days after the Effective Time (or at any time thereafter with the written consent of Arizona Instrument), any shareholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the Merger Consideration.

     Within 120 days after the Effective Time, any shareholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from the Surviving Company, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Agreement and Plan of Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The Surviving Company must mail such statement to the shareholder within 10 days of receipt of such request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later.

     A shareholder timely filing a petition for appraisal with the Court of Chancery must deliver a copy to the Surviving Company, which will then be obligated within 20 days to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all shareholders who have demanded appraisal of their shares. After notice to such shareholders, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which shareholders are entitled to appraisal rights. The Delaware Court of Chancery may require shareholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any shareholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that shareholder.

     After determining the shareholders entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. Upon application of a dissenting shareholder, the Delaware Chancery Court may also order that all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. SHAREHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE of THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE MERGER CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE AGREEMENT AND PLAN of MERGER IF THEY DID NOT SEEK APPRAISAL of THEIR SHARES. SHAREHOLDERS SHOULD ALSO BE AWARE THAT INVESTMENT BANKING OPINIONS ARE NOT OPINIONS AS TO FAIR VALUE UNDER SECTION 262.

     In determining fair value and, if applicable, a fair rate of interest, the Delaware Chancery Court is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, that are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

     Any shareholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote the shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the Effective Time).

     Any shareholder may withdraw its demand for appraisal and accept the Merger Consideration by delivering to the Surviving Company a written withdrawal of such shareholder's demands for appraisal, except that (1) any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Surviving Company and (2) no appraisal proceeding in the Delaware Chancery Court shall be dismissed as to any shareholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just. If the Surviving Company does not approve a shareholder's request to withdraw a demand for appraisal when such approval is required, or if the Delaware Chancery Court does not approve the dismissal of an appraisal proceeding, the shareholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be lower than the value of the Merger Consideration.

     FAILURE TO COMPLY STRICTLY WITH ALL of THE PROCEDURES SET FORTH IN SECTION 262 of THE DGCL WILL RESULT IN THE LOSS of A SHAREHOLDER'S STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, ANY SHAREHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

                           MARKET FOR THE COMMON STOCK

COMMON STOCK MARKET PRICE INFORMATION; DIVIDEND INFORMATION

     Arizona Instrument's common stock is traded on the NASDAQ SmallCap Market under the symbol "AZIC." The following table shows, for the quarters indicated, the per share high and low closing sale prices of the common stock on the NASDAQ SmallCap Market based on published financial sources. Arizona Instrument has not paid any dividends on its common stock since its initial public offering in September, 1983. The information in the table has been adjusted to reflect the 1-for-5 reverse stock split effective February 16, 1999.

                                                           High         Low
                                                         --------     --------
FISCAL YEAR ENDING DECEMBER 31, 1998
         First Quarter                                   $ 7 1/32     $ 4 7/32
         Second Quarter                                    8 1/8        5 5/16
         Third Quarter                                     5 25/32      2 13/16
         Fourth Quarter                                    5            2 1/2
FISCAL YEAR ENDING DECEMBER 31, 1999
         First Quarter                                     4 3/8        1 1/2
         Second Quarter                                    2 7/8        1 3/4
         Third Quarter                                     6 1/8        2 5/8
         Fourth Quarter                                    5 27/32      3
FISCAL YEAR ENDING DECEMBER 31, 2000
         First Quarter                                     4 27/32      3

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
     On January 31, 2000, the last full trading day prior to the public announcement by a third party of an indication of interest in Arizona Instrument, the high and low sales prices of the common stock on the NASDAQ SmallCap Market were $3.69 and $3.63, respectively, and the closing sale price was $3.63. On April 3, 2000, the last full trading day prior to the day on which the execution of the Agreement and Plan of Merger was publicly announced, the closing sale price for the common stock on the NASDAQ SmallCap Market was $4.56. On April 12, 2000, the closing price for the common stock on the NASDAQ SmallCap Market was $4.75. The market price for common stock is subject to fluctuation and shareholders are urged to obtain current market quotations.

Common Stock Purchase Information

     Except for the following information regarding purchases of common stock, none of Arizona Instrument, its executive officers or directors, AZI LLC or any of the Founders have engaged in any transaction with respect to the common stock within the past two years. The information in the table below has been adjusted to reflect the 1-for-5 reverse stock split effective February 16, 1999:

                                    Number of        Price     Average Price for
       Name             Date     Shares Acquired   Per Share      the Quarter
       ----           --------   ---------------   ---------   -----------------
Harold D. Schwartz    07/08/98          200         $ 9.06          $ 4.30
                      08/10/98        2,000           4.38            4.30
                      04/13/99        1,400           1.94            2.31
                      04/14/99        5,000           2.00            2.31
                      04/15/99        5,000           2.13            2.31

George G. Hays        01/15/99        2,651           3.11            5.88
                      01/19/00        3,367           2.45            7.84

Linda J. Shepherd     08/01/98           80           4.02            4.30
                      01/15/99          116           3.11            5.88

         SECURITY OWNERSHIP of CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 12, 2000, except as otherwise indicated, concerning the beneficial ownership of Arizona Instrument's common stock by (1) each person or group known by Arizona Instrument to beneficially own more than 5% of the outstanding shares of common stock; (2) each director of Arizona Instrument; (3) Arizona Instrument's Chief Executive Officer and the one other executive officer of Arizona Instrument; and
(4) all of Arizona Instrument's directors and executive officers as a group.

                  Shares of Common Stock Beneficially Owned (1)

                                                      Number         Percent of
Name and Address (2)                                 of Shares      Common Stock
--------------------                                 ---------      ------------
George G. Hays (3)                                     66,418           4.6%
S. Thomas Emerson (3)                                  13,500           1.0%
Harold D. Schwartz (3)                                 48,370           3.5%
Steven G. Zylstra (3)                                   7,120           0.5%
Herbert W. Morgan, III (2)                            111,439           8.1%
Linda K. Shepherd (3)                                   4,196           0.3%
All directors and executive
  officers as a group (5 persons) (3)                 139,604           9.6%

----------
(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares that may be acquired upon exercise of stock options that are currently exercisable or that become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Except as indicated by the footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) The address of each of the beneficial owners identified is c/o Arizona Instrument Corporation, 1912 West 4th Street, Tempe, Arizona 85281, except the address for Herbert W. Morgan, III is 6037 East Jenan Drive, Scottsdale, Arizona 85254.

(3) Includes shares issuable upon exercise of options that are currently exercisable or become exercisable within 60 days of April 12, 2000, as applicable for each of the following individuals:

     Hays              60,000 shares
     Emerson            9,500 shares
     Schwartz           6,000 shares
     Zylstra            7,000 shares
     Shepherd           4,000 shares

                            DIRECTORS AND MANAGEMENT

     Set forth below are the name and business address of each director and executive officer of Arizona Instrument and AZI LLC, the present principal occupation or employment of each such person, and the name, principal business and address of the corporation or other organization in which such occupation or employment of each such person is conducted. Also set forth below are the material occupations, positions, offices and employment of each such person and the name, principal business and address of any corporation or other organization in which any material occupation, position, office or employment of each such person was held during the last five years. Messrs. Emerson, George G. Hays, Schwartz and Zylstra are directors of Arizona Instrument. Each person listed below is a citizen of the United States. None of the people listed below have been convicted in a criminal proceeding during the past five years, excluding traffic violations or similar misdemeanors. None of the people listed below have been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting, activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities.

ARIZONA INSTRUMENT

Name and Business Address     Principal Occupations
-------------------------     ---------------------
S. Thomas Emerson, Ph.D.      Director of the Donald H. Jones Center for
1912 West Fourth Street       Entrepreneurship of Carnegie Mellon University,
Tempe, Arizona  85281         located at 5000 Forbes Avenue, Pittsburgh,
(602) 470-1414                Pennsylvania  15213.  From January 1999 to May
Age: 59                       2000, Dr. Emerson served as President and CEO of
                              Arizona Technology Incubator, located at 1435
                              North Hayden Road, Scottsdale, Arizona 85257, a partnership that mentors promising young technology companies. Dr. Emerson was chairman of Xantel Corporation, located at 3710 East
                              University Drive, Phoenix, Arizona 85034, a private company engaged in computer communications, from August 1992 to January 1998.

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
Name and Business Address     Principal Occupations
-------------------------     ---------------------
George G. Hays                Chairman of the Board of Directors, President and
1912 West Fourth Street       Chief Executive Officer of Arizona Instrument. Mr.
Tempe, Arizona 85281          Hays joined Arizona Instrument in March 1997, as
(602) 470-1414                Vice President of Finance, Chief Financial Officer
Age: 45                       and Vice President of Manufacturing of Arizona
                              Instrument. In November 1997, Mr. Hays was elected
                              President and Chief Executive Officer of Arizona
                              Instrument. In January 1998, Mr. Hays was elected
                              Chairman of the Board of Directors. Prior to joining Arizona Instrument, Mr. Hays was President and founder of Hays Financial Group, Inc., located at 6227 East Sunnyside Drive, Scottsdale, Arizona
                              85254, an investment banking firm since 1986. Mr.
                              Hays is still President of Hays Financial Group,
                              Inc.

Harold D. Schwartz            President of Chez & Schwartz, Incorporated,
1912 West Fourth Street       located at 161 East Chicago Avenue, Chicago,
Tempe, Arizona 85281          Illinois 60611, a marketing and sales consulting
(602) 470-1414                firm, since 1973. Mr. Schwartz currently serves on
Age:  74                      the Board of Directors of Cobra Electronics
                              Corporation, a public company.

Steven G. Zylstra             President and CEO of Pittsburgh Technology
2000 Technology Drive         Council, a technical trade association and
Pittsburg, Pennsylvania 15219 President and CEO of Southwestern Pennsylvania
(412) 687-0200                Industrial Resource Center, an economic
Age:  46                      development entity. From 1995 to 2000, Mr. Zylstra
                              served as Director of Business Development for Simula Technologies, Inc., initially a division of, and subsequently a subsidiary of Simula
                              Government Products, Inc., located at 10016 South
                              51st Street, Phoenix, Arizona 85044. Simula specializes in the development and production of high-tech transportation seating and safety systems, composite technologies, and ballistic armor systems.

Linda K. Shepherd             Controller, Chief Accounting Officer, and
1912 West Fourth Street       Secretary. Ms. Shepherd has been an accountant for
Tempe, Arizona 85281          Arizona Instrument since 1984. In mid 1997, Ms.
(602) 470-1414                Shepherd became the Controller and Chief
Age:  48                      Accounting Officer of Arizona Instrument, and in
                              mid 1998, assumed the position of Corporate
                              Secretary for Arizona Instrument.

AZI LLC

     Mr. George G. Hays is the Manager and a Member, and Mr. Schwartz's affiliate, Chez & Schwartz, Inc. Profit Sharing Plan dated December 19, 1973, is a Member, of AZI LLC. All information concerning the current business address, present principal occupation or employment and five-year employment history for each of Messrs. Hays and Schwartz is the same as the information set forth above.

Name and Business Address     Principal Occupations
-------------------------     ---------------------
G. James Hays                 Member of AZI LLC. Retired private investor for
1912 West Fourth Street       the past five years.
Tempe, Arizona 85281
(602) 470-1414
Age: 77

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
            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement contains or incorporates by reference certain forward-looking statements and information relating to Arizona Instrument that are based on the beliefs of management as well as assumptions made by and information currently available to Arizona Instrument. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including statements regarding the completion of the proposed Merger. When used in this document, the words "anticipate," "believe," "estimate," "expect," "plan," "intend," "project," "predict," "may," and "should" and similar expressions, are intended to identify forward-looking statements. Such statements reflect the current view of Arizona Instrument with respect to future events, including the completion of the proposed Merger, and are subject to numerous risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of Arizona Instrument to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

     * litigation and claims in respect of Arizona Instrument's former Encompass product line and other product liability matters;

     *    delays in receiving required regulatory and other approvals;

     * any inability of AZI LLC to obtain funding necessary to consummate the proposed Merger;

     * the failure of shareholders to approve the Agreement and Plan of Merger;

     *    inability to attract and retain qualified personnel;

     *    deterioration of general economic or market conditions;

     *    changes in business strategy;

     * lack of availability of financing on acceptable terms to fund future growth;

     *    competitive conditions in Arizona Instrument's markets; and

     * various other factors, both referenced and not referenced in this proxy statement.

     Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, planned or intended. Arizona Instrument does not intend, or assume any obligation, to update these forward-looking statements to reflect actual results, changes in assumptions or changes in the factors affecting such forward-looking statements.

                              INDEPENDENT AUDITORS

     The firm of McGladrey & Pullen, L.L.P. has served as Arizona Instrument's independent auditors since January, 2000. The financial statements of Arizona Instrument for each of the years in the two year period ended December 31, 1999, included in Arizona Instrument's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, attached to this proxy statement, have been audited by McGladrey & Pullen, L.L.P. or its precesessor in interest, Toback CPAs, P.C., independent auditors, as stated in their reports appearing therein. It is expected that representatives of McGladrey & Pullen, L.L.P. will be present at the Special Meeting, both to respond to appropriate questions of shareholders of Arizona Instrument and to make a statement if they so desire.

                              SHAREHOLDER PROPOSALS

     If the Merger is consummated, there will be no public shareholders of Arizona Instrument and no public participation in any future meetings of shareholders of Arizona Instrument. However, if the Merger is not consummated, Arizona Instrument's public shareholders will continue to be entitled to attend and participate in Company shareholders' meetings. Pursuant to Rule 14a-8 under the Exchange Act promulgated by the SEC, any shareholder of Arizona Instrument who wishes to present a proposal at the next Annual Meeting of Shareholders of Arizona Instrument (in the event the Merger is not consummated), and who wishes to have such proposal included in Arizona Instrument's proxy statement for that meeting, must have delivered a copy of such proposal to Arizona Instrument at 1912 West 4th Street, Tempe, Arizona 85281, Attention: Corporate Secretary, so that it was received no later than March 11, 2000. In order for proposals by shareholders not submitted in accordance with Rule 14a-8 to have been timely within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must have been submitted so that it was received no later than May 25, 2000.

                       WHERE YOU CAN FIND MORE INFORMATION

     The SEC allows Arizona Instrument to "incorporate by reference" information into this proxy statement, which means that Arizona Instrument can disclose important information by referring you to another document filed separately with the SEC. The following documents previously filed by Arizona Instrument with the SEC are incorporated by reference in this Proxy Statement and are deemed to be a part hereof:

     1. Arizona Instrument's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

     Specifically, the information set forth in the following sections of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, is incorporated by reference in this proxy statement and deemed to be a part hereof:

     Item 1: Description of Business;

     Item 5: Market for Common Equity and Related Stockholder Matters;

     Item 6: Management's Discussion and Analysis or Plan of Operation;

     Item 7: Financial Statements; and

     Item 8: Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

     Arizona Instrument's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, is attached to this proxy statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or replaces such statement. The forward looking statements made in the incorporated documents are not protected by the safe harbor for forward looking statements.

     2. Arizona Instrument's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2000.

     Specifically, the information set forth in the following sections of the Company's Quarterly Report on Form 10-QSB for the fiscal year ended March 31, 2000, is incorporated by reference in this proxy statement and deemed to be a part hereof:

     Item 1: Financial Statements; and

     Item 2: Management's Discussion and Analysis of Financial Condition and Results of Operations.

     Arizona Instrument's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2000, is attached to this proxy statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or replaces such statement. The forward looking statements made in the incorporated documents are not protected by the safe harbor for forward looking statements.

     3. Arizona Instrument's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999.

     Specifically, the information set forth in the following sections of the Company's Quarterly Report on Form 10-QSB for the fiscal year ended March 31, 1999, is incorporated by reference in this proxy statement and deemed to be a part hereof:

     Item 1: Financial Statements; and

     Item 2: Management's Discussion and Analysis of Financial Condition and Results of Operations.

     Arizona Instrument's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999, is attached to this proxy statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or replaces such statement. The forward looking statements made in the incorporated documents are not protected by the safe harbor for forward looking statements.

     Arizona Instrument undertakes to provide by first class mail, without charge and within one business day of receipt of any written or oral request, to any person to whom a copy of this proxy statement has been delivered, a copy of any or all of the documents referred to above that have been incorporated by reference in this proxy statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to Corporate Secretary, Arizona Instrument Corporation, 1912 West 4th Street, Tempe, Arizona 85281; telephone number: (602) 470-1414.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other matters to be presented for action at the Special Meeting other than as set forth in this proxy statement. If any other business should properly come before the Special Meeting, the persons named in the enclosed proxy card intend to vote thereon in accordance with their best judgment on the matter.

                              AVAILABLE INFORMATION

     No person is authorized to give any information or to make any representations, other than as contained in this proxy statement, in connection with the Agreement and Plan of Merger or the Merger, and, if given or made, such information or representations may not be relied upon as having been authorized by Arizona Instrument or AZI LLC. The delivery of this proxy statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Arizona Instrument since the date hereof.

     Because the Merger is a "going private" transaction, AZI LLC, the Founders and Arizona Instrument have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Merger. This proxy statement does not contain all of the information set forth in the
Schedule 13E-3 and the exhibits thereto. Copies of the Schedule 13E-3 and the exhibits thereto are available for inspection and copying at the principal executive offices of Arizona Instrument during regular business hours by any interested shareholder of Arizona Instrument, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Corporate Secretary, Arizona Instrument Corporation, 1912 West 4th Street, Tempe, Arizona 85281, or from the SEC as described below.

     Arizona Instrument is currently subject to the information requirements of the Exchange Act and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Copies of such reports, proxy statements and other information, as well as the Schedule 13E-3 and the exhibits thereto, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at "http://www.sec.gov" Arizona Instrument's common stock is listed on the NASDAQ SmallCap Market (ticker symbol: AZIC), and materials may also be inspected at its offices, 1735 K Street, N.W., Washington, D.C. 20006.

                                        By Order of the Board of Directors

                                        /s/ Linda J. Shepherd

                                        Linda J. Shepherd
                                        SECRETARY

Phoenix, Arizona
May 30, 2000

                                     ANNEX A

                          AGREEMENT AND PLAN of MERGER

                                  by and among

                                    AZI LLC,
                      an Arizona limited liability company

                                 GEORGE G. HAYS

                               HAROLD D. SCHWARTZ

                                       and

                            ARIZONA INSTRUMENT CORP.,
                             a Delaware corporation.


                           DATED AS of MARCH 31, 2000

                                TABLE of CONTENTS
                                                                            Page
                                                                            ----
ARTICLE 1. THE MERGER........................................................  1

  1.1  The Merger............................................................  1
  1.2  Closing...............................................................  1
  1.3  Effective Time........................................................  2
  1.4  Effects of the Merger.................................................  2
  1.5  Articles of Organization..............................................  2
  1.6  Operating Agreement...................................................  2
  1.7  Directors.............................................................  2
  1.8  Effect on Capital Stock...............................................  2
  1.9  Dissenting Shares.....................................................  3
  1.10 Stock Options.........................................................  4
  1.11 Stock Purchase Plan...................................................  4

ARTICLE 2. EXCHANGE of CERTIFICATES..........................................  4

  2.1  Exchange Fund.........................................................  4
  2.2  Exchange Procedures...................................................  5
  2.3  No Further Ownership Rights In Company Common Stock.  ................  6
  2.4  Termination of Exchange Fund; Unclaimed Funds.........................  6
  2.5  No Liability..........................................................  6
  2.6  Lost Certificates.....................................................  6
  2.7  Withholding Rights....................................................  6

ARTICLE 3. REPRESENTATIONS AND WARRANTIES....................................  7

  3.1  Representations and Warranties of the Company.........................  7
  3.2  Representations and Warranties of Acquirer and the Principals......... 13

ARTICLE 4. COVENANTS RELATING TO CONDUCT of BUSINESS......................... 16

  4.1  Covenants of the Company.............................................. 16
  4.2  Covenants of Acquirer and Principals.................................. 18
  4.3  Advice of Changes; Government Filings................................. 19

ARTICLE 5. ADDITIONAL AGREEMENTS............................................. 20

  5.1  Stockholders Meeting; Preparation of Disclosure Documents............. 20

  5.2  Access to Information; Confidentiality................................ 21
  5.3  Approval and Consents; Cooperation.................................... 23
  5.4  Financing............................................................. 23
  5.5  Acquisition Proposals................................................. 24
  5.6  Employee Benefits; Company Plans...................................... 25
  5.7  Fees and Expenses..................................................... 26
  5.8  Indemnification; Directors' and Officers' Insurance................... 26
  5.9  Public Announcements.................................................. 26
  5.10 Takeover Statutes..................................................... 26
  5.11 Further Assurances.................................................... 27
  5.12 Actions by Principals Pending the Closing............................. 27

ARTICLE 6. CONDITIONS PRECEDENT.............................................. 27

  6.1  Conditions to Each Party's Obligation to Effect the Merger............ 27
  6.2  Conditions to the Obligation of Acquirer to Effect the Merger......... 27
  6.3  Conditions to the Obligation of the Company to Effect the Merger...... 28

ARTICLE 7. TERMINATION AND AMENDMENT......................................... 29

  7.1  Termination........................................................... 29
  7.2  Effect of Termination; Termination Fee and Reimbursement of Expenses.. 31
  7.3  Amendment............................................................. 32
  7.4  Extension; Waiver..................................................... 32
  7.5  Procedure for Termination, Amendment, Extension or Waiver............. 32

ARTICLE 8. GENERAL PROVISIONS................................................ 33

  8.1  Non-Survival of Representations, Warranties, Covenants and Agreements. 33
  8.2  Notices............................................................... 33
  8.3  Interpretation........................................................ 34
  8.4  Counterparts.......................................................... 34
  8.5  Entire Agreement; No Third Party Beneficiaries........................ 35
  8.6  Governing Law......................................................... 35
  8.7  Waiver of Jury Trial.................................................. 35
  8.8  Severability.......................................................... 35
  8.9  Assignment............................................................ 36
  8.10 Enforcement........................................................... 36
  8.11 Definitions........................................................... 36

Exhibits

A.   Company Stock Ownership and Acquirer Membership Interests of Principals and
     G. James Hays
B.   Articles of Organization of the Surviving Company
C.   Financing Commitments

                            GLOSSARY of DEFINED TERMS

DEFINED                                                              LOCATION OF
TERM                                                                  DEFINITION
----                                                                  ----------
Acquirer................................................................Preamble
Acquirer Parties....................................................Section 8.11
Acquisition Proposal..............................................Section 5.5(a)
Affiliate...........................................................Section 8.11
Agreement...............................................................Preamble
ALLCA................................................................Section 1.1
Arizona Articles of Merger...........................................Section 1.3
Arizona Corporation Commission.......................................Section 1.3
Business Day........................................................Section 8.11
Closing..............................................................Section 1.2
Closing Date.........................................................Section 1.2
Code.................................................................Section 2.7
Commitments.......................................................Section 3.2(d)
Company.................................................................Preamble
Company Board...........................................................Recitals
Company Common Stock...........................................Section 3.1(b)(i)
Company Disclosure Schedule..........................................Section 3.1
Company Incentive Plans.............................................Section 1.11
Company Stock Options...............................................Section 1.10
Company Stock Purchase Plan.........................................Section 1.11
Confidential Information............................................Section 8.11
Definitive Financing Agreements......................................Section 5.4
Delaware Certificate of Merger.......................................Section 1.3
Delaware Secretary of State..........................................Section 1.3
DGCL.................................................................Section 1.1
Dissenting Shares....................................................Section 1.9
Dissenting Stockholder...............................................Section 1.9
Effective Time.......................................................Section 1.3
Employee Benefit Plan...............................................Section 8.11
Employee Pension Benefit Plan.......................................Section 8.11
Employee Welfare Benefit Plan.......................................Section 8.11
Environmental Laws..................................................Section 8.11
ERISA...............................................................Section 8.11
Exchange Act.................................................Section 3.1(c)(iii)
Exchange Agent.......................................................Section 2.1

Exchange Fund........................................................Section 2.1
Expenses............................................................Section 8.11
Financing.........................................................Section 3.2(d)
GAAP..............................................................Section 3.1(d)
Governmental Entity..........................................Section 3.1(c)(iii)
Hazardous Materials.................................................Section 8.11
Income Tax..........................................................Section 8.11
Income Tax Return...................................................Section 8.11
Indemnified Parties..................................................Section 5.8
Law.................................................................Section 8.11
Liens........................................................Section 3.1(b)(iii)
Material Adverse Effect.............................................Section 8.11
Merger...............................................................Section 1.1
Merger Consideration..............................................Section 1.8(c)
Nasdaq.......................................................Section 3.1(c)(iii)
Organizational Documents............................................Section 8.11
Other Party.........................................................Section 8.11
Outside Date......................................................Section 7.1(b)
Peacock, Hislop...................................................Section 3.1(j)
Permitted Recipients......................................................5.2(b)
Person..............................................................Section 8.11
Principals..............................................................Preamble
Proxy Statement..............................................Section 3.1(c)(iii)
Reports...........................................................Section 3.1(d)
Representatives.....................................................Section 8.11
Required Company Vote.............................................Section 3.1(g)
Required Regulatory Approvals........................................Section 5.3
Schedule 13E-3...............................................Section 3.1(c)(iii)
SEC..........................................................Section 3.1(c)(iii)
Special Committee.......................................................Recitals
Stockholders Meeting..............................................Section 5.1(a)
Subsidiary......................................................... Section 8.11
Superior Proposal.................................................Section 5.5(c)
Surviving Company....................................................Section 1.1
Termination Fee...................................................Section 7.2(b)

     THIS AGREEMENT AND PLAN of MERGER (this "AGREEMENT"), dated as of March 31, 2000, is by and among AZI LLC, an Arizona limited liability company
("ACQUIRER"), George G. Hays and Harold D. Schwartz (the "PRINCIPALS"), and Arizona Instrument Corp., a Delaware corporation (the "COMPANY").

                                  WITNESSETH:

     A. The members of Acquirer and the Board of Directors of the Company have approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, subject to the terms and conditions set forth in this Agreement.

     B. The Board of Directors of the Company (the "COMPANY BOARD"), based upon the recommendation of a special committee of independent directors thereof (the "SPECIAL COMMITTEE"), has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and are fair to and in the best interests of the Company's stockholders.

     C. Acquirer, the Principals and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger as set forth in this Agreement.

     Therefore, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1.

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Limited Liability Company Act of the State of Arizona (the "ALLCA"), the Company shall be merged with and into Acquirer (the "MERGER") at the Effective Time. Upon the Effective Time, the separate corporate existence of the Company shall cease and Acquirer shall continue as the Surviving Company (the "SURVIVING COMPANY") in accordance with the ALLCA.

     1.2 Closing.  Unless this Agreement shall have been terminated  pursuant to
Section 7.1, the closing of the Merger (the "CLOSING") will take place no later than the second Business Day after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article 6 (the "CLOSING DATE"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Quarles & Brady LLP, One East Camelback Road, Suite 400, Phoenix, Arizona 85012, unless another place is agreed to in writing by the parties hereto.

     1.3 Effective Time. Upon the Closing, the parties shall (i) file with the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY of STATE") a certificate of merger or other appropriate documents (in any such case, the "DELAWARE CERTIFICATE of MERGER"), executed in accordance with the relevant provisions of the DGCL, (ii) file with the Corporation Commission of the State of Arizona (the "ARIZONA CORPORATION COMMISSION") articles of merger or other appropriate documents (in any such case, the "ARIZONA ARTICLES of MERGER"), executed in accordance with the relevant provisions of the ALLCA and (iii) shall make all other filings, recordings or publications required under the DGCL and the ALLCA in connection with the Merger. The Merger shall become effective upon the filing of the Arizona Articles of Merger with the Arizona Corporation Commission, or at such later time as the parties may agree and specify in the Arizona Articles of Merger (the date and time the Merger becomes effective being herein referred to as the "EFFECTIVE TIME").

     1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the ALLCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquirer shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Acquirer shall become the debts, liabilities and duties of the Surviving Company.

     1.5 Articles of Organization. The articles of organization of Acquirer in effect immediately prior to the Effective Time shall be the articles of organization of the Surviving Company from and after the Effective Time, until thereafter amended as provided therein or by applicable law.

     1.6 Operating Agreement. The operating agreement of Acquirer as in effect immediately prior to the Effective Time shall be the operating agreement of the Surviving Company from and after the Effective Time, until thereafter amended as provided therein or by applicable law.

     1.7 Directors. The managers of Acquirer at the Effective Time shall be the managers of the Surviving Company from and after the Effective Time, until the earlier of their death, resignation, removal or otherwise ceasing to be a manager or until their respective successors are duly elected and qualified, as the case may be.

     1.8 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquirer or any holder of any Company Common Stock or Acquirer membership units:

          (a) Acquirer Membership Units. Each outstanding membership unit of Acquirer immediately prior to the Effective Time shall remain outstanding and shall not be modified.

          (b) Cancellation of Certain Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by the Company or any wholly-owned Subsidiary of the Company or by Acquirer (including shares of Company Common Stock contributed to Acquirer by certain stockholders of the Company prior to the Effective Time) shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.8(b) and Dissenting Shares) shall be converted into and become the right to receive $5.00 in cash, without interest thereon (the "MERGER CONSIDERATION").

          (d) Cancellation and Retirement of Company Common Stock. As of the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, upon surrender of such certificate(s) in accordance with
Article 2.

     1.9 Dissenting Shares.Notwithstanding anything in this Agreement to the contrary, including, without limitation, Section 1.8, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or otherwise consented thereto in writing and who has the right to demand, and properly demands, an appraisal of such holder's shares in accordance with Section 262 of the DGCL or any successor provision (such holder being herein referred to as a "DISSENTING STOCKHOLDER" and such shares being herein referred to as "DISSENTING SHARES"), shall not be converted into or represent the right to receive the Merger Consideration, unless such Dissenting Stockholder fails to perfect or otherwise loses or withdraws any such right to appraisal. With respect to any Dissenting Shares, a Dissenting Stockholder shall have solely the appraisal rights provided under Section 262 of the DGCL, provided such Dissenting Stockholder complies with the provisions thereof. If, after the Effective Time, such Dissenting Stockholder fails to perfect or otherwise loses or withdraws any such right to appraisal, each Dissenting Share held by such Dissenting Stockholder shall be treated as if such share had been converted into, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration. The Company shall give Acquirer prompt notice of any demand for appraisal of shares of Company Common Stock received by the Company, and Acquirer shall have the right to participate in and approve (which approval shall not be unreasonably withheld or delayed) all negotiations and proceedings with respect to any such demand. The Company shall not, except with the prior written consent of Acquirer, make any payment with respect to, or settle or offer to settle, any such demand.

     1.10 Stock Options. Other than Company Stock Options as to which the holder thereof has agreed in writing with the Company and Acquirer prior to the Effective Time to elect different treatment in the Merger than as provided in this Section 1.10, each outstanding and unexercised option to purchase shares of Company Common Stock (collectively, the "COMPANY STOCK OPTIONS") issued under the Company's 1991 Option Plan, as amended through the date hereof, whether vested or unvested, shall terminate and be canceled. Each employee, officer or director of Arizona Instrument who holds exercisable Company Stock Options (including options which, by their terms, become exercisable as a result of the transactions contemplated hereby) shall be entitled to receive, in consideration therefor, a cash payment on the Closing Date equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option, multiplied by (ii) the aggregate number of shares of Company Common Stock then subject to such Company Stock Option. Such cash payment shall be net of any required withholding taxes.

         1.11 Stock Purchase Plan. All participants in the Company's Stock Purchase Plan of 1985, as amended (the "COMPANY STOCK PURCHASE PLAN" and, together with the Company's 1991 Stock Option Plan, the "COMPANY INCENTIVE PLANS") shall be permitted to continue to withhold pursuant to their current instructions to the trustee in accordance with the provisions of such Plan except that the last business day of the last payroll period before the Effective Time shall be deemed to be the final date of the deduction period for the purpose of the Plan. At the Effective Time, the Acquirer shall pay to each participant the difference between the purchase price as established by the Plan and $5.00 per share of Company Common Stock and the funds in the withholding pool shall be returned to the employee.

                                   ARTICLE 2.

                            EXCHANGE of CERTIFICATES

     2.1 Exchange Fund. As of the Effective Time, Acquirer or the Surviving Company shall deposit, or shall cause to be deposited, with a bank, trust company or other exchange agent reasonably satisfactory to the Company appointed to act as exchange agent (the "EXCHANGE AGENT") for the benefit of the holders of shares of Company Common Stock, cash in an aggregate amount equal to the product of (i) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 1.8(b) and Dissenting Shares), multiplied by (ii) the Merger Consideration (the "EXCHANGE FUND"). The Exchange Agent shall invest all cash in the Exchange Fund as directed by the Surviving Company, provided all such investments shall be marketable U.S. government securities backed by the full faith and credit of the U.S. government. Interest and other income with respect to the Exchange Fund shall accrue for the account of, and shall be promptly paid to, the Surviving Company.

          (a) Exchange of Certificates. As soon as reasonably practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock shall, upon surrender to the Exchange Agent of such certificate(s) and acceptance thereof by the Exchange Agent (together with the letter of transmittal described in Section 2.2(b), duly executed, and such other documents as may reasonably be required by the Exchange Agent), be entitled to receive the amount of the Merger Consideration into which the number of shares of Company Common Stock previously represented by such certificate(s) so surrendered shall have been converted pursuant to this Agreement. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock which have been converted pursuant to this Agreement into the right to receive the Merger Consideration, and if such certificates are presented for transfer, they shall be canceled against delivery of the Merger Consideration. If the Merger Consideration is to be delivered to any person other than the person in whose name the certificate(s) representing shares of Company Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate(s) so surrendered shall be properly endorsed with the signature guaranteed or otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder thereof, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(a), each certificate which, prior to the Effective Time, represented outstanding shares of Company Common Stock (other than shares canceled pursuant to Section 1.8(b), and Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration in accordance with Section 1.8. No interest will be paid or will accrue on any cash payable as Merger Consideration to any holder of shares of Company Common Stock.

          (b) Letter of Transmittal. Promptly following the Effective Time (but no later than five (5) Business Days thereafter), the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, other than shares to be canceled or retired in accordance with Section 1.8(b)) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificate(s) shall pass, only upon delivery thereof to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Company may reasonably specify) and instructions for use in effecting the surrender of such certificate(s) in exchange for the Merger Consideration.

     2.3 No Further Ownership Rights In Company Common Stock. The Merger Consideration paid upon the surrender for exchange of certificates representing shares of Company Common Stock in accordance with the terms of Article 1 and this Article 2 shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such certificates, and no holder of shares of Company Common Stock shall thereby have any equity interest in the Surviving Company.

     2.4 Termination of Exchange Fund; Unclaimed Funds. Any portion of the Exchange Fund that remains undistributed to or unclaimed by the holders of certificates representing shares of Company Common Stock for eighteen (18) months after the Effective Time shall be delivered to the Surviving Company or otherwise at the direction of the Surviving Company, upon demand, and any holders of such certificates who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Company for the Merger Consideration to which such holders are entitled pursuant to this Agreement (subject to applicable abandoned property, escheat or other similar laws) and only as general creditors thereof for payment of their claim for the Merger Consideration.

     2.5 No Liability. None of Acquirer, the Company, the Surviving Company or the Exchange Agent shall be liable to any person in respect of any cash, shares, dividends or distribution payable from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or other similar law. If any certificates representing shares of Company Common Stock shall not have been surrendered prior to eighteen months after the Effective Time (or immediately prior to any earlier date on which the Merger Consideration in respect of such certificate would become the property of or otherwise escheat to any Governmental Entity), any such cash, shares, dividends or distributions shall, to the extent permitted by applicable law, become the property of the Surviving Company, free and clear of all claims or interest of any person previously entitled thereto.

     2.6 Lost Certificates. If any certificate representing shares of Company Common Stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against the Company with respect to such certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

     2.7 Withholding Rights. The Surviving Company or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Company or the Exchange Agent, as the case may be, may be required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the

"CODE"), or any provision of state, local or foreign tax law, including, without limitation, withholdings required in connection with payments under Section
1.10. To the extent withheld by the Surviving Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made.

                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Company. Except as otherwise set forth in the Disclosure Schedule delivered by the Company to Acquirer at or prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Acquirer as set forth in this Section 3.1:

          (a) Organization, Standing and Power. Each of the Company and its Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its respective state of incorporation and has the corporate power and authority to carry on its business as presently being conducted and to own, operate and lease its properties. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, either individually or in the aggregate, would not have a Material Adverse Effect on the Company or would not prevent the consummation of the Merger by the Outside Date. The copies of the Organizational Documents of each of the Company and its Subsidiaries which were previously furnished to Acquirer are true, complete and correct copies of such documents. The Subsidiaries set forth in Section 3.1(a) of the Company Disclosure Schedule constitute all of the Company's Subsidiaries.

          (b) Capital Structure

               (i) As of the date of this Agreement, the authorized capital stock of the Company consists of (A) 10,000,000 shares of Common Stock, par value $.01 per share, (the "COMPANY COMMON STOCK") of which 1,371,399 shares are outstanding, and no shares are held in the Company's treasury, and (B) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are outstanding.

               (ii) All issued and outstanding shares of capital stock of the Company and its Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights.

               (iii) All of the issued and outstanding shares of capital stock of each of the Company's Subsidiaries are owned directly or indirectly by the Company and are owned free and clear of any liens, claims, encumbrances, restrictions, preemptive rights or any other claims of any third party ("LIENS"), except for Liens which, individually or in the aggregate, would not have a Material Adverse Effect on the Company or would not prevent the consummation of the Merger by the Outside Date.

               (iv) As of the date of this Agreement, (A) no bonds, notes, debentures or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote are issued and outstanding, (B) other than the outstanding Company Stock Options representing in the aggregate the right to purchase up to 162,152 shares of Company Common Stock, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, and (C) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

          (c) Authority; No Conflicts

               (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by the requisite vote of the holders of Company Common Stock, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the adoption of this Agreement by the holders of Company Common Stock. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors rights generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (ii) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (A) violate any provision of the Organizational Documents of the Company or its Subsidiaries, (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in
          Section 3.1(c)(iii) below, conflict with or result in any violation of any statute, law, ordinance, rule or regulation of any state or the

          United States or any political subdivision thereof or therein applicable to the Company or any judgment, order, decree, determination or award currently in effect, which, individually or in the aggregate, would have a Material Adverse Effect on the Company or would prevent the consummation of the Merger by the Outside Date, or
          (C) except as set forth in Section 3.1(c)(ii) of the Company Disclosure Schedule, violate, conflict with, constitute a breach or default under or give rise to a right of termination under any contract, loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license to which the Company is a party or by which any of its properties or assets is bound or subject, which, individually or in the aggregate, would have a Material Adverse Effect on the Company or would prevent the consummation of the Merger by the Outside Date.

               (iii) No consent, approval, order or authorization of or registration, declaration or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental authority or any private body exercising any regulatory, taxing or other governmental authority (a "GOVERNMENTAL ENTITY"), which has not been received or made, is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (A) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in connection with the Stockholders Meeting (such proxy statement, including any preliminary version thereof, in either case, as amended, modified or supplemented from time to time, the "PROXY STATEMENT"), (B) the filing with the SEC of a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "SCHEDULE 13E-3") under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (C) state securities or "blue sky" laws,
          (D) any other filings or reports required under the Exchange Act or the rules and regulations promulgated thereunder in connection with the transactions contemplated by this Agreement, (E) the filing and recordation of appropriate merger or other documents under the DGCL,
          (F) compliance with the rules and regulations of The Nasdaq Stock Market ("NASDAQ"), (G) antitrust or other competition laws of other jurisdictions, and (H) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on the Company or to prevent the consummation of the Merger by the Outside Date.

          (d) Reports and Financial Statements. Since January 1, 1999, the Company has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC (collectively, the "REPORTS"). None of the Company's Subsidiaries is required to file any form, report or other document with the SEC. Each of the financial statements and the related schedules and notes thereto included in the Reports (or incorporated therein by reference) present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles ("GAAP") (except, in the case of interim unaudited financial statements, as permitted by Form 10-Q) consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of interim unaudited financial statements, to normal and recurring year-end adjustments that have not been and are not reasonably expected to be material in amount, and such financial statements complied as to form as of their respective dates in all material respects with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. Each Report was prepared in accordance with the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and did not, on the date of effectiveness in the case of any registration statement under the Securities Act, on the date of mailing in the case of any proxy statement under the Exchange Act and on the date of filing in the case of any other Report (and, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) Disclosure Documents. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Proxy Statement, at the date such Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, or (ii) the Schedule 13E-3, at the time of filing with the SEC (and at any time such Proxy Statement or Schedule 13E-3 is amended or supplemented), will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement or the
Schedule 13E-3 based on information supplied in writing by Acquirer, the Principals or any of their representatives specifically for inclusion or corporation by reference therein.

          (f) Absence of Certain Changes of Events. Except as may be disclosed in the Reports, (i) since December 31, 1999 through the date of this Agreement, each of the Company and its Subsidiaries has conducted their respective businesses in the ordinary course consistent with their past practices and have not incurred any material liability, except in the ordinary course of their respective businesses consistent with their past practices; and (ii) since December 31, 1999 through the date of this Agreement, there has not been any change in the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole that has had a Material Adverse Effect on the Company.

          (g) Vote Required. Assuming the accuracy of the representation set forth in Section 3.2(i), the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "REQUIRED COMPANY VOTE") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

          (h) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person, the fees of which will be paid by the Company, is or will be entitled to any broker's, financial advisory or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company, except the fees payable to Peacock, Hislop, Staley & Given, Inc. pursuant to the engagement letter dated February 1, 2000 (a copy of which has been delivered to Acquirer) whose fees and expenses shall remain the sole responsibility of the Company and the Surviving Company in accordance therewith, and shall be paid upon consummation of the Merger.

          (i) Company Action. As of the date hereof, the Company Board, based upon the recommendation of the Special Committee, at a meeting thereof duly called and held has (i) approved the acquisition by Acquirer and the Principals of shares of Company Common Stock pursuant to the Merger and approved and adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (ii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company's stockholders, and (iii) resolved to declare advisable and recommend approval of this Agreement and the transactions contemplated hereby, including the Merger, by the Company's stockholders.

          (j) Fairness Opinion. As of the date hereof, the Special Committee has received the written opinion of Peacock, Hislop, Staley & Given, Inc., financial advisor to the Special Committee ("PEACOCK, HISLOP"), dated March 28, 2000, to the effect that, subject to the qualifications and limitations stated therein, the consideration to be received by the holders of shares of Company Common Stock (other than Acquirer) in the Merger is fair to such holders from a financial point of view. The Special Committee has furnished an accurate and complete copy of such written opinion to Acquirer.

          (k) Contracts. All material contracts of the Company are in full force and effect and enforceable against each party thereto. There does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of the Company or, to the knowledge of the Company, any other party thereto, except for such events or conditions that, individually and in the aggregate, (i) have not had or resulted in, and will not have or result in, a Material Adverse Effect on the Company and (ii) have not and will not materially impair the ability of the Company to perform its obligations hereunder.

          (l) Environmental Matters. The Company is in conformance with all applicable Environmental Laws, and there are no past or present (or, to the Company's knowledge, future) events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans (i) which may interfere with or prevent compliance or continued compliance with Environmental Laws or with any order issued, entered, promulgated or approved thereunder, or (ii) which may subject the Company to damages, penalties, injunctive relief, or cleanup costs under any Environmental Laws or pursuant to any third-party claim, or which require or are likely to require reporting, cleanup, removal, remedial action, or other response pursuant to Environmental Laws or a third party claim, in each case except to the extent that any of the foregoing would not, individually or in the aggregate, result in a Material Adverse Effect on the Company.

          (m) Employee Benefit Plans. Each Employee Benefit Plan is and at all times has been in material compliance with all applicable Laws (including ERISA). The Company is not contributing to, and has not contributed to, any multi-employer plan, as defined in ERISA. Any past Employee Benefit Plan that has been terminated was done so in full compliance with all applicable Laws, and there is no basis for further liability or obligation of the Company pursuant to any and all past Employee Benefit Plans. No Employee Benefit Plan provides or has any obligation to provide (or contribute to the cost of) post-retirement welfare benefits with respect to current or former employees of the Company, including without limitation, post-retirement medical, dental, life insurance, severance, or any similar benefit, whether provided on an insured or self-insured basis. The Company has performed all of its material obligations under all Employee Benefit Plans, and has made appropriate entries in its financial records and statements for all obligations and liabilities under each Employee Benefit Plan.

          (n) Litigation. There is no pending or, to the Company's knowledge, threatened litigation, Environmental Claim, arbitration, proceeding, governmental investigation or inquiry involving the Company which, if adversely determined, would result in a Material Adverse Effect on the Company. There are no actions, suits or proceedings pending or, to the knowledge of the Company, proposed or threatened, by any Person or Governmental Authority which question the legality, validity, or propriety of the transactions contemplated by this Agreement.

          (o) Tax Matters.

               (i) The Company has filed all Income Tax Returns that it was required to file, and has paid or made provision to pay all Income Taxes shown thereon as owing, except where the failure to file Income Tax Returns or to pay Income Taxes would not have a Material Adverse Effect on the Company.

               (ii) The Company has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

               (iii) The Company is not a party to any Income Tax allocation or sharing agreement.

     Each of the representations and warranties in this Section 3.1 (other than those set forth in Sections 3.1(g), (i) and (j)) is qualified by, and the Company Disclosure Schedule shall be deemed to disclose in qualification thereof, any facts, circumstances, conditions or events actually known to or by the Principals or any of the persons set forth in Section 3.1 of the Company Disclosure Schedule.

     3.2 Representations and Warranties of Acquirer and the Principals. Acquirer and the Principals, jointly and severally, represent and warrant to the Company as follows:

          (a) Organization, Standing and Power. Acquirer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and has the power and authority to carry on its business as presently being conducted and to own, operate and lease its properties. Acquirer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, either individually or in the aggregate, would not have a Material Adverse Effect on Acquirer or would not prevent the consummation of the Merger by the Outside Date. The copies of the Organizational Documents of Acquirer which were previously furnished to the Company are true, complete and correct copies of such documents.

          (b) Capital Structure. As of the date hereof, none of the issued and outstanding membership units of Acquirer are owned by any person other than the Principals and G. James Hays. As of the date hereof, (A) Acquirer owns no shares of Company Common Stock, (B) the Principals and G. James Hays own the number of shares of Company Common Stock set forth opposite their names on Exhibit A, and
(C) the Principals own the number of Acquirer membership units set forth opposite their names on Exhibit A.

          (c) Authority; No Conflicts

               (i) Acquirer has all requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of Acquirer. This Agreement has been duly executed and delivered by Acquirer and constitutes a valid and binding agreement of Acquirer, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (ii) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (A) violate any provision of the Organizational Documents of Acquirer, (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 3.2(c)(iii) below, conflict with or result in any violation of or constitute a default (with or without notice or lapse of time, or both) under any statute, law, ordinance, rule or regulation of any state or the United States or any political subdivision thereof or therein or any judgment, order, decree, determination or award currently in effect, which, individually or in the aggregate, would have a Material Adverse Effect on Acquirer or would prevent the consummation of the Merger by the Outside Date, or (C) violate, conflict with, constitute a breach or default under or give rise to a right of termination under any contract, loan or credit agreement, note, mortgage, bond, indenture, lease (other than required consents of landlords), benefit plan or other agreement , obligation, instrument, permit, concession, franchise or license to which Acquirer is a party or by which any of its properties or assets is bound or subject, which, individually or in the aggregate, would have a Material Adverse Effect on Acquirer or would prevent the consummation of the Merger by the Outside Date.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, which has not been received or made, is required by or with respect to Acquirer in connection with the execution and delivery of this
          Agreement by Acquirer or the consummation by Acquirer of the transactions contemplated hereby, except for (A) state securities or "blue sky" laws, (B) any filings or reports required under the Exchange Act or the rules and regulations promulgated thereunder in connection with the transactions contemplated by this Agreement, (C) the filing and recordation of appropriate merger or other documents under the ALLCA and DGCL, (D) antitrust or other competition laws of other jurisdictions and (E) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on Acquirer or to prevent the consummation of the Merger by the Outside Date.

          (d) Financing. Acquirer has cash on hand or has received fully executed written commitments, copies of which are attached as Exhibit C hereto, from the persons indicated thereon (collectively, the "COMMITMENTS") to provide, in the aggregate, monies sufficient to fund the consummation of the transactions contemplated by this Agreement, including the Merger and the payments required under Section 1.10 in respect of Company Stock Options, and satisfy all other costs and expenses arising in connection therewith (the "FINANCING"). The Commitments have been accepted by Acquirer and the fees due upon acceptance of such Commitments have been paid in full. As of the date hereof, the Commitments have not been amended or modified from those attached as Exhibit C and there is no breach or default existing, or with notice or the passage of time may exist, under the Commitments. Acquirer has no reason to believe that any of the matters set forth in the Company Disclosure Schedule will result in the failure of any of the conditions precedent to the consummation of the Financing contemplated hereby stated in each of the Commitments.

          (e) Disclosure Documents. None of the information supplied or to be supplied by Acquirer for inclusion or incorporation by reference in (A) the Proxy Statement, at the date such Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, or (B) the
Schedule 13E-3, at the time of filing with the SEC (and at any time such Proxy Statement or Schedule 13E-3 is amended or supplemented), will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (f) No Vote Required. No vote of the members of Acquirer is necessary to approve this Agreement and the transactions contemplated hereby other than those obtained by Acquirer as of the date hereof.

          (g) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's, financial advisory or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Acquirer.

          (h) No Business Activities. Acquirer is not a party to any material agreement nor has it conducted any activities other than in connection with its organization, the preparation, negotiation and execution of this Agreement and the Commitments, the procurement of the Financing and the consummation of the transactions contemplated hereby. Except for its ownership of the shares of Company Common Stock set forth in Section 3.2(b), Acquirer does not own, directly or indirectly, any capital stock or other ownership interest in any person and Acquirer has no Subsidiaries.

          (i) State Takeover Laws.

               (i) The actions of the Company Board set forth in Section 3.1(i)(i) are sufficient to render inapplicable to the Merger the provisions of Section 203 of the DGCL.

               (ii) The actions of the Company Board set forth in Section 3.1(i)(i) are sufficient to render inapplicable to the merger the provisions of Section 10-2701 of the Arizona Business Corporation Law.

          (j) No Conflicting Knowledge. Each of the Principals has reviewed the representations and warranties of the Company set forth in Section 3.1 hereof and to his actual knowledge (i) such representations and warranties (to the extent supplemented or modified by the Company Disclosure Schedule) are true and correct in all material respects and (ii) such representations and warranties that are by their terms qualified as to materiality by the term "Material Adverse Effect" or similar terms are true and correct.

                                   ARTICLE 4.

                    COVENANTS RELATING TO CONDUCT of BUSINESS

     During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that Acquirer shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

          (a) Ordinary Course. The Company shall operate, and shall cause each of its Subsidiaries to operate, their respective businesses in the ordinary course of business in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and preserve their relationships with customers, suppliers and others having business dealings with them; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section
4.1 shall be deemed a breach of this Section 4.1(a) unless such action would constitute a breach of one or more of such other provisions.

          (b) Dividends; Changes in Capital Stock. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare, set aside or pay any dividends on or make any other distributions (whether cash, stock or property) in respect of any of its capital stock, except dividends by the Company's Subsidiaries in the ordinary course of business consistent with past practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

          (c) Issuance of Securities. The Company shall not and shall cause its Subsidiaries not to issue, sell, grant, pledge or otherwise encumber, or authorize or propose the issuance, grant, sale or encumbrance of, any shares of its capital stock of any class, any other voting securities or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or accelerate the vesting of, or the lapsing of restrictions with respect to, or enter into any agreement with respect to any of the foregoing, other than the issuance of Company Common Stock upon the exercise of Company Stock Options issued in the ordinary course of business consistent with past practice in accordance with the terms of the Company Incentive Plans as in effect on the date of this Agreement.

          (d) Organization Documents. Except to the extent required to comply with their respective obligations hereunder or as required by law, the Company and its Subsidiaries shall not amend or propose to amend their respective Organizational Documents.

          (e) Extraordinary Transactions. The Company shall not (i) merge, amalgamate or consolidate with any other person in any transaction or (ii) sell all or substantially all of its assets.

          (f) Indebtedness. The Company shall not, and shall not permit its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or its Subsidiaries or guarantee any debt securities of another person other than indebtedness of the Company or its Subsidiaries to the Company or its Subsidiaries and other than (A) in the ordinary course of business consistent with past practice, or (B) capital lease arrangements in the ordinary course of business; (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than by the Company or its Subsidiaries to or in the Company or its Subsidiaries or routine advances to employees; or
(iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the case of clauses (ii) or (iii) above, loans, advances, capital contributions, investments, payments, discharges or satisfactions entered into, incurred or committed to in the ordinary course of business consistent with past practice.

          (g) Employee Salaries and Benefit Plans. Except as set forth in the Company Disclosure Schedule, the Company shall not, and shall not permit its Subsidiaries to, (i) increase the compensation payable or to become payable to any of its executive officers or employees, or (ii) take any action with respect to the grant of or make any material modification, any deferred compensation, retirement, severance or termination pay, or stay, bonus or other incentive arrangement (other than pursuant to employment agreements, the Company Incentive Plan or other benefit plans and policies in effect on the date of this Agreement), except, in either such case, any such increases or grants made in the ordinary course of business consistent with past practice.

          (h) Employment and Other Agreements. Except as set forth in the Company Disclosure Schedule, the Company shall not enter into or amend any employment, consulting, severance or similar agreement with any person which would result in a Material Adverse Effect on the Company.

          (i) Other Actions. Except as otherwise permitted by Section 5.5, the Company shall not, and shall not permit its Subsidiaries to, take any action that could reasonably be expected to result in any of the conditions to the Merger set forth in Article 6 not being satisfied.

          (j) Accounting Methods; Income Tax Elections. Except as disclosed in the Reports filed prior to the date of this Agreement and in Section 4.1(j) of the Company Disclosure Schedule, or as required by a Governmental Entity or a change in GAAP as concurred in by the Company's independent auditors, the Company shall not change its methods of accounting in effect at December 31, 1999. The Company shall not, without the prior approval of Acquirer (which approval shall not be unreasonably withheld or delayed), (i) change its fiscal year, or (ii) make any material tax election or settle or compromise any federal, state, local or foreign tax liability, other than in the ordinary course of business consistent with past practice.

          (k) Certain Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its Subsidiaries or any of their respective Affiliates or any successor thereto or that could, after the Closing, limit or restrict the Surviving Company or any of its Affiliates or any successor thereto from engaging or competing in any line of business or in any geographic area, except as set forth in Section 4.1(k) of the Company Disclosure Schedule.

          (l) Capital Expenditures. The Company shall not (i) acquire all or substantially all of the business or assets of any other person, or (ii) make any capital expenditures or commitments, except those involving payment of aggregate consideration not exceeding the amount budgeted by the Company for such acquisitions and/or capital expenditures for the fiscal year ending December 31, 2000 (less any such amounts expended through the date hereof) plus an additional $300,000.

          (m) Commitments. The Company shall not commit or agree to take any of the actions specified in this Section 4.1.

     4.2 Covenants of Acquirer and Principals. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that the Company otherwise consents in writing, which consent shall not be unreasonably withheld or delayed):

          (a) Organizational Documents. Except to the extent required to comply with their respective obligations hereunder or as required by law, Acquirer shall not amend or propose to amend its Organizational Documents in any way which would materially delay the timely consummation of the Merger or prevent the consummation of the Merger by the Outside Date.

          (b) Changes in Capital Structure. Acquirer shall not change its capital structure in a manner which would materially delay the timely consummation of the Merger or prevent the consummation of the Merger by the Outside Date.

          (c) Other Actions. Neither Acquirer nor the Principals shall take any action that could reasonably be expected to result in any of the conditions to the Merger set forth in Article 6 not being satisfied.

     4.3 Advice of Changes; Government Filings. Each party hereto shall (a) confer on a regular and frequent basis with the other party, (b) report (to the extent permitted by law, regulation and any applicable confidentiality agreement) to the other on operational matters, and (c) promptly advise the other orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or any such representation or warranty that is not so qualified becoming untrue in any material respect, (ii) the failure by it (A) to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is qualified as to materiality or (B) to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is not so qualified as to materiality, or (iii) any change, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on such party or materially adversely affect its ability to consummate the Merger by the Outside Date; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The Company shall file all reports required to be filed by it with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of the Company and Acquirer shall have the right to review in advance and approve (which approval shall not be unreasonably withheld or delayed), and to the extent practicable each will consult with the other with respect to, all the information relating to the other party, which appears in any filings, announcements or publications made with, or written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

                                   ARTICLE 5.

                              ADDITIONAL AGREEMENTS

     5.1 Stockholders Meeting; Preparation of Disclosure Documents.

          (a) Except as otherwise provided in Section 5.5, the Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "STOCKHOLDERS MEETING") for the purpose of adopting this Agreement and the transactions contemplated hereby, including the Merger, by obtaining the Required Company Vote. Except as otherwise provided in Section 5.5, the Company Board, based upon the recommendation of the Special Committee, shall declare the advisability of, and recommend to its stockholders the approval and adoption of, this Agreement and the transactions contemplated hereby, including the Merger, shall include such recommendation in the Proxy Statement and shall take all lawful action to solicit such approval and adoption.

          (b) As soon as practicable following the date of this Agreement, the Company and Acquirer shall jointly prepare, and the Company shall file with the SEC, the Proxy Statement and the Schedule 13E-3. Acquirer will cooperate with the Company in connection with the preparation and filing with the SEC of the Proxy Statement and the Schedule 13E-3, including, but not limited to, furnishing the Company upon request with any and all information regarding Acquirer, the Principals or their respective Affiliates, the plans of such persons for the Surviving Company after the Effective Time, information regarding the Financing and all other matters and information as may be required to be set forth therein under the Exchange Act or the rules and regulations promulgated thereunder. The Company shall use reasonable best efforts (i) to respond to the comments of the SEC concerning the Proxy Statement or the
Schedule 13E-3 as promptly as practicable, and (ii) to cause the final Proxy Statement to be mailed to the Company's stockholders not later than 10 business days after clearance from the SEC. The Company shall pay the filing fees for the Proxy Statement and the Schedule 13E-3. Acquirer shall be given a reasonable opportunity to review and approve (which approval shall not be unreasonably withheld or delayed) all filings with the SEC and all mailings to the Company's stockholders in connection with the Merger prior to the filing or mailing thereof. The Company and Acquirer each agree to correct any information provided by such party for use in the Proxy Statement or the Schedule 13E-3 which becomes false or misleading. The Company shall cause the fairness opinion of Peacock, Hislop referred to in Section 3.1(j) to be included as an exhibit to the Proxy Statement and the Schedule 13E-3.

          (c) Each party shall notify the other party promptly of (i) the receipt of any notices, comments or other communications from the SEC or any other Governmental Authority, and (ii) any requests by the SEC for amendments or supplements to the Proxy Statement or the Schedule 13E-3 or for additional information, and will promptly provide the other party with copies of all correspondence between such party or its representatives on the one hand and the SEC or members of its staff on the other hand with respect to the Proxy Statement or the Schedule 13E-3.

          (d) If, at any time prior to the Stockholders Meeting, any event should occur relating to the Company or its Subsidiaries which should be set forth in an amendment of, or a supplement to, the Proxy Statement or the
Schedule 13E-3, the Company will promptly inform Acquirer. If, at any time prior to the Stockholders Meeting, any event should occur relating to Acquirer or relating to the plans of Acquirer for the Surviving Company after the Effective Time or the Financing, which should be set forth in an amendment of, or a supplement to, the Proxy Statement or the Schedule 13E-3, Acquirer will promptly inform the Company. In any such case, the Company or Acquirer, as the case may be, with the cooperation of the other party, shall, upon learning of such event, promptly prepare, file and, if required, mail such amendment or supplement to the Company's stockholders; provided that, prior to such filing or mailing, the parties shall approve (which approval, with respect to either party, shall not be unreasonably withheld or delayed) the form and content of such amendment or supplement.

     5.2 Access to Information; Confidentiality.

          (a) From and after the date hereof until the Effective Time, upon reasonable notice, each of the Company and Acquirer shall (and shall cause their respective Subsidiaries, if any, to the extent permitted by the Organizational Documents or other pertinent agreements of such entity, to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, to all its properties, books, contracts, commitments and records and its officers, employees, representatives and lenders and, during such period, each of the Company and Acquirer shall (and shall cause its Subsidiaries, if any, to the extent permitted by the Organizational Documents or other pertinent agreements of such entity, to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law), and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as the other party may reasonably request; PROVIDED, HOWEVER, each of the Company and Acquirer may restrict the foregoing access to the extent that (i) a Governmental Entity requires such party or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations, or (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to such party or any of its Subsidiaries requires such party or any of its Subsidiaries to restrict access to any properties or information.

          (b) Each of the Acquirer and the Principals shall use the Confidential Information solely for the purpose of evaluating the transactions contemplated hereby or any modification of such transactions and for no other purpose. Each of Acquirer, and the Principals, on behalf of themselves and all other Acquirer Parties, agrees to keep all Confidential Information confidential and shall not, without the prior written consent of Company, disclose any Confidential Information to any third party, in whole or in part. Each of Acquirer and the Principals shall not disclose the Confidential Information to any other Acquirer Party except those who have an actual need to know the Confidential Information for the purpose of evaluating the transactions contemplated hereby, who are informed of the confidential nature of the Confidential Information and who agree to be bound by this Section 5.2(b) ("PERMITTED RECIPIENTS"). Each of Acquirer and the Principals shall be responsible for any breach of any provision of this Section 5.2(b) by its Permitted Recipients. Upon the Company's request, each Acquirer Party shall: (i) destroy or, at the Company's option, return to the Company all Confidential Information which is in tangible form, including any copies thereof, and destroy all Confidential Information provided on computer disks or tape or in other digital format and all abstracts and summaries of Confidential Information and references thereto which may have been prepared by any Acquirer Party; and (b) certify to the Company that all Confidential Information has been returned or destroyed as requested by the Company.

     In the event that any Acquirer Party becomes legally compelled to disclose any Confidential Information, Acquirer shall provide the Company with prompt notice, if lawful, so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 5.2(b). In the event such protective order or other remedy is not obtained, or the Company waives compliance with the provisions of this Section 5.2(b), Acquirer shall furnish or permit to be furnished only that portion of the Confidential Information which Acquirer is advised by its counsel is legally required to be furnished, and Acquirer shall use its best efforts to obtain assurances that such Confidential Information shall be treated confidentially by the recipient thereof.

     Acquirer acknowledges and agrees that any breach or threatened breach of the terms of this Section 5.2(b) regarding the treatment of Confidential Information may result in irreparable damage to the Company for which there may be no adequate remedy at law. Therefore, each of Acquirer and the Principals agrees that in the event of any breach of this Section 5.2(b) by it or any other Acquirer Party or by any third party to whom any Acquirer Party makes Confidential Information available, the Company shall be entitled, in addition to any other rights and remedies available to it, to specific enforcement of the terms of this Section 5.2(b) and/or injunctive relief requiring the immediate return of all Confidential Information in the possession of any Acquirer Party or any such third party and enjoining all Acquirer Parties and any parties to which any Acquirer Party has made Confidential Information available from using Confidential Information in violation of this Section 5.2(b), in either case without the necessity of showing or proving that any actual damages have been sustained. Company shall be entitled to recover from Acquirer and the Principals the costs of litigation, including reasonable attorneys' fees, incurred by it in any successful legal or equitable action taken by it to enforce the provisions of this Section 5.2(b).

     5.3 Approval and Consents; Cooperation. Each of the Company and Acquirer shall cooperate with each other and use (and shall cause their respective Subsidiaries, if any, to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part to consummate and make effective the Merger and the other transactions contemplated by this Agreement (including the procurement of the Financing and the satisfaction of the conditions set forth in Article 6) as soon as practicable, including (i) preparing and filing as promptly as practicable all documentation to effect all applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement, other than those as to which the failure to so prepare and file such documentation would not have a Material Adverse Effect on any of the Company or Acquirer as the case may be, or would not prevent the consummation of the Merger by the Outside Date (the "REQUIRED REGULATORY APPROVALS") and (ii) taking all reasonable steps as may be necessary to obtain all such Required Regulatory
Approvals. The Company and Acquirer each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with the Proxy Statement, the Schedule
13E-3 or any Required Regulatory Approvals or other statement, filing, tax ruling request, notice or application made by or on behalf of the Company, Acquirer or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

     5.4 Financing. Acquirer and each Principal shall use its or his best efforts (i) to consummate the Financing on terms consistent with the Commitments or such other financing or terms as shall be mutually and reasonably satisfactory to the Company and Acquirer on or before the Closing Date, and (ii) to execute and deliver definitive agreements with respect to the Financing upon the terms provided in the Commitments or such other financing or terms as shall be mutually and reasonably satisfactory to the Company and Acquirer (the "DEFINITIVE FINANCING AGREEMENTS") on or before the Closing Date; provided that best efforts of Acquirer and each Principal as used in this Section 5.4 shall in no event require Acquirer and the Principals to agree to financing terms materially more adverse to Acquirer than those provided for in the Commitments. For purposes of this Section 5.4, an increase of 1 1/2 percentage points or more in the effective interest rates of the Financing compared to the rates in effect on the date hereof, shall be deemed a material adverse change from the financing terms provided for in the Commitments. Acquirer and each Principal shall use its or his best efforts to keep the Commitments in effect until the earlier of the Closing Date or the termination of this Agreement (which shall include, but not be limited to, obtaining any necessary extensions of the Commitments through such date) and to satisfy on or before the Closing Date all requirements of the Commitments and the Definitive Financing Agreements which are conditions to closing the transactions constituting the Financing and to drawing the cash proceeds thereunder.

     5.5 Acquisition Proposals. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that Acquirer shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

          (a) The Company agrees that the directors constituting the Special Committee shall not, and the Company shall use its reasonable best efforts to cause the Company's other Representatives and the Special Committee's Representatives not to, directly or indirectly, initiate, or solicit the making, submission or announcement of any Acquisition Proposal. As used herein, the term "ACQUISITION PROPOSAL" means and includes any offer, indication of interest or proposal (other than by Acquirer or any of the Principals or any of them jointly with any other person) relating to a transaction involving the acquisition of stock or assets of the Company which would upon the consummation thereof materially and adversely affect the ability of the parties to consummate the transactions contemplated hereby, including the Merger.

          (b) The Company agrees that the directors constituting the Special Committee shall not, and the Company shall use its reasonable best efforts to cause the Company's other Representatives and the Special Committee's Representatives not to, directly or indirectly, engage in discussions or negotiations, furnish or provide any non-public information or data or afford access to the properties, books, records and Representatives of the Company to any Person with respect to any Acquisition Proposal. Notwithstanding the foregoing, the Company, the Company Board or the Special Committee may (or may direct any Representative of the Company or the Special Committee to) (i) engage in discussions or negotiations regarding an Acquisition Proposal, (ii) furnish or provide non-public information, or (iii) afford access to the properties, books, records and Representatives of the Company, with or to any Person that has made and has pending a written Acquisition Proposal which the Special Committee has determined in good faith is reasonably likely to lead to a Superior Proposal; provided that, prior to taking any action described in any of the foregoing clauses (i), (ii) or (iii), such Person has entered into a confidentiality agreement for the benefit of the Company on substantially the same terms as set forth in Section 5.2 hereof or on terms more favorable to the Company. The Company shall promptly notify Acquirer of the Company's first receipt of a written Acquisition Proposal and of the material terms and conditions thereof. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to disclose to Acquirer the identity of the Person making any such Acquisition Proposal and shall have no duty to notify or update Acquirer on the status of discussions or negotiations (including the status of such Acquisition Proposal or any amendments or proposed amendments thereto) between the Company and such Person. Furthermore, nothing contained in this Agreement shall prevent or otherwise restrict the Company, the Company Board or the Special Committee from complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal.

          (c) Subject to Section 7.1 hereof, at any time prior to the approval of this Agreement by the stockholders of the Company, the Company Board or the Special Committee may (i) withdraw or modify its recommendation of, or refrain from recommending, the Merger and this Agreement, (ii) approve any Superior Proposal or declare a Superior Proposal advisable or recommend a Superior Proposal to the Company's stockholders or (iii) cause the Company to enter into any definitive acquisition agreement with respect to a Superior Proposal. A "SUPERIOR PROPOSAL" shall mean an Acquisition Proposal which the Special
Committee determines in good faith, after consultation with and giving due consideration to the advice of its legal and financial advisors, (x) is at least as likely as the Merger to be consummated, taking into account all legal, financial, regulatory, tax and other aspects of such Acquisition Proposal and the conditions and contingencies thereof, (y) is one as to which there has been provided evidence of cash on hand or readily available financing under existing lines of credit or written commitments sufficient to fund the consummation of such Acquisition Proposal, and (z) would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement.

          (d) The Company represents and warrants that, as of the date hereof, it has ceased and has caused to be terminated all existing discussions or negotiations with any parties conducted heretofore in respect of any Acquisition Proposal.

     5.6 Employee Benefits; Company Plans.

          (a) Subject to Sections 5.6(b) and 5.6 (c) below, for a period of at least one (1) year immediately following the Closing Date, Acquirer shall or shall cause the Surviving Company to maintain in effect employee benefit plans and arrangements (not including equity incentive arrangements) which provide benefits which have a value which is substantially comparable, in the aggregate, to the benefits provided by the Company as of the date hereof.

          (b) Unless otherwise agreed to in writing by the employee party thereto, Acquirer shall cause the Surviving Company to honor all written employment, bonus, severance and termination plans and agreements of employees of the Company and its Subsidiaries in effect on or prior to the date of this Agreement in accordance with their terms, including, without limitation, the treatment of the transactions contemplated hereby as a "change of control" thereunder.

     5.7 Fees and Expenses. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Company shall pay, or cause to be paid, any real property transfer tax imposed on any holder of shares of capital stock of the Company resulting from the Merger, (b) the Expenses incurred in connection with the printing, filing and mailing to stockholders of the Proxy Statement and the solicitation of stockholder approvals shall be paid by the Company, and (c) as provided in
Section 7.2.

     5.8 Indemnification; Directors' and Officers' Insurance. The Surviving Company shall cause to be maintained in effect (a) for a period of six (6) years after the Effective Time, the provisions regarding indemnification of current or former officers and directors (the "INDEMNIFIED PARTIES") contained in the Organizational Documents of the Company or its Subsidiaries and in any agreements between an Indemnified Party and the Company or its Subsidiaries as of the date hereof, and (b) for a period of six (6) years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Company may substitute therefor policies with an insurer of equal claims paying ratings and of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time. This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

     5.9 Public Announcements. From and after the date hereof until the Effective Time, the Company and Acquirer shall use all reasonable best efforts to develop a joint communications plan and each party shall use all reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of Nasdaq or any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

     5.10 Takeover Statutes. The Company and the Company Board or any duly authorized committee thereof, including the Special Committee, subject to its fiduciary duties, shall grant such approvals and take such actions as are necessary to render Section 203 of the DGCL and any other applicable takeover statute inapplicable to the Merger and the other transactions contemplated hereby, so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and shall otherwise act to eliminate or minimize the effects of any such takeover statute on the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     5.11 Further Assurances. The proper officers of the Company and Acquirer shall take any reasonably necessary actions if, at any time after the Effective Time, any further action is reasonably necessary to carry out the purposes of this Agreement.

     5.12 Actions by Principals Pending the Closing. Each of the Principals covenants and agrees that, prior to the Effective Time, he will not do or fail to do or cause any Person to do or fail to do any act that will cause the Company to breach any of its representations and warranties set forth in Section
3.1 hereof.

                                   ARTICLE 6.

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the Company and Acquirer to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. The Company shall have obtained all approvals of holders of shares of capital stock of the Company necessary to approve this Agreement and all the transactions contemplated hereby, including the Merger, under the DGCL.

          (b) No Injunctions or Restrains, Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, the party invoking this condition shall use its reasonable best efforts to have any such order or injunction vacated. The provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, such order or injunction.

     6.2 Conditions to the Obligation of Acquirer to Effect the Merger. In addition to the conditions set forth in Section 6.1, the obligations of Acquirer to effect the Merger are further subject to the satisfaction or waiver by Acquirer, on or prior to the Closing Date, of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent (i) any inaccuracies in such representations or warranties, individually or in the aggregate, would not have a Material Adverse Effect on the Company (provided that, solely for purposes of this Section 6.2(a), any representation or warranty of the Company that is qualified by materiality or Material Adverse Effect shall be read as if such language were not present) or would not prevent the consummation of the Merger by the Outside Date, or (ii) such representations and warranties speak as of an earlier date. Acquirer shall have received an officer's certificate executed on behalf of the Company to such effect, provided that such a signatory shall not have any personal liability in connection therewith, and provided, further, that notwithstanding the foregoing, Acquirer will remain obligated to effect the Merger despite such breach by the Company to the extent that the circumstances that resulted in such breach also resulted in a breach by the Principals of their representations and warranties set forth in Section 3.2(j) hereof, or their covenants set forth in Section 5.12 hereof.

          (b) Performance of Obligations and Covenants. The Company shall have performed or complied with all of its obligations and covenants required to be performed by the Company under this Agreement at or prior to the Closing Date, except where the failure to so perform or comply would not have a Material Adverse Effect on the Company or would not prevent the consummation of the Merger by the Outside Date. Acquirer shall have received an officer's certificate executed on behalf of the Company to such effect, provided that such a signatory shall not have any personal liability in connection therewith, and provided, further, that notwithstanding the foregoing, Acquirer will remain obligated to effect the Merger despite such breach by the Company to the extent that the circumstances that resulted in such breach also resulted in a breach by the Principals of their representations and warranties set forth in Section 3.2(j) hereof, or their covenants set forth in Section 5.12 hereof.

          (c) Financing. The funding of the financing under the Definitive Financing Agreements shall have occurred or the proceeds thereof shall be immediately available.

     6.3 Conditions to the Obligation of the Company to Effect the Merger. In addition to the conditions set forth in Section 6.1, the obligation of the Company to effect the Merger is further subject to the satisfaction or waiver by the Company, on or prior to the Closing Date, of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Acquirer and the Principals set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent (i) any inaccuracies in such representations or warranties, individually or in the aggregate, would not have a Material Adverse Effect on Acquirer (provided that, solely for purposes of this Section 6.3(a), any representation or warranty of Acquirer or the Principals that is qualified by materiality or Material Adverse Effect shall be read as if such language were not present) or would not prevent the consummation of the Merger by the Outside Date, or (ii) such representations and warranties speak as of an earlier date. The Company shall have received an officer's certificate executed on behalf of Acquirer and a certificate executed by the Principals to such effect.

          (b) Performance of Obligations and Covenants. Acquirer and the Principals shall have performed or complied with all of their respective obligations and covenants required to be performed by them under this Agreement at or prior to the Closing Date, except where the failure to so perform or comply would not have a Material Adverse Effect on Acquirer or would not prevent the consummation of the Merger by the Outside Date. The Company shall have received an officer's certificate executed on behalf of Acquirer and a certificate executed by the Principals to such effect.

                                   ARTICLE 7.

                            TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

          (a) By mutual written consent of the Company and Acquirer;

          (b) By either the Company or Acquirer if the Merger shall not have been consummated by the date which is six months after the date of this Agreement (the "OUTSIDE DATE"); provided, however, the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose material breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before the Outside Date; provided, further, that if on the Outside Date any conditions to Closing set forth in Section 6.1(b) have not been fulfilled, but all other conditions to Closing have been fulfilled or are capable of being fulfilled by the Outside Date, then the Outside Date shall be extended to the date which is nine months after the date of this Agreement;

          (c) By either the Company or Acquirer if any Governmental Entity shall have issued any judgment, injunction, order, decree or ruling or taken any other action permanently restraining, enjoining or prohibiting Acquirer or the Company from consummating the transactions contemplated by this Agreement, including the Merger, and such judgment, injunction, order, decree, ruling or other action shall have become final and nonappealable;

          (d) By either the Company or Acquirer if any approval by the stockholders of the Company required for the consummation of the Merger and the other transactions contemplated hereby shall not have been obtained at the Stockholders Meeting or any adjournment thereof by reason of the failure to obtain the Required Company Vote; provided that, the right to terminate this Agreement under this Section 7.1(d) shall not be available to Acquirer, if Acquirer or any of the Principals shall have failed to vote their shares of Company Common Stock (or otherwise consented in writing with respect thereto) in favor of the Merger at the Stockholders Meeting;

          (e) By the Company or Acquirer, if, prior to the Effective Time, the Company Board, based upon the recommendation of the Special Committee, has resolved to accept a Superior Proposal;

          (f) By Acquirer if, prior to the Effective Time, (i) the Company Board, based upon the recommendation of the Special Committee, shall have withdrawn or adversely modified its recommendation of this Agreement and the Merger; (ii) the Company Board, based upon the recommendation of the Special Committee, shall have recommended to the stockholders of the Company that they approve an Acquisition Proposal other than the transactions contemplated by this Agreement, including the Merger; (iii) an Acquisition Proposal made as a tender offer or exchange offer is commenced and the Company Board, based on the recommendation of the Special Committee, shall not have recommended rejection of such tender offer or exchange offer by the date required for such recommendation under Rule 14e-2 promulgated under the Exchange Act; (iv) the Company, based on the recommendation of the Special Committee, fails to include in the Proxy Statement (x) the Company Board's recommendation to the Company's stockholders to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger, or (y) the fairness opinion of Peacock, Hislop referred to in Section 3.1(j) (subject to such modifications thereto as do not adversely modify the opinion of Peacock, Hislop as to the fairness of the consideration to be received in the Merger from a financial point of view); (v) the Company, based upon the recommendation of the Special Committee, has failed to mail the Proxy Statement in accordance with Section 5.1(b)(ii) or has postponed or, without having obtained the Required Company Vote, adjourned the Stockholders Meeting (unless such failure to mail, postponement or adjournment, as the case may be, was necessitated by applicable law) in each case at a time when an Acquisition Proposal was publicly pending or was known to the Special Committee; or (vi) the Company has resolved to take any of the actions specified in clause
(i) or (ii) or (v) above;

          (g) By Acquirer if, prior to the Effective Time, there shall be a breach in any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement which would result in a failure of any of the conditions set forth in Section 6.2, which breach cannot be or shall not have been cured in all material respects on or before the Outside Date;

          (h) By the Company if, prior to the Effective Time, there shall be a breach in any representation, warranty, covenant or agreement on the part of Acquirer set forth in this Agreement which would result in a failure of any of the conditions set forth in Section 6.3, which breach cannot be or shall not have been cured in all material respects on or before the Outside Date; or

          (i) By Acquirer if the condition set forth in Section 6.2(c) shall not have been satisfied by the Outside Date by reason of the failure of any condition to closing set forth in the Definitive Financing Agreements or upon the exercise by any party to the Definitive Financing Agreements (other than

Acquirer or any of the Principals) of any right to terminate the Definitive Financing Agreements; provided, however, the right to terminate this Agreement under this Section 7.1(i) shall not be available if Acquirer or any Principal shall have breached its or his obligations under Section 5.4.

     7.2 Effect of Termination; Termination Fee and Reimbursement of Expenses.

          (a) In the event of termination of this Agreement by either the Company or Acquirer as provided in Section 7.1, this Agreement shall forthwith become void and have no effect and there shall be no liability or obligation on the part of the Company, Acquirer, the Principals or their respective Representatives and Affiliates and all rights and obligations of the parties hereto shall cease, except (i) with respect to Section 3.1(h) (Brokers and Finders), Section 3.2(g) (Brokers and Finders), Section 5.2 (Access to Information; Confidentiality), Section 5.7 (Fees and Expenses), this Section 7.2 (Effect of Termination; Termination Fee and Reimbursement of Expenses) and
Article 8, and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its covenants or other agreements set forth in this Agreement. No termination of this Agreement at a time when any amounts are then due Acquirer pursuant to
Section 7.2(b) or Section 7.2(c) shall be effective until such amounts are paid.

          (b) If:

               (i) (A) this Agreement is terminated by the Company or Acquirer pursuant to Section 7.1(d), and (B) a public announcement or public disclosure of any Acquisition Proposal was made prior to the date of the Stockholders Meeting and was publicly pending on or within the five (5) Business Days prior to the date of the Stockholders Meeting; or

               (ii) this Agreement is terminated by the Company or Acquirer pursuant to Section 7.1(e); or

               (iii) this  Agreement  is  terminated  by  Acquirer  pursuant  to
               Section 7.1(f) (except that if this Agreement is terminated pursuant to clause (iv) thereof no Termination Fee shall be payable unless an Acquisition Proposal was publicly pending or was known to the Special Committee at the time the Company Board's recommendation or the fairness opinion of Peacock, Hislop, as the case may be, was not included in the Proxy Statement); or

               (iv) the Company willfully and materially breaches the provisions of Section 5.5;

          then the Company shall pay Acquirer a cash termination payment equal to the out-of- pocket expenses of Acquirer and the Principals incurred on or after January 31, 2000 in connection with the transactions contemplated hereby, but not to exceed $100,000 (the "TERMINATION FEE"), which amount shall be payable by wire transfer of immediately available funds no later than two (2) Business Days after such termination. Except as provided in Section 8.10, the Termination Fee (provided the same shall be promptly paid) shall be the exclusive remedy of Acquirer as a result of (x) the termination of this Agreement by the Company or Acquirer pursuant to Section 7.1(d) or Section 7.1(e) or by Acquirer pursuant to Section 7.1(f), or (y) the Company's breach of the provisions of Section 5.5.

     7.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval of the matters presented in connection with the Merger by the stockholders of the Company; provided, however, after any such approval, no amendment shall be made which by law or in accordance with the rules of Nasdaq requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay or failure on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

     7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3, an extension or waiver pursuant to Section
7.4 or any other approval or consent required or permitted to be given pursuant to this Agreement or the exercise of any rights or satisfaction of any obligations of the parties hereunder shall, in order to be effective and in addition to the requirements of applicable law, require (a) in the case of the Company, the action of the Special Committee or (b) in the case of Acquirer, the action by the managers thereof.

                                   ARTICLE 8.

                               GENERAL PROVISIONS

     8.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and other agreements set forth in this Agreement or in any instrument delivered pursuant to this
Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time and this Article 8. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NONE OF THE COMPANY, ACQUIRER OR PRINCIPALS MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS AND WARRANTIES MADE BY ITSELF OR ANY of ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE
EXECUTION AND DELIVERY of THIS  AGREEMENT,  THE  DOCUMENTS  AND THE  INSTRUMENTS
REFERRED TO HEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER PARTY OR THE OTHER PARTY'S REPRESENTATIVES of ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE of THE FOREGOING.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, when transmitted and confirmation of such transmission is received. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a) if to Acquirer, to:

               AZI LLC
               1912 West Fourth Street
               Tempe, Arizona 85281
               Attn: George G. Hays
               Phone: 602-470-1414
               Fax: 602-281-1716
               with a copy to:

               Ballard, Spahr, Andrews & Ingersoll
               1225 17th Street, Suite 2300
               Denver, Colorado 80202
               Attn: Roger Davidson
               Phone: 303-292-2400
               Fax: 303-296-3956

          (b) if to the Company, to:

               Arizona Instrument Corp.
               1912 West Fourth Street
               Tempe, Arizona 85281
               Attn: Special Committee of the Board of Directors
               Phone: 602-470-1414
               Fax: 602-281-1716

               with a copy to:

               Quarles & Brady LLP
               One East Camelback, Suite 400
               Phoenix, AZ 85012
               Attn: Steven P. Emerick
               Phone: 602-230-5517
               Fax: 602/230-5598

     8.3 Interpretation. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     8.4   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     8.5 Entire Agreement; No Third Party Beneficiaries.

          (a) This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (b) This Agreement is not intended to nor shall anything in this Agreement confer upon any person, other than the parties hereto, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.8.

     8.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS of THE STATE of ARIZONA, WITHOUT REGARD TO THE LAWS THAT MIGHT BE APPLICABLE UNDER CONFLICTS of LAWS PRINCIPLES.

     8.7 Waiver of Jury Trial. EACH of THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT of ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT of OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY ACKNOWLEDGES THAT (i) NO REPRESENTATIVE of SUCH PARTY HAS BEEN AUTHORIZED BY SUCH PARTY TO REPRESENT OR, TO THE KNOWLEDGE of SUCH PARTY, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT of LITIGATION SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS of THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION 8.7.

     8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or in certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

     8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions of this Agreement (without requirement to post a bond, if applicable), this being in addition to any other remedy to which the parties are entitled at law or in equity.

     8.11 Definitions. As used in this Agreement, the following terms shall have the following definitions:

     "AFFILIATE" shall have the meaning ascribed to such terms under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of New York.

     "CONFIDENTIAL INFORMATION" means information in whatever form provided by or on behalf of Company to Acquirer or the Principals or its or their directors, officers, employees, agents, lenders, investors or advisors ("ACQUIRER PARTIES") in connection with the evaluation by Acquirer or the Principals of the transactions contemplated herein, including, without limitation, information relating to the financial condition of the Company and its business strategies, pricing, customers, technology, programs, costs, employee compensation, marketing plans, developmental plans, computer programs, computer systems, processes, inventions, developments and trade secrets of every kind and nature. However, Confidential Information does not include any information which (a) was or becomes generally available to the public other than as a result of an unauthorized disclosure by a Acquirer Party, (b) was or becomes available to any Acquirer Party on a nonconfidential basis from a source other than the Company or its advisors, provided that the disclosure by such source does not violate any confidentiality obligation or duty of such source to the Company or (c) was within such Acquirer Party's possession prior to its being furnished by or on behalf of Company, provided that the disclosure by the original source of such information did not violate any confidentiality obligation or duty of such source to the Company.

     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any multiemployer plan), or (d) Employee Welfare Benefit Plan.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA ss.3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA ss.3(1).

     "ENVIRONMENTAL LAWS": all Laws relating to the environment or the use, disposal, existence or release of any Hazardous Materials, including but not limited to any and all Laws concerning, affecting, controlling, or in any way relating to, whether in whole or in part, noise levels, ground vibrations, air pollutants, water pollutants, process waste water, or Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXPENSES" means and includes all out-of-pocket costs and expenses (including, without limitation, all fees and expenses of counsel, accountants, banks, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf, whenever incurred, in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby and the Financing.

     "HAZARDOUS MATERIALS": any waste, hazardous waste, pollutant, contaminant, or hazardous or toxic substance as specified, listed, identified, or defined in
(i) the Resource Conservation and Recovery Act, 42 U.S.C.A.ss.6901, et seq., and the rules, regulations and orders promulgated thereunder; (ii) CERCLA; (iii) the Clean Water Act, 33 U.S.C. 1251, et seq., and the rules, regulations and orders promulgated thereunder; (iv) the Clean Air Act, 42 U.S.C. 7401 et seq., and the rules, regulations and orders promulgated thereunder; (v) the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., and the rules, regulations and orders promulgated thereunder; (vi) the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., and the rules, regulations and orders promulgated thereunder; and (vii) the Occupational Safety and Health Act, 29 U.S.C. 651 et seq., and the rules, regulations, and orders promulgated thereunder.

     "INCOME TAX" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

     "INCOME TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

     "LAW": all provisions of any federal, state, foreign, local or other law, ordinance, rule, regulation, or governmental requirement or restriction of any kind, including any rules, regulations, and orders promulgated thereunder, and any final orders, decrees, consents, or judgments of any regulatory agency or court.

     "MATERIAL ADVERSE EFFECT" means, with respect to any entity, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of such entity and its Subsidiaries taken as a whole.

     "ORGANIZATIONAL   DOCUMENTS"  means,  with  respect  to  any  entity,   the
certificate of incorporation, bylaws or other governing documents of such entity.

     "OTHER PARTY" means, with respect to the Company, Acquirer and, with respect to Acquirer, the Company.

     "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, "group" (as defined in the Exchange Act) or other entity.

     "PRINCIPALS" means George G. Hays and Harold D. Schwartz.

     "REPRESENTATIVES" means, collectively, the directors, officers, employees, agents and other representatives (including any investment bankers, financial advisors, attorneys or accountants) of any person.

     "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting and economic interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     IN WITNESS WHEREOF, Acquirer and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the Principals have executed this Agreement, in each case as of the date first written above.

                                        AZI LLC, an Arizona limited liability
                                        company


                                        By: /s/ George G. Hays
                                            ------------------------------------
                                            Title: Manager


                                        ARIZONA INSTRUMENT CORP., a Delaware
                                        corporation

                                        By: /s/ S. Thomas Emerson
                                            ------------------------------------
                                            Title: Chairman, Special Committee
                                                   of the Board of Directors

                                        /s/ George G. Hays
                                        ----------------------------------------
                                        George G. Hays

                                        /s/ Harold D. Schwartz
                                        ----------------------------------------
                                        Harold D. Schwartz

                                     ANNEX B

                             FAIRNESS OPINION LETTER

                OPINION of PEACOCK, HISLOP, STALEY & GIVEN, INC.

March 28, 2000


Special Committee of the Board of Directors
Board of Directors
Arizona Instrument Corporation
1912 West 4th Street
Tempe, AZ  85281

Gentlemen:

We understand that Arizona Instrument Corporation (the "Company" or "AZIC") and AZI LLC ("Newco.") formed on March 7, 2000, and owned by George G. Hays, Harold
D. Schwartz and G. James Hays (the "Acquiror") propose to enter into an Agreement and Plan of Merger (the "Agreement") which provides for the merger (the "Merger") of the Company with and into Newco. Under the terms set forth in the Agreement at the effective time of the Merger (the "Effective Time"), each share of common stock, $0.01 par value, of the Company ("Company Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Stock held in the treasury of the Company and shares of Company Stock owned by the Acquiror, if any, which will be canceled pursuant to the Agreement, will be converted into the right to receive an amount equal to $5.00 in cash, without interest (the "Merger Consideration"). The terms and conditions of the Merger are set out more fully in the Agreement. We note that the Merger has not yet been consummated and that our opinion is as of the date hereof.

You have requested our opinion as to the fairness of the Merger Consideration from a financial point of view to the holders of Company Stock other than the Acquiror, Mr. Hays and their respective affiliates (the "Unaffiliated Shareholders").

Peacock, Hislop, Staley & Given, Inc. ("Peacock Hislop"), as part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distribution of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

In conducting our investigation and analysis and in arriving at our opinion herein, we have reviewed such information and taken into account such financial and economic factors as we have deemed relevant under the circumstances. In that context, we have among other things: (i) reviewed certain internal information, primarily financial in nature, including projections concerning the business and operations of the Company furnished to us for purposes of our analysis, as well as publicly available information, including, but not limited to, the Company's recent filings with the Securities and Exchange Commission; (ii) reviewed the draft Agreement in the form presented to the Company's Special Committee of the Board of Directors; (iii) compared the historical market prices and trading activity of AZIC Common Stock with those of certain other publicly traded companies we deemed relevant; (iv) compared the financial position and operating results of the Company with those of other publicly traded companies we deemed relevant; (v) compared the proposed financial terms of the Merger with the financial terms of certain other business combination transactions that we deemed relevant; and (vi) prepared a discounted cash flow analysis and a leveraged acquisition analysis of the Company. We have held discussions with members of the Company's senior management concerning the Company's historical and current financial condition and operating results, as well as the future prospects of the Company. We have also considered other information such as financial studies and market reports, analyses and investigations and financial, economic and market criteria which we deemed relevant for the preparation of this opinion.

Arizona Instrument Corporation
March 28, 2000
Page 2


In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to us by or on behalf of the Company and have not been engaged to independently verify any such information. We have assumed, with your consent, (i) that all material assets and liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the Company's financial statements and/or have been disclosed to us, specifically pending litigation and environmental liabilities, and (ii) that the Merger will be consummated in accordance with the terms of the Agreement without any amendment thereto or waiver by the Company of any condition to their respective obligations. We have also assumed that the financial forecasts examined by us were reasonably prepared on bases reflecting the best available estimates and good faith judgements of the Company's senior management as to the future performance of the Company and that such forecasts will be realized at the times contemplated therein.

Furthermore, we have not undertaken nor obtained an independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of the Company, nor have we made a physical inspection of the properties or facilities of AZIC. Our opinion necessarily is based upon economic monetary and market conditions as they exist and can be evaluated on the date hereof, and does not predict or take into account any changes which may occur, or information, which may become available, after the date hereof.

Our opinion has been prepared at the request and for the information of the Special Committee of the Board of Directors of the Company, and shall not be used for any other purpose or disclosed to any other party without the prior written consent of Peacock Hislop; provided, however, that this letter may be reproduced in full in the Proxy Statement- to be provided to the shareholders of AZIC in connection with the Merger and may be filed with the Securities and Exchange Commission in connection with the related Transaction Statement on
Schedule 13e-3.

The Company's Special Committee of the Board of Directors conducted a solicitation process, which we took no part in, to attract the interest of third parties in acquiring all or any part of AZIC. We have been informed that Mr. Hays' offer was the only offer received that was deemed to be an acceptable firm offer by the Special Committee. We have not been asked to, and are not, rendering an opinion as to the fairness of the solicitation process conducted by the Special Committee.

This opinion does not address the relative merits of the Merger and any other potential transactions or business strategies considered by the Company's
Special Committee of the Board of Directors, and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote with respect to the Merger. We have not been requested to, and did not: (i) participate in the structuring or negotiating of the Merger and the Merger Agreement; or (ii) solicit third party indications of interest in acquiring all or any part of AZIC. Peacock Hislop will receive a fee for rendering this opinion. At no time in the past, have we provided investment banking services to the Company, and we will earn no other fees, contingent or otherwise, in connection with this Merger. The Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion.

In the ordinary course of our business, we may, from time to time, trade the securities of the Company for our own account or the accounts of our customers and, accordingly, may at any time hold long or short positions in its securities.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Unaffiliated Shareholders of AZIC.

Very truly yours,


PEACOCK, HISLOP, STALEY & GIVEN, INC.

BF/kb

                                     ANNEX C

               SECTION 262 of THE DELAWARE GENERAL CORPORATION LAW
                         RELATING TO DISSENTERS' RIGHTS

     262 APPRAISAL RIGHTS.

     (a) Any shareholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the shareholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "shareholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either
               (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or
               (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of shareholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its shareholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each shareholder electing to demand the appraisal of such shareholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such shareholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of such shareholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A shareholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each shareholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such shareholders of the effective date of the merger or consolidation. Any shareholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify shareholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or
               (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each shareholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the shareholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any shareholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such shareholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any shareholder shall have the right to withdraw such shareholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any shareholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the shareholder within 10 days after such shareholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a shareholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the shareholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the shareholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the shareholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any shareholder fails to comply with such direction, the Court may dismiss the proceedings as to such shareholder.

     (h) After determining the shareholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any shareholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the shareholder entitled to an appraisal. Any shareholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such shareholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such shareholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the shareholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such shareholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a shareholder, the Court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no shareholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to shareholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such shareholder shall deliver to the surviving or resulting corporation a written withdrawal of such shareholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such shareholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any shareholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting shareholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     ANNEX D

                                   Form 10-KSB
                      For the Year Ended December 31, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 10KSB

[X] Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     For the fiscal year ended December 31, 1999.

[ ] Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (no fee required)

     For the transition period from _________ to __________.

                         Commission File Number: 0-12575

                         ARIZONA INSTRUMENT CORPORATION
           -----------------------------------------------------------
           (Name of small business issuer as specified in its charter)

               Delaware                                          86-0410138
    ------------------------------                           -------------------
     (State or other jurisdiction                             (IRS Employer or
    incorporation of organization)                           Identification No.)


   1912 West 4th Street, Tempe, AZ                                 85281
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)

                    Issuer's telephone number: (602) 470-1414

        Securities registered pursuant to Section 12(b) of the Act: None

           Securities registered pursuant to Section 12(g) of the Act:
                          Common Stock, $.01 par value

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference In Part III of this Form 10-IKSB or any amendment to this Form 10-KSB. [X]

As of March 22, 2000, the aggregate market value of the voting stock held by non-affiliates of the registrant was approximately $5,782,000. The aggregate market value is computed with reference to the average bid and asked prices. Shares of Common Stock held by each officer and director and by such person who owns 10% or more of the outstanding Common Stock have been excluded in that such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily conclusive.

Issuer's revenues for its most recent fiscal year were $9,052,505.

As of March 22, 2000, 1,371,399 shares of Common Stock ($.01 par value) were outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE

Part III: Portions of the Proxy Statement for the 2000 Annual Shareholders' Meeting (to be filed).

Unless the context indicates otherwise, the term "Company" or "AZI" refers to Arizona Instrument Corporation and its wholly-owned subsidiaries.

Except for the historical information contained herein, the discussion in this Form 10-KSB contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. The forward-looking statements include statements regarding management's anticipation of the Company's future market position, development of additional products, product introduction and delivery dates, reliability of products, adequate sources of supplies, acquisition of related product lines or companies, positive responses to new developments, and availability and terms of credit. The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties, and on assumptions that involve judgments with respect to, among other things, future economic, competitive and market conditions, research and development results, product introduction and delivery schedules, raw materials, market conditions, stability of the regulatory environment and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements, many of which are beyond the control of the Company, are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking information will be realized. Important factors that may cause actual results to differ materially from those contemplated or implied by such forward-looking statements are discussed in more detail in this form 10-KSB. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

                                     PART I

ITEM 1. DESCRIPTION of BUSINESS

GENERAL

     Arizona Instrument Corporation designs and manufactures precision instruments used in quality control, industrial control and environmental monitoring applications. AZI completed its initial public stock offering on September 22, 1983, as Computrac Instruments, Inc. Later that year, the Company changed its name to Quintel Corporation. In March 1987, to reflect new product offerings, the Company was renamed Arizona Instrument Corporation.

     AZI's initial product was the Computrac moisture analyzer for use in process control industries, but the Company has expanded into other product areas. In December 1986, AZI acquired Jerome Instrument Corporation ("Jerome"), a manufacturer of mercury and hydrogen sulfide gas analyzers. In January 1988, AZI completed the acquisition of certain assets from Genelco, Inc. ("Genelco") including the Soil Sentry line of underground storage tank ("UST") leak detection systems. In June 1994, the Company introduced the ENCOMPASS(TM) product, its next generation of fuel management and leak detection compliance systems. The Company sold the ENCOMPASS product line on April 30, 1999. In September 1992, the Company acquired Horizon Engineering and Testing, Inc. ("Horizon"), as an AZI wholly-owned subsidiary, that specialized in testing and engineering services for USTs; the Company discontinued Horizon's operations during 1997.

COMPUTRAC PRODUCT LINE

     Products - AZI was founded on the Computrac line of moisture analyzers. The Computrac moisture analyzers simplify and automate a tedious industrial quality control procedure. Typically, a sample material is weighed, then dried in an oven for several hours to drive off moisture. The sample is weighed again and the initial moisture content of the sample is computed based on the loss of water weight. Computrac instruments house a heating chamber to dry the sample, a precision balance to measure sample weight change and a microprocessor that uses an algorithm to quickly extrapolate moisture content based on the rate of weight loss. This technology is named the "loss on drying" or LOD technique.

     Computrac instruments are rugged enough to be used on the factory floor for quick batch analysis and accurate enough for precise laboratory testing. They do not require a trained technician for operation. Thus, they can save customers both time and money.

     In 1994, the Company completed development of the Computrac MAX-2000 and MAX-1000 moisture analyzers. The MAX-2000 uses digital technology to detect moisture levels accurately down to .005% in as little as two minutes. The MAX-2000 is programmable from an easy-to-use front panel menu system, allowing the user to store test parameters for 30 different sample materials. It features a real-time front panel display of moisture values, the elapsing test time and drying-curve graph, a statistical software package, and the ability to send test results to a PC or printer.

     In December 1995, the Company announced that it completed proof of concept of its new line of Computrac 3000 moisture analyzers with Alpha and Beta production units completed in 1996. The Computrac 3000, targeted at the worldwide titration market, requires no toxic reagents, is simple to use and maintain, and offers excellent correlation and repeatability. The Computrac 3000 was released for sale to customers during 1997, and in 1999 the Company announced the Computrac 4000, an instrument designed to measure the moisture content of edible oils, lubricating and cooling oils, and heavy fuels.

     The MAX-500 was introduced in 1996 as a lower priced, reduced feature version of the MAX-1000 and MAX-2000. The MAX-500 is for customers who do not need all the features or the resolution of the other Computrac moisture analyzers.

     Markets and Applications - The markets for Computrac instruments tend to be niche applications in various industries. Three primary industries have yielded the Company's historical sales: Foods - measuring the moisture content of cookie dough, cigarette tobacco, pasta and numerous other raw and finished food products; Chemicals - measuring moisture and total solids content of such chemical products as adhesives, coatings, and paints; and Plastics - measuring the water content of resins used in molding or extrusion. Other applications include pharmaceutical production and forestry management.

JEROME PRODUCT LINE

     Products - The first Jerome product was developed in 1976 as a portable mercury detector for mining applications. The initial "mercury in soil" detector spawned a line of hand-held, battery powered, field portable instruments capable of detecting mercury vapor and hydrogen sulfide in minute quantities.

     The Jerome 431-X mercury vapor analyzer ("Jerome Mercury Analyzer") quickly and accurately quantifies low levels of mercury in ambient air for on-site environmental testing, clean-up and analysis. Using the Company's gold-film sensing technology, the unit can be carried to sources of mercury, and displays results in seconds with the push of a button. After spill clean-up, the analyzer can be used to verify that no hazardous residue remains.

     The Jerome 631-X hydrogen sulfide analyzer ("Jerome H2S Analyzer") detects and measures low levels of ambient hydrogen sulfide ("H2S"). Using the Company's gold-film sensing technology, the hand-held instrument quickly quantifies H2S levels down to parts-per-billion, allowing corrective action to reduce complaints that arise at noxious-odor levels. The simple-to-operate, push button unit is easily carried to sources of H2S where it monitors gas levels to meet air quality standards.

     Markets and Applications - Mercury - The market for Jerome Mercury Analyzer comprises customers in three major groups:

     Industrial Hygiene - These applications involve workplace screening to ensure employees are not subjected to unacceptable mercury risk. The United States Occupational Safety and Health Administration requires industries such as battery and caustic soda manufacturers, thermometer and fluorescent light manufacturers, hospitals and laboratories to monitor for mercury.

     Industrial Process Quality Control - These customers test for mercury in products where even trace amounts can have toxic effects, such as the confined environments of submarines, engine rooms or spacecraft. Suppliers to the National Aeronautics and Space Administration and the United States Navy are required under procurement contracts to certify that certain equipment components are mercury free.

     Mercury Dental Amalgam Screening - Mercury and silver dental amalgams have become the subject of intense scrutiny and controversy. The Jerome Mercury Analyzer has been used in research on this topic, and the Company believes that it is recognized in the dental and medical professions as the only portable instrument that provides accurate mercury vapor readings at the required levels.

     Markets and Applications - Hydrogen Sulfide - The Jerome H2S Analyzer allows industries to monitor H2S in low parts per billion levels for odor and corrosion control.

     Odor Control - Jerome H2S Analyzers effectively quantify the noxious odor of H2S given off from industrial processes in order to manage customer complaints or potential litigation. The most common market is the wastewater treatment industry.

     Corrosion Control - Searching for and quantifying the presence of H2S near costly industrial equipment is critical since H2S and its byproducts are highly corrosive. Industries utilizing the Jerome H2S Analyzer for corrosion control include wastewater treatment, oil and gas refining, and pulp and paper processing.

ENCOMPASS(TM) AND SOIL SENTRY PRODUCT LINE

     Products - ENCOMPASS and the Soil Sentry line of UST monitoring systems include various products that allow UST operators with diverse site needs to automate fuel management and comply with federal and local leak detection regulations.

     In June 1994, the Company introduced the ENCOMPASS product, a personal computer-based fuel inventory reporting and environmental compliance system that utilizes on-site personal computers to manage fuel inventory and meet EPA leak detection requirements. The ENCOMPASS system was compatible with other business software and runs in the computer's background without interrupting other site activities. In the event of an alarm condition, the system automatically notified the operator. The ENCOMPASS system ran in a Windows-based environment.

     Sales of the Company's Encompass and Soil Sentry products for 1998 failed to meet expectations. The Company believes the slower sales were due to decisions by many UST operators to seek less expensive methods of meeting regulatory requirements such as annual tank testing, combined with monthly inventory reconciliation or statistical inventory reconciliation. In response to the declining sales, the Company sold certain assets related to the Encompass and Soil Sentry product lines to National Environmental Service, Co. ("NESCO") pursuant to an Asset Purchase Agreement executed April 30, 1999.

HORIZON

     Services - Horizon was acquired in 1992 to facilitate the penetration of the UST market by the Company's Soil Sentry products. Horizon provided tank testing services using a tracer testing system for USTs, which was licensed to Horizon by Tracer Research Corp. ("Tracer") of Tucson, Arizona. In 1997, the Company discontinued Horizon's operations.

PRODUCT RELIABILITY AND QUALITY CONTROL

     The Company believes its products are highly reliable. The Company's products have built-in self-test features that are designed to insure that the instrument is functioning properly and will provide an accurate result. If any of the self-tests indicate abnormal conditions, the operator is alerted by a light, and a coded display indicates the type of malfunction. The Company's products have one- and two-year parts and labor warranties. For the year ended December 31, 1999, warranty expense approximated 2% of net sales.

     In February 1996, the Company achieved ISO 9001 Quality System Certification. This certification is registered through SGS International Certification Services, Inc., an ANSI-RAB accredited registrar. The ISO 9001 certification defines models for quality assurance in every phase of business operations including design, development, quality control, customer service, production, installation and service. Certification to the worldwide ISO 9001 standard establishes that the Company has in place policies, practices and procedures to provide services using quality management systems in compliance with International Organization of Standardization (ISO) model.

MANUFACTURING AND SOURCES of SUPPLY

     The majority of the Company's manufacturing costs are for purchased components. Certain of the components are then provided to outside companies for subassembly, with final assembly and testing performed by the Company. While in some cases, the Company relies on sole source vendors, secondary vendors are generally available. Raw materials and component parts are supplied by vendors to the Company pursuant to specifications set by AZI. The Company has initiated a vendor qualification program, and believes that, if necessary, the raw materials and components supplied by sole source vendors could be supplied by such other vendors without a material disruption of the manufacturing process.

MARKETING AND SALES; BACKLOG

     The Company's marketing and sales strategy is to identify major markets its products can serve, evaluate the sales potential of each market segment, and conduct specialized promotional campaigns, market by market, to elicit sales inquiries from prospective customers. The majority of the Company's promotion budget is spent on trade advertising, public relations and exhibiting at industry trade shows.

     Inquiries are processed through an in-house inquiry handling system.  Sales
representatives   are  trained  to  follow  up  on  inquiries  and  qualify  the applicability of the Company's products to the prospect's need.

     Historically, due to the relatively short time period between receipt of customer orders and shipment of products, the Company's backlog has been quite low. The dollar amount of unfilled orders at the beginning of any quarter has not exceeded 15% of sales for that quarter.

     The Company markets its instruments for export through its own sales force, as well as through foreign distributors in Canada, Europe, the Far East, and Latin America.

INDUSTRIES SERVED - CUSTOMERS

     The specific industries served domestically by each product are detailed in the specific Markets and Applications sections presented earlier.

     Most export sales are to foreign distributors. The Company is unable to determine which industries are served by the export sales, but believes them to be similar in pattern to domestic sales. Export sales were approximately 18% of total sales in 1999, with no sales to any country exceeding 10% of net sales. (See Note 8 to the Consolidated Financial Statements)

     The Company's business with United States government agencies is effected through one contract with the General Services Administration. The Jerome products are available for purchase by federal agencies through this contract. The contract does not provide for renegotiation of profits, except upon renewal of such contract or termination at the election of the government. The contract for the Jerome product line was renewed without substantial modifications. The Company's products and services are not subject to government approval. The Company is not aware of any pending government regulations that would materially affect its business.

COMPETITION

     Computrac - A number of companies have products that compete with Computrac moisture analyzers. For applications where very low moisture levels are measured, titrators provide the greatest competition. Many of these companies operate both domestically and internationally.

     Jerome - There is no significant competition for Jerome in applications where low levels of hydrogen sulfide gas or mercury vapor need to be measured with a hand-held ambient air analyzer. When a less sensitive instrument is needed, the level of competition increases.

RESEARCH AND DEVELOPMENT

     The Company believes that the development of new products, enhancements for existing products, and the development of new applications for its existing products are critical to its success. Research and development expenses decreased 34.6% in 1999 compared to 1998. Expenditures for research and development for the years ended December 31, 1999, 1998 and 1997 were $866,985, $1,324,640, and $984,628, respectively. This represented 9.6% of sales in 1999, 9.6% of sales in 1998, and 6.5% of sales in 1997. The Company intends to develop additional instrumentation products and services through OEM relationships and the acquisition of related product lines or instrument companies. During February of 1999, Mr. Walfred Raisanen resigned as Vice President of Engineering. The Company then reorganized its Research and Development departments.

PATENTS, LICENSES AND TRADEMARKS

     The Company owns three patents directed to aspects of its Computrac product, and two domestic and five foreign patents directed to aspects of its Jerome product. The Company does not believe that patents are a significant long-term competitive factor in these businesses and intends to rely more on its on-going research and development, engineering and customer service to maintain a long-term competitive advantage in the market place. The Company has not granted licenses under any of its patents and such patents have not been challenged or upheld in court. There can be no assurance that the validity of the patents will be upheld if challenged.

EMPLOYEES

     As of December 31, 1999, the Company had a total of 60 full time employees. The Company provides ongoing training to its technical and sales personnel. None of the Company's employees are represented by a union. Management believes that relations between the Company and its employees are excellent.

     Effective March 18, 1999, the Company's Board of Directors amended its employment agreement with George G. Hays. Pursuant to that amendment, the term of the employment contract was extended to March 31, 2001. The contract was amended further to grant Mr. Hays his salary for the full term of the contract in the event the Company sells all or substantially all of its assets or if a change in control of the Company occurs.

MATERIAL PURCHASES, SALES AND STOCK CONVERSIONS

     The Company's shareholders approved a 1 for 5 reverse split of outstanding common stock at a special meeting on February 5, 1999. The Board of Directors approved the transaction on February 8, 1999.

     In April 1999, the Company executed a letter of intent with NESCO to sell the assets of AZI's Encompass and Soil Sentry product lines to NESCO. The parties executed an Asset Purchase Agreement on April 30, 1999, pursuant to which NESCO agreed to pay the Company $1,000,000 in exchange for the marketing, licensing, distributing, developing, manufacturing, service and operations of Encompass and Soil Sentry, and the monitoring services of their users. Because of this sale, the Company has been able to redirect its attention to its historic core businesses of moisture analysis and toxic gas analysis.

     On February 1, 2000, the Company entered into a letter of intent with George G. Hays, its President and Chief Executive Officer, Harold D. Schwartz, a member of the Company's Board of Directors, and G. James Hays, the father of George G. Hays, for the acquisition of all of AZI's outstanding shares not owned by them. This transaction was approved by a special committee of the Board of Directors, which was formed in August 1999, and is subject to approval by the Company's shareholders, satisfactory completion of a due diligence investigation by Mr. Hays, receipt of a fairness opinion, and certain other customary conditions. The Company anticipates that a shareholder vote and the closing of the transaction (if approved by the shareholders) will likely occur in the second quarter of 2000.

ITEM 2. DESCRIPTION of PROPERTY

     As the result of a roof collapse at the Company's headquarters, located at 4114 East Wood Street, Tempe, Arizona, in July 1999, during a monsoon storm, the Company moved its facilities and entered into a lease agreement for approximately 20,000 square feet at 1912 West 4th Street, Tempe, Arizona. Although the disruption in operations caused by the roof collapse and move to the new facilities adversely affected the Company's net sales, the Company does not consider the effect to be material. All administration, sales, customer service, engineering and manufacturing for the Company are in the new Tempe facility. The lease on the new building expires in September 2004. The Company believes that its facilities are modern, well-maintained and sufficient for its current needs.

ITEM 3. LEGAL PROCEEDINGS

     On March 7, 1997, the Company was served with a summons and first amended complaint which was filed in the United States District Court for the District of Idaho on February 28, 1997 by United Co-op, Inc. and Idaho Petroleum Clean Water Trust Fund. The complaint alleges breach of contractual promises and breach of warranties in a commercial transaction for tank and line tightness services. The Company agreed to a settlement of this matter in March 1999.

     In February 1999, the Company received a letter from BP Oil Company ("BP") demanding the return of approximately $1.9 million previously paid by BP to the Company in prior years for the purchase of Encompass tank gauge systems, the removal of Encompass systems from BP sites, and for the cancellation of any outstanding invoices from AZI. This suit was settled for $35,000 in July 1999.

     In February 2000, the Company received a demand in the amount of $100,000 from Maxey Energy Systems for alleged difficulties with Encompass/Soil Sentry software and hardware. The Company is investigating the claim.

     From time to time, the Company is involved in routine litigation that is incidental to its business. The Company is not currently involved in any other legal proceedings, the result of which the Company believes would have a material adverse effect upon the Company.

ITEM 4. SUBMISSION of MATTERS TO A VOTE of SECURITY HOLDERS

     The Company did not submit any matters to a vote of security holders in the fourth quarter of 1999.

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's Common Stock trades on the Nasdaq Small Cap Market. As of March 22, 2000, there were approximately 311 shareholders of record of the Company's common stock, its only class of common equity. The high and low sales prices set forth below are derived from information provided by The Nasdaq Stock Market.

             1999                          HIGH             LOW
             ----                          ----            ----
        First Quarter                      4.37            1.50
        Second Quarter                     2.87            1.75
        Third Quarter                      6.12            2.62
        Fourth Quarter                     5.84            3.00

             1998                          HIGH             LOW
             ----                          ----            ----
        First Quarter                      7.03            4.21
        Second Quarter                     8.12            5.31
        Third Quarter                      5.78            2.81
        Fourth Quarter                     5.00            2.50

     The Company has never paid a cash dividend and currently intends to retain all earnings for use in its business. The declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the Company's earnings, financial condition, capital requirements and other factors. Dividends are also restricted by the Company's lines of credit agreements with the Company's bank. See "Management's Discussion and Analysis or Plan of Operation."

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN of OPERATION

Except for the historical information contained herein, the discussion in this Form 10-KSB contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. The forward-looking statements include statements regarding management's anticipation of the Company's future market position, development of additional products, product introduction and delivery dates, reliability of products, adequate sources of supplies, acquisition of related product lines or companies positive responses to new developments, and availability and terms of credit. The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties, and on assumptions that involve judgments with respect to, among other things, future economic, competitive and market conditions, research and development results, product introduction and delivery schedules, raw materials, market conditions, stability of the regulatory environment, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements, many of which are beyond the control of the Company, are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking information will be realized. Important factors which may cause actual results to differ materially from those contemplated or implied by such forward-looking statements are discussed in more detail in this form 10-KSB. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

RESULTS of OPERATIONS

The following table sets forth items in the Company's Consolidated Statements of Operations as a percent of total net sales for the years ended December 31 1999 and 1998. See ITEM 7 FINANCIAL STATEMENTS.

                                    Percentage of net Sales   Percentage change
                                     Year Ended December 31,  over prior periods
                                     -----------------------  ------------------
                                                                   1999 vs
                                       1999        1998             1998
                                       -----       -----            ----
NET SALES                              100.0%      100.0%          -34.1%
COST of GOODS SOLD                      35.9%       46.6%          -49.2%
                                       -----       -----
      Gross margin                      64.1%       53.4%          -21.0%
                                       -----       -----
EXPENSES
  Marketing                             25.4%       22.9%          -26.8%
  General & administrative              16.3%       12.6%          -14.6%
  Research & development                 9.6%        9.6%          -34.6%
  Amortization & depreciation            5.3%        4.6%          -23.9%
                                       -----       -----
      Total Expenses                    56.7%       49.7%          -24.9%
                                       -----       -----
OPERATING INCOME (LOSS)                  7.4%        3.7%           32.9%
                                       -----       -----
OTHER REVENUE (EXPENSE)
  Interest income                        1.4%        0.0%          693.5%
  Interest expense                      -0.3%       -0.8%          -70.7%
  Other                                  0.2%        0.5%          -73.6%
                                       -----       -----
      Total other income (expense)       1.3%       -0.3%          456.3%
                                       -----       -----
INCOME                                   8.6%        3.4%           66.7%
                                       -----       -----
INCOME TAXES                             4.4%        2.5%           16.3%
                                       -----       -----
NET INCOME                               4.2%        0.9%          204.8%
                                       =====       =====

1999 vs. 1998

     Net sales decreased by $4,684,476 or 34.1% to $9,052,505 in 1999 from $13,736,981 in 1998. Sales decreased primarily due to reduced Encompass/Soil Sentry system and installation revenues which resulted from the disposition of the Soil Sentry/Encompass product line in April, 1999, and to a lesser extent a decline in sales of Jerome instruments.

     Cost of goods sold decreased by $3,144,865 or 49.2% to $3,252,610 in 1999 from $6,397,475 in 1998. The decrease in Cost of goods sold was due to lower Encompass/Soil Sentry system and installation costs which resulted from lower sales. Cost of goods sold was 35.9% of sales in 1999 compared to 46.6% of sales in 1998. Gross margin improved primarily to the change in product mix resulting from the sale of the Encompass/Soil Sentry product line and to a lesser extent the better utilization of manufacturing resources.

     Operating expenses in 1999 decreased by $1,704,876 or 24.9% to $5,132,775 from $6,837,651 in 1998. The decrease in operating expenses for 1999 compared to 1998 was a result of decreased personnel expenses and other expenses which resulted from the sale of the Encompass/Soil Sentry product line and to a lesser extent the Company's continuing cost reduction effort. Operating expenses were 56.7% of sales in 1999, as compared to 49.7% of sales in 1998. Marketing expenses decreased by $841,838 or 26.8% to $2,303,230 from $3,145,068 in 1999.
Marketing expenses decreased primarily due to the sale of the Soil Sentry/Encompass product line. Marketing expenses were 25.4% of sales in 1999 as compared to 22.9% of sales in 1998. General and administrative expenses decreased by $253,162 or 14.6% to $1,479,004 from $1,732,166 in 1998. General and administrative expenses decreased in 1999 due to reductions in capital leases, property maintenance, insurance and miscellaneous expenses. General and administrative expenses were 16.3% of sales in 1999 as compared to 12.6% of sales in 1998. Research and development expenses decreased by $457,655 or 34.6% in 1999 to $866,985 from $1,324,640 in 1998. The decrease in research and development expenses was primarily due to a reduction in expenses for personnel associated with the Encompass/Soil Sentry product line. Research and development expenses were 9.6% of sales in 1999 as compared to 9.6% of sales in 1998. Amortization and depreciation expenses decreased by $152,221 or 23.9% to $483,556 from $635,777 in 1998, as the Company reduced its purchases of additional capital equipment.

     Other income (expense) in 1999 increased by $147,691 or 456.3% to income of $115,321 as compared to loss of $32,370 in 1998. Interest income increased by $114,702 or 693.5% to $131,241 in 1999 from $16,539 in 1998, due to better cash management and the investment of the proceeds of the sale of the Encompass/Soil Sentry product line. Interest expense in 1999 decreased by $74,009 or 70.7% to $30,651 from $104,660 in 1998, due to a decrease in average borrowings.

     As a result income before taxes increased by $312,956 to $782,441 from $469,485 incurred in 1998.

     Income tax expense for 1999 was $400,000 as compared to $344,000 for 1998. The effective income tax rates for 1999 and 1998 are greater than the statutory federal and state rates due to nondeductible amortization and an increase in the valuation allowance in 1998.

     As a result, net income for 1999 was $382,441, an increase of $256,956 or 204.8% from $125,485 in 1998.

LIQUIDITY AND CAPITAL RESOURCES

     Working capital at December 31, 1999 increased $1,046,563 or 25.8% to $5,092,467 as compared to $4,045,904 of working capital at December 31 1998. The current ratio at December 31, 1999 increased to 5.6 from the current ratio of
2.8 at December 31, 1998. The increase in working capital and the current ratio were primarily due to the Company's positive cash generated from operations, which included the Encompass sale.

     At December 31, 1999, accounts receivable was $1,649,030, a decrease of $1,263,600 from the $2,912,630 accounts receivable as of December 31, 1998. Receivables decreased as a result of lower sales, and an increase in allowance for doubtful accounts. The ratio of net sales to ending accounts receivable for 1999 was 5.5 as compared to 4.7 for 1998. This ratio increased primarily due to better collection efforts. Inventory at December 31, 1999 was $688,236, a decrease of $958,568 from the inventory of $1,646,804 as of December 31, 1998. Inventory decreased due the sale of the Soil Sentry/Encompass product line and to a lesser extent better inventory management.

     Cash and cash equivalents at December 31, 1999 were $3,471,429, an increase of $2,372,583 from cash of $1,098,846 at December 31, 1998. Cash provided by operating activities was $1,886,079 as compared to cash provided by operating activities of $2,199,610 for 1998. Cash provided by operating activities was used to repay debt and purchase capital equipment. The Company had no borrowings from the line of credit at December 31, 1999, as compared to borrowings of $300,000 as of December 31, 1998.

     As of December 31, 1999 the Company was in compliance with its borrowing agreement with Imperial Bank (the "Bank"). At December 31, 1999, the Company had a line of credit with the Bank for $2,000,000 which was collateralized by the Company's assets. At December 31, 1999, the Company had no outstanding debts with this line of credit. The failure to maintain adequate credit facilities would have a material adverse effect on the Company.

ITEM 7. FINANCIAL STATEMENTS

                         ARIZONA INSTRUMENT CORPORATION

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

                                    CONTENTS

                                                                           Page
                                                                           ----
Independent auditor's report                                               11-12

Consolidated financial statements:

    Balance sheet                                                            13

    Statements of operations                                                 14

    Statements of shareholders' equity                                       15

    Statements of cash flows                                               16-17

    Notes to financial statements                                          18-26

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Arizona Instrument Corporation
Phoenix, Arizona

     We have  audited  the  consolidated  balance  sheet of  Arizona  Instrument
Corporation and subsidiaries as of December 31, 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1999 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Arizona Instrument Corporation and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Phoenix, Arizona
March 10, 2000

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Arizona Instrument Corporation
Phoenix, Arizona

     We have audited the consolidated statement of operations, shareholders' equity and cash flows of Arizona Instrument Corporation and subsidiaries as of December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1998 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Arizona Instrument Corporation and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Toback CPAs, P.C.

Toback CPAs, P.C.
Phoenix, Arizona
March 10, 1999

                         ARIZONA INSTRUMENT CORPORATION

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1999

                                                                ASSETS

Current assets:
  Cash  and cash equivalents                                  $ 3,471,429
  Receivables, less allowance for doubtful
   accounts of $186,000                                         1,649,030
  Inventories:
    Components                                                    606,275
    Finished goods                                                 81,961
                                                              -----------
      Total inventories                                           688,236

  Deferred income taxes (Note 6)                                  358,000
  Prepaid expenses and other current assets                        35,827
                                                              -----------
      Total current assets                                      6,202,522

  Property, plant and equipment, net (Note 2)                     793,971
  Goodwill, net of accumulated amortization of $3,024,000       1,306,727
  Deferred income taxes (Note 6)                                  379,500
  Other assets                                                    335,139
                                                              -----------

      TOTAL ASSETS                                            $ 9,017,859
                                                              ===========

                      LlABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                            $   191,798
  Capital lease obligation (Note 9)                                10,691
  Other accrued expenses                                          907,566
                                                              -----------
      Total current liabilities                                 1,110,055

Commitments and contingencies (Note 10)

Shareholders' equity: (Note 5) Common stock, .01
  par value per share: Authorized, 10,000,000 shares;
  Issued, 1,383,213 Outstanding, 1,363,514 shares                  13,832
Preferred stock, $.01 par value per share:
  Authorized, 1,000,000 shares                                         --
Additional paid-in capital                                      9,978,131
Accumulated deficit                                            (1,849,377)
                                                              -----------
                                                                8,142,586

Less treasury stock, 19,699 shares at cost                       (234,782)
                                                              -----------
      Total shareholders' equity                                7,907,804
                                                              -----------

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $ 9,017,859
                                                              ===========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                         ARIZONA INSTRUMENT CORPORATION

                      CONSOLIDATED STATEMENTS of OPERATIONS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                  1999              1998
                                               ----------        -----------

Net sales                                      $9,052,505        $13,736,981
Cost of goods sold                              3,252,610          6,397,475
                                               ----------        -----------
      Gross profit                              5,799,895          7,339,506
                                               ----------        -----------
Operating expenses
  Selling & marketing                           2,303,230          3,145,068
  General & administrative                      1,479,004          1,732,166
  Research & development                          866,985          1,324,640
  Amortization & depreciation                     483,556            635,777
                                               ----------        -----------
      Total expenses                            5,132,775          6,837,651
                                               ----------        -----------

Operating income                                  667,120            501,855
                                               ----------        -----------
Other revenue (expense)
  Interest income                                 131,241             16,539
  Interest expense                                (30,651)          (104,660)
  Other                                            14,731             55,751
                                               ----------        -----------
      Total other income (expense)                115,321            (32,370)
                                               ----------        -----------

Income before income taxes                        782,441            469,485
Income tax expense (Note 6)                       400,000            344,000
                                               ----------        -----------

Net income                                     $  382,441        $   125,485
                                               ==========        ===========

Net income per share - basic                         0.28               0.09
                                               ----------        -----------
Net income per share - diluted                       0.28               0.09
                                               ----------        -----------

Basic shares outstanding                        1,362,792          1,352,805
Equivalent shares - stock options                  16,788                 --
                                               ----------        -----------
Diluted shares outstanding                      1,379,580          1,352,805
                                               ==========        ===========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                         ARIZONA INSTRUMENT CORPORATION

                 CONSOLIDATED STATEMENTS of SHAREHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                        Common Stock        Additional
                                     -------------------     Paid-in      Accumulated     Treasury
                                     Shares       Amount     Capital        Deficit        Stock          Total
                                     ------       ------     -------        -------        -----          -----
Balance, December 31, 1997         1,354,939     $13,549    $9,881,161    $(2,357,303)    $(222,451)    $ 7,314,956

Issuance of stock pursuant to:
Stock purchase plan                   16,766         168        60,483             --            --          60,651
Exercise of stock options                800           8         3,672             --            --           3,680
Purchase of treasury stock                --          --            --             --       (12,331)        (12,331)
Net income                                --          --            --        125,485            --         125,485
                                  ----------     -------    ----------    -----------     ---------     -----------

Balance, December 31, 1998         1,372,505     $13,725    $9,945,316    $(2,231,818)    $(234,782)    $ 7,492,441
                                  ==========     =======    ==========    ===========     =========     ===========
Issuance of stock pursuant to:
Stock purchase plan                   10,736         107        32,815             --            --          32,922
Fractional shares retired                (28)         --            --             --            --              --
Net income                                --          --            --        382,441            --         382,441
                                  ----------     -------    ----------    -----------     ---------     -----------

Balance, December 31, 1999         1,383,213     $13,832    $9,978,131    $(1,849,377)    $(234,782)    $ 7,907,804
                                  ==========     =======    ==========    ===========     =========     ===========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                         ARIZONA INSTRUMENT CORPORATION

                      CONSOLIDATED STATEMENTS of CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                        1999           1998
                                                     ----------     -----------
Cash flows from operating activities:
  Net income                                         $  382,441     $   125,485
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization                        520,453         668,189
   Gain on sale of product line (Note 10)               (25,235)             --
   (Gain) loss on sale or abandonment of property,
      plant and equipment                                23,714         (27,572)
   Provision for doubtful accounts                      109,031         271,609
   Decrease in receivables                            1,154,569         805,953
   Decrease in inventories                               81,796         845,658
   (Increase) decrease in other current assets           (6,795)         12,760
   Decrease in deferred tax asset                       352,500         341,000
   Decrease in other assets                             155,859          27,425
   Decrease in accounts payable                         (85,945)     (1,064,796)
   (Decrease) increase in accrued expenses             (776,309)        193,899
                                                     ----------     -----------
      Net cash provided by operating activities       1,886,079       2,199,610
                                                     ----------     -----------
Cash flows from investing activities:
  Purchases of property, plant and equipment
   and other assets                                    (304,927)       (206,663)
  Proceeds from sale of property, plant and
   equipment and other assets                            11,183          30,075
  Proceeds from sale of Soil Sentry/Encompass
    Product line (Note 10)                            1,061,531              --
                                                     ----------     -----------
      Net cash provided by (used in) investing
       activities                                       767,787        (176,588)
                                                     ----------     -----------

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                         ARIZONA INSTRUMENT CORPORATION

                      CONSOLIDATED STATEMENTS of CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                       1999             1998
                                                   -----------      -----------
Cash flows from financing activities:
Payments of long-term debt and capital leases      $   (14,205)     $  (353,349)
Net payments under bank lines of credit               (300,000)        (766,000)
Proceeds from stock issued for options                      --            3,680
Purchase of treasury stock                                  --          (12,331)
Issuance of common stock pursuant to stock
  purchase plan                                         32,922           60,651
                                                   -----------      -----------
    Net cash used in financing activities             (281,283)      (1,067,349)
                                                   -----------      -----------

Net increase in cash and cash equivalents            2,372,583          955,673

Cash and cash equivalents, beginning of year         1,098,846          143,173
                                                   -----------      -----------

Cash and cash equivalents, end of year             $ 3,471,429      $ 1,098,846
                                                   ===========      ===========


                       SUPPLEMENTAL CASH FLOW INFORMATION

Transfer of inventories to property, plant and
 equipment to be used as demonstration units       $   19,633       $    64,530
Interest paid                                          30,651            75,733
Income taxes paid                                      37,660                --


                     The accompanying notes are an integral
                part of these consolidated financial statements.

                         ARIZONA INSTRUMENT CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   Summary of significant accounting policies:

     Description of business:

     Arizona Instrument Corporation designs, manufactures and markets the Computrac line of automated microprocessor controlled analytical instruments used to measure the moisture content of various materials and the Jerome line of toxic gas detection instruments primarily used to detect mercury and hydrogen sulfide. The Company also had a line of computer-based fuel management and compliance leak detection instruments for monitoring underground storage tanks. The Company sold the assets and rights to this product line during 1999 (see Note 10). The Company sells in the United States and also in international markets.

     Principles of consolidation:

     The consolidated financial statements include the accounts of Arizona Instrument Corporation and its wholly-owned subsidiaries (collectively, the "Company'). All material intercompany profits, transactions and balances have been eliminated upon consolidation.

     Concentrations of credit risk:

     The Company periodically holds cash deposits in excess of federally insured limits.

     Revenue recognition:

     Sales of instruments are recognized at the time shipments are made.

     Inventories:

     Inventories are stated at the lower of cost or market using the first-in, first-out method.

     Property, plant and equipment, amortization and depreciation:

     Property, plant and equipment are recorded at cost. Depreciation is provided by the straight-line method over the estimated useful lives of the various classes of assets. Equipment and furniture/fixtures are estimated to have 5 and 7 year lives, respectively. Leasehold improvements are amortized over the shorter of the estimated useful life or the period of the lease. Equipment under capital leases are generally amortized over the estimated lives of the related equipment.

                         ARIZONA INSTRUMENT CORPORATION

1.   Summary of significant accounting policies, continued:

     Goodwill and amortization:

     Goodwill is the cost of investments in purchased companies in excess of the fair value of net assets of the businesses acquired. Goodwill is amortized on a straight-line basis over 20 years.

     Income per share:

     Basic earnings per share (EPS) is computed as net income divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible securities and includes shares issuable upon exercise of stock options when dilutive.

     Statements of cash flows:

     For purposes of the consolidated statements of cash flows, cash and cash equivalents represent cash in bank and money market funds.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

     Research and development:

     Research and development costs are charged to expense as incurred.

                         ARIZONA INSTRUMENT CORPORATION

 2.  Property, plant and equipment:

     Property, plant and equipment at December 31, 1999 consists of the following:

     Leasehold improvements                                           176,455
     Furniture, fixtures and equipment                              4,394,732
     Automobiles                                                       28,237
                                                                  -----------
                                                                    4,599,424
     Less accumulated depreciation
        and amortization                                           (3,805,453)
                                                                  -----------

                                                                  $   793,971
                                                                  ===========

 3.  Bank lines of credit:

     The Company has a revolving line of credit which provides for borrowings up to $2,000,000, based on eligible accounts receivable. The line of credit is collateralized by Company assets. Borrowings extended under the revolving line of credit bear interest at prime plus 1.5% (8.5% at December 31, 1999). The line of credit contains certain covenants. The Company did not have any borrowings against this line at December 31, 1999. The line of credit expires June 2000.

4.   Estimated fair value of financial instruments:

     Statement of Financial Accounting Standard ("SFAS"). 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure of the estimated fair value of certain financial instruments. The Company has estimated the fair value of its financial instruments using available market data. However, considerable judgement is required in interpreting market data to develop estimates of fair value. The use of different market assumptions or methodologies may have a material effect on the estimates of fair values. The carrying values of cash, and lines of credit approximate fair values due to the short-term maturities or market rates of interest.

5.   Shareholders' equity:

     In March 1985, the Company adopted a Stock Option Plan ("SOP") under which the Company could, for a period of ten years, grant options to purchase up to 50,000 shares of the Company's common stock. SOP options may be granted to employees, officers or directors of the Company or any subsidiary. The exercise price of options must be at least the fair market value of the Company's common stock on the date of grant and the options must be exercised within 11 years from the date of grant.

                         ARIZONA INSTRUMENT CORPORATION

5.   Shareholders' equity, continued:

     In April 1991, the Company adopted the 1991 Stock Option Plan ("OP") under which the Company may, for a period of ten years, grant incentive stock options and nonstatutory stock options to purchase up to 90,000 shares of the Company's common stock. In May, 1996 the Board of Directors amended this Plan to increase the shares reserved for issuance by 60,000 shares. Additionally, each year, the number of shares of stock that may be issued is increased automatically by 1 % on January 1 if certain conditions are met. Stock options may be granted to employees, directors and other persons whose participation is deemed to be in the Company's best interest, but only employees may be granted incentive stock options. Incentive stock options granted under the plan have a maximum term of ten years and nonstatutory options may have a maximum term of twenty years. The exercise price for an incentive stock option must be at least the fair market value of the Company's common stock on the date of grant. The exercise price for a nonstatutory option may be any amount above the par value of the Company's common stock determined in good faith. The current stock options granted have a vesting period ranging from six (6) months to five (5) years from the date of grant.

     The following is a summary of stock option activity:

                                                                       Weighted
                                                                       Average
                                                                       Exercise
                                                      Number            Price
                                                     of Shares        Per Share
                                                     ---------        ---------

     Outstanding January 1, 1997                      158,542         $   6.45
        Granted                                        19,500             9.55
        Canceled                                      (36,448)            4.80
        Exercised                                     (10,652)            4.95
                                                     --------         -----

     Outstanding December 31, 1997                    130,942         $   7.50
        Granted                                        69,000             5.00
        Canceled                                      (34,900)            8.75
        Exercised                                        (800)            4.60
                                                     --------         -----

     Outstanding December 31, 1998                    164,242         $   6.25
        Granted                                        41,000             2.29
        Canceled                                      (23,289)            8.75
        Exercised                                          --             0.00
                                                     --------         -----

     Outstanding December 31, 1999                    181,953             5.02
                                                     ========         =====

     At December 31, 1999,  and 1998,  approximately  110,000 and 74,000 options
     were   exercisable,   respectively.   At  December  31,  1999,   there  are
     approximately 48,000 stock options available for grant.

     The following table summarizes information about fixed stock options outstanding at December 31, 1999:

                          Options Outstanding              Options Exercisable
                  ------------------------------------   -----------------------
                                  Weighted-   Weighted-                Weighted-
   Range of           Number      Average     Average       Number     Average
   Exercise        Outstanding    Remaining   Exercise    Exercisable  Exercise
    Prices         at 12/31/99      Life       Price      at 12/31/99    Price
    ------         -----------      ----       -----      -----------    -----
$ 2.12 to  2.75       38,000        8.8        $ 2.17            --      $   --
  3.75 to  5.30      107,353        6.1        $ 4.80        82,082      $ 4.61
  6.10 to  9.05       26,600        7.3        $ 7.91        18,520      $ 8.70
 10.00 to 12.50        8,000         .7        $11.18         8,000      $11.18
 15.63 to 20.94        2,000        1.1        $18.20         2,000      $18.28
                     -------                                -------
                     181,953                                110,602
                     =======                                =======

                         ARIZONA INSTRUMENT CORPORATION

5.   Shareholders' equity, continued:

     In January 1985, the Company adopted an Employee Stock Purchase Plan which provides for the sale of up to 40,000 shares of common stock to qualifying employees of the Company. In May, 1996 and again in July 1999, the Board of Directors amended this Plan to increase the shares reserved for issuance by 40,000 and 65,000 shares , respectively. The purchase price of the stock is 85% of the lesser of the fair market value at the beginning or the end of the offering period, January and July of each year. During the years ended December 31, 1999 and 1998 a total of 10,736 and 16,766 shares of common stock have been purchased at average prices of $3.20 and $3.60 per share, respectively. As of December 31, 1999 approximately 65,000 shares were available under this plan.

     The estimated fair value of options granted during 1999 was $.99 per share, while the estimated fair value of options granted during 1998 was $1.50 per share. The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option and purchase plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement 123, the Company's net income and earnings per share for the years ended December 31 would have been as follows:

                                                          1999           1998
                                                        --------       --------
     Net income
        As reported                                     $382,441       $125,485
        Pro forma                                        361,964         87,793

     Basic and diluted earnings per share
        As reported                                     $   .28        $    .09
        Pro forma                                           .26             .06

     The fair values of options granted under the Company's stock option plans were estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: No dividend yield, expected volatility of 58%, risk free interest rate of 5.40% and expected lives of 3 years from vest date.

     On November 17, 1995, the Company entered into a loan agreement with a bank ("Bank"). The Bank held a Note and a warrant to purchase up to 12,500 unregistered shares of the Company's Common Stock at an exercise price of $10.40 per share. The note was repaid in full during 1998. The warrants expire in November 2000.

     On February 8, 1999, the Company approved a one-for-five reverse stock split of its issued and outstanding common stock. The reverse stock split has been retroactively reflected in the accompanying financial statements.

                         ARIZONA INSTRUMENT CORPORATION

6.   Income taxes:

     The provision for income taxes for the years ended December 31, consists of the following:

                                                        1999           1998
                                                      --------       --------

     Current expense                                  $ 47,500       $  3,000
     Deferred expense                                  352,500        341,000
                                                      --------       --------

                                                      $400,000       $344,000
                                                      ========       ========

     The provision for income taxes as shown in the accompanying consolidated statements of operations differs from the amounts computed by applying the federal statutory income tax rates to income before income taxes. A reconciliation of the provision (benefit) for income taxes and the amounts that would be computed using the statutory federal income tax rates for the years ended December 31, 1999 is set forth below:

                                                         1999          1998
                                                      ---------      --------
     Provision computed at
      Federal statutory rates                         $ 265,000      $160,000

     State taxes                                         40,000        28,000
     Permanent differences                               95,000        97,000
     Other                                                   --         9,000
     Change in valuation allowance                           --        50,000
                                                      ---------      --------

                                                      $ 400,000      $344,000
                                                      =========      ========

     Permanent differences include amortization of goodwill and increase in life insurance cash surrender value net of life insurance premiums.

                         ARIZONA INSTRUMENT CORPORATION

6.   Income taxes, continued:

     Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) tax credit carryforwards. Management estimates that it is more likely than not that the Company will not use 100% of its future deductible amounts or tax credits. As such, management has provided an allowance of $50,000 to offset its deferred tax assets. The tax effects of significant items comprising the Company's net deferred tax asset as of December 31, 1999 are as follows:

      Current deferred tax assets:
        Accrued expenses not currently deductible                     $ 173,000
        Reserves not currently deductible                               155,000
        Unearned income                                                  54,000
                                                                      ---------
                                                                        382,000
        Valuation allowance                                             (24,000)
                                                                      ---------
           Net current deferred tax assets                            $ 358,000
                                                                      =========
      Non-current deferred tax assets (liabilities):
        Intangible assets                                               195,500
        Difference between book and tax basis
          of property, plant and equipment                              (61,500)

        Tax credit carryforwards                                        271,500
                                                                      ---------
                                                                        405,500
        Valuation allowance                                             (26,000)
                                                                      ---------
           Net non-current deferred tax assets                        $ 379,500
                                                                      =========

     At December 31, 1999, the Company had tax credit carryforwards of approximately $272,000 available to reduce future federal taxable income. These tax credits expire as follows:

                    12/31/02                      $  58,000
                    12/31/03                        109,000
                    12/31/04                         36,000
                    12/31/09                         37,000
                    Indefinite                       32,000
                                                  ---------
                                                  $ 272,000
                                                  =========

7.   Profit sharing plan:

     Full time employees with greater than six months of service are eligible to participate in the Company's 401K profit sharing retirement plan adopted in 1981 whereby, at the Board of Directors' discretion, contributions are made on an annual basis. Contribution expense was approximately $15,000 and $3,500 for the years ended December 31, 1999 and 1998, respectively.

8.   Foreign sales:

     Export sales, primarily to Canada, England and Japan for the year ended December 31, 1999, were approximately $1,595,000 and export sales primarily to Canada, Korea and Sweden were approximately $2,320,000 for the year ended December 31, 1998.

                         ARIZONA INSTRUMENT CORPORATION

9.   Commitments and contingencies:

     Lease commitments:

     Certain office facilities and equipment are held under capital and operating leases. These leases expire in periods through 2004 and include renewal options. Equipment under capital leases included in property and equipment total $1,281,374 (less accumulated amortization of $1,275,751) at December 31, 1999.

     At December 31, 1999, the approximate future minimum lease payments under such leases having non-cancelable terms in excess of one year are summarized as follows:

                                                       Capital        Operating
                                                       Leases           Leases
                                                       ------           ------

                   2000                               $13,000         $144,000
                   2001                                    --          147,000
                   2002                                    --          149,000
                   2003                                    --          154,000
                   2004                                    --          103,000
                                                      -------         --------
     Total minimum lease payments                     $13,000         $697,000
                                                                      ========

     Less amount representing interest                 (2,000)
                                                      -------
     Net present value of future minimum lease
        payments                                      $11,000
                                                      =======

     Rent expense for operating leases was approximately $204,000 and $275,000 for the years ended December 31, 1999 and 1998, respectively.

     Employment contract:

     The Company has entered into an employment agreement with a key member of management. The contract requires severance pay equal to the remaining compensation through the term of the contract, which is through March 31, 2001. The total approximate amount of the contract is $200,000.

                         ARIZONA INSTRUMENT CORPORATION

9.   Commitments and contingencies, continued:

     Litigation:

     From time to time, the Company may become a defendant as the result of claims filed alleging breach of contractual promises or warranties. While the outcome of any such claim cannot be determined at this time, management of the Company does not believe that the ultimate disposition of these claims will have a material effect on the financial position or results of operations of the Company.

10.  Sale of product line:

     During 1999, the Company entered into an asset purchase agreement with National Environmental Services Company (NESCO), an unrelated party. NESCO purchased certain assets of the Company for a purchase price of approximately $1,061,000. The net book value of the assets sold was appoximately $1,036,000 resulting in a gain of approximately $25,000. Sales related to this product line were approximately $260,000 and $2,950,000 for the years ended December 31, 1999 and 1998, respectively.

11.  Subsequent event:

     On February 1, 2000, the Company entered into a letter of intent pursuant to which, a company to be formed by the President of the Company and a member of the Company's Board of Directors, would acquire all of the Company's outstanding shares not owned by them at a price of $5.00 per share in cash. The transaction is subject to authorization by the Company's shareholders.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On January 28, 2000, the Company was notified that McGladrey & Pullen, LLP had acquired the attest assets of the Company's independent auditors, Toback CPAs P.C. ("Toback") and that Toback would no longer be the Company's auditor. McGladrey & Pullen, LLP was appointed as the Company's new auditor. The Company's Board of Directors approved this appointment.

                                    PART III

ITEMS 9 THROUGH 12.

     Within 120 days after the close of the fiscal year, the Company intends to file with the Securities and Exchange Commission an amendment to this filing that will contain information that is responsive to Items 9 through 12.

                                     PART IV

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

     FINANCIAL STATEMENTS.

     The following is a list of the consolidated financial statements of Arizona Instrument Corporation and its subsidiaries included in Item 7 of Part II.

     Independent auditors' reports

     Consolidated balance sheet - December 31, 1999

     Consolidated statements of operations - Years ended
     December 31, 1999 and 1998

     Consolidated statements of shareholders' equity -
     Years ended December 31, 1999 and 1998

     Consolidated statements of cash flows - Years ended
     December 31, 1999 and 1998

     Notes to consolidated financial statements

     (a) The following exhibits are incorporated by reference or are filed with this Form 10-KSB, as indicated.

       3.1 Composite of Amended and Restated Certificate of Incorporation of Registrant, incorporated by reference from Registrant's Form 10QSB filed on May 17, 1999 (the "May 1999 10QSB").

       3.2 Bylaws of Registrant, as amended. Incorporated by reference from the June 1996 8-A.

       10.1* Registrant's 1991 Stock Option Plan. Incorporated by reference from Registrant's Form S-8 filed on June 28, 1996.

       10.2 Registrant's 1991 Employee Stock Purchase Plan. Incorporated by reference from Registrant's Form S-8 filed on August 5, 1996.

       10.3 Loan and Security Agreement dated June 30, 1998 between Registrant and Imperial Bank. Incorporated by reference from Registrant's Form 10QSB for the quarter ended June 30, 1998.

       10.4 Asset Purchase Agreement dated April 30, 1999, between Registrant and National Environmental Service, Co. Incorporated by reference from Registrant's Form 10QSB for the quarter ended March 31, 1999, filed May 17, 1999.

       10.5* Employment Agreement between Registrant and George G. Hays dated April 1, 1997. Incorporated by reference from Registrant's Form 10-QSB for the quarter ended March 31, 1997, filed on May 15, 1997.

       10.6* Employment Agreement between Registrant and George G. Hays dated January 1, 1998. Incorporated by reference from Registrant's 1997 Form 10KSB filed March 31, 1998.

       10.7* Amended Employment Agreement between Registrant and George G. Hays dated May 13, 1999. Incorporated by reference from Registrant's 10QSB for the quarter ended March 31, 1999, filed on May 17, 1999.

       16.1 Letter on change in certifying accountant from Toback CPAs, P.C. to McGladrey & Pullen, L.L.P. Incorporated by reference from Registrant's Form 8K for period ended January 31, 2000, filed February 8, 2000.

       21.1   Subsidiaries   of  Registrant.   Incorporated  by  reference  from
              Registrant's Form 10KSB filed March 31, 1999.

       27.1   Financial Data Schedule. Filed herewith.

----------
* Management contract of compensatory plan or arrangement required to be filed pursuant to Item 13(a) of Form 10-KSB.

     (b) The following Form 8-K was filed by Registrant after the year end Covered by this Form 10-KSB.

     Form 8-K filed February 8, 2000, reporting under Item 4 that McGladrey & Pullen, L.L.P. had acquired the attest assets of the Registrant's independent auditors Toback CPAs, P.C. and that Toback CPAs would no longer be the auditor of the Registrant. McGladrey & Pullen, L.L.P. was appointed as the Registrant's new auditor.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        ARIZONA INSTRUMENT CORPORATION


Date: March 30, 2000                    By: /s/ George G. Hays
                                            ------------------------------------
                                            George G. Hays,
                                            President

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                  Capacity                               Date
---------                  --------                               ----

/s/ George G. Hays         President and Chairman of the Board    March 30, 2000
----------------------     (Principal Executive Officer)
George G. Hays


/s/ S. Thomas Emerson      Director                               March 30, 2000
----------------------
S. Thomas Emerson


/s/ Steven Zylstra         Director                               March 30, 2000
----------------------
Steven Zylstra


/s/ Harold Schwartz        Director                               March 30, 2000
----------------------
Harold Schwartz

                                     ANNEX E

                                   Form 10-QSB
                      For the Quarter Ended March 31, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-QSB

                   QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
                     of THE SECURITIES EXCHANGE ACT of 1934


For the Quarter Ended March 31, 2000                      Commission File Number
                                                                 0-12575

                         Arizona Instrument Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                                          86-0410138
       ------------------------                              ----------------
       (State of incorporation)                              (I.R.S. Employer
                                                          identification number)


  1912 W. 4th Street,  Tempe, Arizona                           85281-1941
----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip code)


       Registrant's telephone number, including area code: (602) 470-1414


Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months, (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. YES [X] NO [ ]

As of May 10, 2000, 1,371,399 shares of Common Stock ($0.01 par value) were outstanding.

                         ARIZONA INSTRUMENT CORPORATION

                                TABLE of CONTENTS

PART I. FINANCIAL INFORMATION

     Item 1. Financial Statements

          Consolidated Balance Sheets March 31, 2000 and
          December 31, 1999                                                 3

          Consolidated Statements of Operations Three months
          ended March 31, 2000 and March 31, 1999                           4

          Consolidated Statements of Cash Flows Three months
          ended March 31, 2000 and March 31, 1999                           5

          Notes to Consolidated Financial Statements                        6

     Item 2. Management's Discussion and Analysis of Financial
             Condition and Results of Operations                            7

PART II. OTHER INFORMATION

     Item 1 Legal Proceedings                                               9

     Item 5 Other Information                                               9

     Item 6 Exhibits and Reports on Form 8-K                                9

                 ARIZONA INSTRUMENT CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                      March 31, 2000       December 31, 1999
                                                      --------------       -----------------
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                             $ 4,158,101           $ 3,471,429
  Receivables, net                                        1,155,412             1,649,030
  Inventories                                               691,278               688,236
  Deferred Income Tax                                       333,000               358,000
  Prepaid expenses and other current assets                  63,679                35,827
                                                        -----------           -----------
      Total current assets                                6,401,470             6,202,522

PROPERTY, PLANT AND EQUIPMENT, net                          730,936               793,971
GOODWILL, net of accumulated amortization                 1,260,035             1,306,727
DEFERRED INCOME TAXES                                       379,500               379,500
OTHER ASSETS                                                339,063               335,139
                                                        -----------           -----------
TOTAL ASSETS                                            $ 9,111,004           $ 9,017,859
                                                        ===========           ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                      $   155,261           $   191,798
  Current portion of long-term debt and
  capital lease obligations                                   6,277                10,691
  Other accrued expenses                                    934,748               907,566
                                                        -----------           -----------

      Total current liabilities                           1,096,286             1,110,055
                                                        -----------           -----------
SHAREHOLDERS' EQUITY
  Common stock, .01 par value per share:
    Authorized, 10,000,000 shares; Issued,
    1,391,098 and 1,383,213 shares outstanding
    1,371,399 and 1,363,514 shares                           13,911                13,832
  Preferred stock, $.01 par value per share:
    Authorized, 1,000,000 shares
  Additional paid-in capital                              9,997,371             9,978,131
  Accumulated deficit                                    (1,761,782)           (1,849,377)
                                                        -----------           -----------
                                                          8,249,500             8,142,586
Less treasury stock, 19,699 shares at cost                 (234,782)             (234,782)
                                                        -----------           -----------
      Total shareholders' equity                          8,014,718             7,907,804
                                                        -----------           -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $ 9,111,004           $ 9,017,859
                                                        ===========           ===========

                 See Notes to Consolidated Financial Statements

                 ARIZONA INSTRUMENT CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS of OPERATIONS


                                                      Three Months Ended
                                                --------------------------------
                                                March 31, 2000    March 31, 1999
                                                --------------    --------------

NET SALES                                        $ 2,018,123        $ 2,140,665

COST of GOODS SOLD                                   696,662            768,524
                                                 -----------        -----------

      Gross margin                                 1,321,461          1,372,141
                                                 -----------        -----------
EXPENSES
 Marketing                                           450,954            662,364
 General & administrative                            441,657            391,535
 Research & development                              178,671            297,955
 Amortization & depreciation                         114,952            140,039
                                                 -----------        -----------

      Total Expenses                               1,186,234          1,491,893
                                                 -----------        -----------

OPERATING  INCOME (LOSS)                             135,227           (119,752)
                                                 -----------        -----------
OTHER REVENUE (EXPENSE)
 Interest income                                      39,928                 --
 Interest expense                                     (1,184)            (9,833)
 Other                                                 1,219              4,264
                                                 -----------        -----------

      Total other (expense)                           39,963             (5,569)
                                                 -----------        -----------
INCOME (LOSS) BEFORE INCOME TAX EXPENSE
  (BENEFIT) FROM OPERATIONS                          175,190           (125,321)

INCOME TAXES EXPENSE                                  87,595                 --
                                                 -----------        -----------

NET INCOME                                       $    87,595        $  (125,321)
                                                 ===========        ===========

NET INCOME (LOSS) PER SHARE - BASIC              $      0.06        $     (0.09)
                                                 ===========        ===========

NET INCOME (LOSS) PER SHARE - DILUTED            $      0.06        $     (0.09)
                                                 ===========        ===========

BASIC SHARES OUTSTANDING (WEIGHTED AVERAGE)        1,370,273          1,361,300

EQUIVALENT SHARES - STOCK OPTIONS                     21,011                 --
                                                 -----------        -----------

DILUTED SHARES OUTSTANDING                         1,391,284          1,361,300
                                                 ===========        ===========

                 See Notes to Consolidated Financial Statements

                 ARIZONA INSTRUMENT CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS of CASH FLOWS


                                                                   March 31, 2000       December 31, 1999
                                                                   --------------       -----------------
OPERATING ACTIVITIES:
  Net income (loss)                                                  $    87,595           $  (125,320)
  Adjustments to reconcile net income (loss) to
   net cash provided (used) by operating activities:
    Depreciation and amortization                                        123,771               149,324
    Decrease in receivables                                              493,618             1,625,276
    Increase in inventories                                               (3,042)             (201,313)
    Increase in prepaid expenses and other current assets                (27,852)               (5,519)
     (Increase) decrease in other assets                                  (3,924)                1,611
    Decrease in deferred income tax                                       25,000                    --
    Decrease in accounts payable and other accrued expenses               (9,355)             (399,229)
                                                                     -----------           -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                685,811             1,044,830
                                                                     -----------           -----------
INVESTING ACTIVITIES:
   Purchases of capital equipment                                        (14,044)              (41,804)
                                                                     -----------           -----------
NET CASH USED BY INVESTING ACTIVITIES                                    (14,044)              (41,804)
                                                                     -----------           -----------
FINANCING ACTIVITIES:
  Net payment under lines of credit                                           --              (150,000)
  Issuance of common stock pursuant to stock purchase plan                19,319                31,717
  Payments of long-term debt and capital leases                           (4,414)               (2,965)
                                                                     -----------           -----------

NET CASH USED BY FINANCING ACTIVITIES                                     14,905              (121,248)
                                                                     -----------           -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                686,672               881,778

CASH AND CASH EQUIVALENTS, beginning of period                         3,471,429             1,098,846
                                                                     -----------           -----------

CASH AND CASH EQUIVALENTS, end of period                             $ 4,158,101           $ 1,980,624
                                                                     ===========           ===========
Supplemental cash flow information:
     Interest expense                                                $     1,184           $     9,833

                 See Notes to Consolidated Financial Statements

                 ARIZONA INSTRUMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  CONSOLIDATED FINANCIAL STATEMENTS

The consolidated balance sheet as of March 31, 2000, and the consolidated statements of operations and cash flows for the three-month periods ended March 31, 2000, and March 31, 1999, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position at March 31, 2000, and the results of operations and cash flows for the three-month periods ended March 31, 2000, and March 31, 1999, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's 1999 Report on Form 10-KSB, as amended. The results of operations for the interim periods are not necessarily indicative of the results to be obtained for the entire year.

Certain reclassifications have been made to the prior period financial statements to conform to classifications used in the current period. The reclass relates to discontinued operations in prior periods reclassed to continuing operations.

2. INVENTORIES

Inventories consist of the following:

                                         March 31,       December 31,
                                           2000              1999
                                        ----------        ----------

     Finished Goods                     $  138,230        $   81,961
     Components                            553,048           606,275
                                        ----------        ----------

                                        $  691,278        $  688,236
                                        ==========        ==========

3. STOCK OPTIONS ISSUED

Pursuant to a 1991 Stock Option Plan, the Company issued 6,000 stock options to members of the Board of Directors on January 1, 2000, at an exercise price of $3.88 per share, which approximate fair value at the time of grant.

The following discussion should be read in conjunction with, and is qualified in its entirety by, the Company's Consolidated Financial Statements and Notes thereto appearing elsewhere herein. Historical results are not necessarily indicative of trends in operating results for any future period.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS of RESULTS of OPERATIONS AND FINANCIAL CONDITION

The statements contained herein regarding management's anticipation of the Company's future market position, development of additional products, product introduction and delivery dates, reliability of products, adequate sources of supplies, acquisition of related product lines or companies, and positive responses to new developments, constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Management's anticipation is based upon assumption regarding levels of competition, research and development results, product introduction and delivery schedules, raw material markets, the markets in which the Company operates, and stability of the regulatory environment. Any of these assumptions could prove inaccurate, and therefore there can be no assurance that the forward-looking information will prove to be accurate.

RESULTS of OPERATIONS:

     THREE MONTHS ENDED MARCH 31, 2000 AND MARCH 31, 1999.

Net sales for the three months ended March 31, 2000, decreased 6%, or $122,542, to $2,018,123 from $2,140,665 generated for the first three months of 1999. This decrease was due primarily to a reduction in Soil Sentry/Encompass sales, and to a lesser degree from a decrease in international sales.

Cost of goods sold for the three months ended March 31, 2000, was $696,662, a decrease of 9% from the $768,524 incurred for the first three months of 1999. The decrease in cost of goods sold was primarily due to improved manufacturing efficiencies and, to a lesser extent, the costs of goods associated with decreased sales.

Operating expenses for the first quarter of 2000 were $1,186,234, a decrease of $305,659 or 20%, as compared to operating expenses of $1,491,893 for the first quarter of 1999. Marketing expenses for the first quarter of 2000 were $450,954, a decrease of 32%, or $211,410, over the same period in 1999. Decreased marketing expenses were due to the sale of the Soil Sentry/Encompass product lines. General and administrative expenses for the first quarter of 2000 were $441,657, an increase of 13%, or $50,122, as compared to the first quarter of 1999, due primarily to legal expenses related to the Soil Sentry/Encompass product lines. Research and development expenses for the first quarter of 2000 were $178,671, a decrease of 40%, or $119,284, compared to the $297,955 of research and development expenses incurred in the first quarter of 1999. The decrease in research and development expenses was primarily due to a reduction in personnel related to the sale of the Soil Sentry/Encompass product lines.

Other expenses for the first quarter of 2000 were $35, a decrease from the $5,569 in other expenses incurred for the first quarter of 1999. This decrease was due primarily to a reduction in interest expense that resulted from reduced levels of borrowing by the Company for the first quarter of 2000, as compared to the first quarter of 1999. Interest income for the first quarter of 2000 was $39,928, as compared to no interest income in the first quarter of 1999. This increase was due to interest income from short-term investments.

As a result of these changes, income before taxes for the first quarter of 2000 was $175,190, as compared to the loss of $125,321 recorded for the first quarter of 1999. Tax expense for the first quarter of 2000 was $87,595, as compared to no provision in 1999. The unusual relationship between income tax expense and pre-tax net income (loss) is due to non-deductible amortization of Goodwill.

The net income for the first quarter 2000 was $87,595, as compared to the net loss of $125,321 achieved for the first quarter of 1999.

The Company has historically experienced and expects to continue to experience quarterly fluctuations, potentially in a material amount, in its operating results. A variety of factors influence the Company's operating results in a particular period, including economic conditions in the industries served by the Company, regulatory developments, the timing of significant orders, shipment delays, specific features requested by the customers, the introduction of new products by the Company and its competitors, market acceptance of new products and enhancements of existing products, changes in the cost of materials, disruptions in the sources of supply, seasonal variations of spending by customers, the timing of the Company's expenditures in anticipation of future orders and other factors, many of which are beyond the Company's control.

LIQUIDITY AND CAPITAL RESOURCES:

Working capital at March 31, 2000, was $5,305,184, an increase of $212,717, or 4%, from the working capital of $5,092,467 as of December 31, 1999. Working capital increased due to an increase in cash, as well as due to a reduction of accrued expenses, which offset a reduction in receivables. As a result, the Company's current ratio as of March 31, 2000, increased to 5.8 from a current ratio of 5.6 as of December 31, 1999.

The Company currently has one line of credit available through a bank, collateralized by accounts receivable, inventory, and property, plant and equipment, which provides for a maximum commitment of $2,000,000 through June 2000. Advances can be made against the line based on qualified levels of receivables and inventory. As of March 31, 2000, nothing had been borrowed under this line of credit.

The Company believes that cash generated from ongoing operations and the borrowing arrangements described above will satisfy the anticipated cash requirements of the Company's current operations over the next 12 months, though there can be no assurance that this will be the case. The Company's ability to continue funding its planned operations beyond the next 12 months is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, or to obtain additional funds though equity or debt financing, or from other sources of financing, as may be required.

                           PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

In February 2000, the Company received a demand in the amount of $100,000 from Maxey Energy System for alleged difficulties with Encompass/Soil Sentry software and hardware. This matter was settled for the amount of $27,000 pursuant to a Release and Settlement Agreement dated May 5, 2000.

From time to time, the Company is involved in routine litigation that is incidental to its business. The Company is not currently involved in any other legal proceedings, the result of which the Company believes would have a material adverse effect upon the Company.

ITEM 5. OTHER INFORMATION

a) On February 1, 2000, the company  entered into a letter of intent with George
G. Hays, its President and Chief Executive Office, Harold D. Schwartz, a member of the Company's Board of Directors, and G. James Hays, the father of George G. Hays, for the acquisition of all of AZI's outstanding shares not owned by them. This transaction was approved by a Special Committee of the Board of Directors, which was formed in August, 1999, and is subject to approval by the Company's shareholders, satisfactory completion of a due diligence investigation by Mr. Hays, receipt of a fairness opinion, and certain other customary conditions. The Company anticipates that a shareholder vote and the closing of the transaction (if approved by the shareholders) will likely occur in the second quarter of 2000.

b) The employment agreement between George G. Hays and the Company, effective as of January 1, 1998, was amended by the Board of Directors effective March 18, 1999. Pursuant to the amendment, the term of the employment contract was extended to March 31, 2001. The contract was further modified by granting Mr. Hays his salary for the full term of the contract in the event the Company sells all or substantially all of its assets or if a change in control of the Company occurs.

c) The Company currently has a line of credit with Imperial Bank. As of March 31, 1999, the Company was in default under certain financial covenants of its borrowing agreement with the bank. The bank has granted the Company forbearance from compliance with these covenants, subject to certain customary conditions, including one relating to the Company's affirmation of its current compliance with all of the representations and warranties that it made in the original borrowing agreement. Currently there is no outstanding balance on this line of credit.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

     (a) Exhibits

       2.1 Letter of Intent dated January 1, 2000, between Arizona Instrument Corporation and George G. Hays, Harold D. Schwartz, and G. James Hays. Filed herewith.

       3.1 Composite Certificate of Incorporation of Registrant as amended through February 16, 1999. Incorporated by reference from the Form 10-QSB for period ended March 31, 1999, filed on May 17, 1999.

       3.2 Bylaws of Registrant. Incorporated by reference from the Form 8-A filed June 26, 1996.

       10.1 Amendment of employment agreement between George G. Hays and Registrant dated March 18, 1999 (management contract or compensatory plan). Incorporated by reference from the Form 10-QSB for the period ended March 31, 1999, filed on May 17, 1999.

       27.0   Financial Data Schedule. Filed herewith.

     (b) Reports on Form 8-K.

              On February 8, 2000, the Registrant filed a Form 8-K for a change in accountant from Toback CPAs P.C. to McGladrey & Pullen, LLP, who acquired the attest assets of Toback CPAs P.C.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ARIZONA INSTRUMENT CORPORATION



May 15, 2000                            /s/ George G. Hays
----------------                        ----------------------------------------
Date                                    George G. Hays, President and CEO
                                        (Authorized officer)



May 15, 2000                            /s/ Linda J. Shepherd
----------------                        ----------------------------------------
Date                                    Linda J. Shepherd, Controller
                                        (Principal Accounting officer)

                                     ANNEX F

                                   Form 10-QSB
                      For the Quarter Ended March 31, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-QSB

                        QUARTERLY REPORT UNDER SECTION 13
                     of THE SECURITIES EXCHANGE ACT of 1934


For the Quarter Ended March 31, 1999                      Commission File Number
                                                                  0-12575

                         Arizona Instrument Corporation
             (Exact name of registrant as specified in its charter)


       Delaware                                         86-0410138
(State of Incorporation)                 (I.R.S. Employer Identification Number)


4114 East Wood Street, Phoenix, Arizona                 85040-1941
(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code: (602) 470-1414


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months, (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

                                    YES [X]  NO [ ]

As of May 10, 1999, 1,382,670 shares of Common Stock ($0.01 par value) were outstanding.

                         ARIZONA INSTRUMENT CORPORATION

                                TABLE of CONTENTS

PART I. FINANCIAL INFORMATION

     Item 1 Financial Statements

            Consolidated Balance Sheets
              March 31, 1999 and December 31, 1998                         3

            Consolidated Statements of Operations
              Three months ended March 31, 1999 and
              March 31, 1998                                               4

            Consolidated Statements of Cash Flows
              Three months ended March 31, 1999 and
              March 31, 1998                                               5

            Notes to Consolidated Financial Statements                     7

     Item 2 Management's Discussion and Analysis of
            Financial Condition and Results of Operations                  9

PART II. OTHER INFORMATION

     Item 1 Legal Proceedings                                             11

     Item 4 Submission of Matters to a vote of Security Holders           11

     Item 5 Other Information                                             11

     Item 6 Exhibits and Reports on Form 8-K                              12

                 ARIZONA INSTRUMENT CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                  March 31, 1999    December 31, 1998
                                                  --------------    -----------------
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                        $ 1,980,624         $ 1,098,846
  Receivables, net                                   1,287,354           2,912,630
  Inventories                                        1,848,117           1,646,804
  Deferred Income Tax                                  625,000             625,000
  Prepaid expenses and other current assets             47,130              37,182
                                                   -----------         -----------
    Total current assets                             5,788,225           6,320,462

PROPERTY, PLANT AND EQUIPMENT, net                     822,688             861,808
GOODWILL, net of accumulated amortization            1,448,252           1,493,494
DEFERRED INCOME TAXES                                  465,000             465,000
OTHER ASSETS                                           608,994             638,191
                                                   -----------         -----------
TOTAL ASSETS                                       $ 9,133,159         $ 9,778,955
                                                   ===========         ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Lines of credit                                  $   150,000         $   300,000
  Accounts payable                                     330,103             277,743
  Current portion of long-term debt and
    capital lease obligations                           12,940              12,940
  Other accrued expenses                             1,232,286           1,683,875
                                                   -----------         -----------

    Total current liabilities                        1,725,329           2,274,558
                                                   -----------         -----------
LONG-TERM DEBT AND CAPITAL LEASE
  OBLIGATIONS - less current portions                    8,991              11,956

SHAREHOLDERS' EQUITY
 Common stock, .01 par value per share:
    Authorized, 10,000,000 shares;
    Issued, 1,382,698 and 1,372,504 shares              69,135              68,625
    Outstanding 1,362,999 and 1,352,805 shares
  Preferred stock, $.01 par value per share:
    Authorized, 1,000,000 shares
  Additional paid-in capital                         9,921,624           9,890,416
  Accumulated deficit                               (2,357,138)         (2,231,818)
                                                   -----------         -----------
                                                     7,633,621           7,727,223
  Less treasury stock, 19,699 shares at cost          (234,782)           (234,782)
                                                   -----------         -----------
    Total shareholders' equity                       7,398,839           7,492,441
                                                   -----------         -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $ 9,133,159         $ 9,778,955
                                                   ===========         ===========

              See Notes to Consolidated Financial Statements

                 ARIZONA INSTRUMENT CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS of OPERATIONS

                                                       Three Months Ended
                                               ---------------------------------
                                               March 31, 1999     March 31, 1998
                                               --------------     --------------
NET SALES                                       $ 1,850,832         $ 2,038,807

COST of GOODS SOLD                                  671,486             797,419
                                                -----------         -----------

           Gross margin                           1,179,346           1,241,388
                                                -----------         -----------
EXPENSES
  Marketing                                         532,489             478,314
  General & administrative                          394,441             618,205
  Research & development                            198,636             222,529
  Amortization & depreciation                       104,450              99,521
                                                -----------         -----------

           Total Expenses                         1,230,016           1,418,569
                                                -----------         -----------

OPERATING LOSS                                      (50,670)           (177,181)
                                                -----------         -----------
OTHER REVENUE (EXPENSE)
  Interest income                                        --                  --
  Interest expense                                   (9,832)            (31,727)
  Other                                               4,264               4,978
                                                -----------         -----------

           Total other (expense)                     (5,568)            (26,749)
                                                -----------         -----------
LOSS BEFORE INCOME TAX BENEFIT FROM
CONTINUING OPERATIONS                               (56,238)           (203,930)

INCOME TAXES  BENEFIT                                    --             (69,000)
                                                -----------         -----------

LOSS FROM CONTINUING OPERATIONS                     (56,238)           (134,930)

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET     (69,082)            268,000
                                                -----------         -----------

NET INCOME                                      $  (125,320)        $   133,070
                                                ===========         ===========
NET LOSS PER SHARE FROM CONTINUING
 OPERATIONS - BASIC:                            $     (0.04)        $     (0.10)
                                                ===========         ===========
NET (LOSS) INCOME PER SHARE FROM
 DISCONTINUED OPERATIONS - BASIC:               $     (0.05)        $      0.20
                                                ===========         ===========

NET (LOSS) INCOME PER SHARE - BASIC:            $     (0.09)        $      0.10
                                                ===========         ===========
NET LOSS PER SHARE FROM CONTINUING
 OPERATIONS - DILUTED:                          $     (0.04)        $     (0.10)
                                                ===========         ===========
NET (LOSS) INCOME PER SHARE FROM
 DISCONTINUED OPERATIONS- DILUTED:              $     (0.05)        $      0.20
                                                ===========         ===========

NET (LOSS) INCOME PER SHARE - DILUTED:          $     (0.09)        $      0.10
                                                ===========         ===========

BASIC SHARES OUTSTANDING (WEIGHTED AVERAGE)       1,361,300           1,343,064

EQUIVALENT SHARES - STOCK OPTIONS                        --              26,000
                                                -----------         -----------

DILUTED SHARES OUTSTANDING                        1,361,300           1,369,064
                                                ===========         ===========

                 See Notes to Consolidated Financial Statements

                 ARIZONA INSTRUMENT CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS of CASH FLOWS


                                               March 31, 1999     March 31, 1998
                                               --------------     --------------
OPERATING ACTIVITIES:
  Net (loss) income                             $  (125,320)         $ 133,070

  Adjustments to reconcile net (loss)
   income to net cash provided (used)
   by operating activities:
   Depreciation and amortization                    149,324            179,257
   Decrease in receivables                        1,625,276            804,988
   (Increase) decrease in inventories              (201,313)           348,945
   (Increase) decrease in prepaid expenses
    and other current assets                         (5,519)             4,521
   Decrease in other assets                           1,611                761
   Decrease in deferred income tax                       --             70,051
   Decrease in accounts payable
     and other accrued expenses                    (399,229)          (708,428)
                                                -----------          ---------
NET CASH PROVIDED BY
  OPERATING ACTIVITIES                            1,044,830            833,165
                                                -----------          ---------
INVESTING ACTIVITIES:
  Purchases of capital equipment                    (41,804)           (97,574)
                                                -----------          ---------
NET CASH USED BY INVESTING
  ACTIVITIES                                        (41,804)           (97,574)
                                                -----------          ---------

                 ARIZONA INSTRUMENT CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS of CASH FLOWS
                                   (continued)


                                               March 31, 1999     March 31, 1998
                                               --------------     --------------
FINANCING ACTIVITIES:
   Net payment under lines of credit             (150,000)           (66,000)
   Issuance of common stock pursuant to
     stock purchase plan                          31,717             31,811
  Payments of long-term debt and
     capital leases                               (2,965)          (103,617)
                                              -----------          ---------

NET CASH USED BY FINANCING
  ACTIVITIES                                     (121,248)          (137,806)
                                              -----------          ---------

NET INCREASE IN CASH AND CASH
  EQUIVALENTS                                     881,778            597,785

CASH AND CASH EQUIVALENTS,
  beginning of period                           1,098,846            143,173
                                              -----------          ---------

CASH AND CASH EQUIVALENTS
  end of period                               $ 1,980,624          $ 740,958
                                              ===========          =========

Supplemental cash flow information:

Interest expense                              $     9,833

                 See Notes to Consolidated Financial Statements

                 ARIZONA INSTRUMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. CONSOLIDATED FINANCIAL STATEMENTS

The consolidated balance sheet as of March 31, 1999, and the consolidated statements of operations and cash flows for the three-month periods ended March 31, 1999 and 1998 have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position at March 31, 1999 and the results of operations and cash flows for the three-month periods ended March 31, 1999 and March 31, 1998 have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's 1998 Report on Form 10-KSB, as amended. The results of operations for the interim periods are not necessarily indicative of the results to be obtained for the entire year.

2. INVENTORIES

Inventories consist of the following:

                                         March 31,          December 31,
                                           1999                1998
                                        ----------          ----------

          Finished Goods                $  620,896          $  480,515

          Components                     1,227,221           1,166,289
                                        ----------          ----------

                                        $1,848,117          $1,646,804
                                        ==========          ==========

SUBSEQUENT EVENT

In the first quarter of 1999, the Board of Directors and Company management made the decision to dispose of its Encompass and Soil Sentry lines of business. In April 1999 the Company sold its Encompass and Soil Sentry operations and certain assets associated with these lines.

The first quarter operating results of the Encompass and Soil Sentry operations are reflected as discontinued operations in the accompanying statement of operations. The pro-forma balance sheet reflecting the disposition as if it had occurred at March 31, 1999 is as follows:

                                                                     Pro-forma
                                                                    adjusted for
                                        As reported   Adjustments   disposition
                                        -----------   -----------   -----------
Assets:
  Cash and cash equivalents             $1,980,624     $1,061,531    $3,042,155
  Receivables, net                       1,287,354             --     1,287,354
  Inventories                            1,848,117       (876,772)      971,345
  Other current assets                      47,130         (8,150)       38,980
  Property, plant and equipment            822,688        (55,069)      767,619
  Goodwill, net                          1,448,252             --     1,448,252
  Deferred income taxes                  1,090,000             --     1,090,000
  Other assets                             608,994       (121,540)      487,454
                                        ----------     ----------    ----------
     Total assets                       $9,133,159     $       --    $9,133,159
                                        ==========     ==========    ==========
Liabilities and Shareholders' Equity:
  Current liabilities                   $1,725,329     $       --    $1,725,329
  Long term debt                             8,991             --         8,991
  Shareholders' equity                   7,398,839             --     7,398,839
                                        ----------     ----------    ----------
     Total liabilities & shareholders
      equity                            $9,133,159     $       --    $9,133,159
                                        ==========     ==========    ==========

The following discussion should be read in conjunction with, and is qualified in its entirety by, the Company's Consolidated Financial Statements and Notes thereto appearing elsewhere herein. Historical results are not necessarily indicative of trends in operating results for any future period.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS of RESULTS of OPERATIONS AND FINANCIAL CONDITION

The statements contained herein regarding management's anticipation of the Company's future market position, development of additional products, product introduction and delivery dates, reliability of products, adequate sources of supplies, acquisition of related product lines or companies, and positive responses to new developments, constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Management's anticipation is based upon assumption regarding levels of competition, research and development results, product introduction and delivery schedules, raw material markets, the markets in which the Company operates, and stability of the regulatory environment. Any of these assumptions could prove inaccurate, and therefore there can be no assurance that the forward-looking information will prove to be accurate.

RESULTS of OPERATIONS:

THREE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998

Net sales from continuing product lines for the three months ended March 31, 1999 decreased 9% or $187,975 to $1,850,832 from $2,038,807 generated for the first three months of 1998. This decrease was due to decreased sales of the Company's instruments and decrease of non-recurring sales of miscellaneous tank testing revenue.

Cost of goods sold for the three months ended March 31, 1999 was $671,486, a decrease of 16% from the $797,419 incurred for the first three months of 1998. The decrease in cost of goods sold was primarily due to improved manufacturing efficiencies and, to a lessor extent, the costs of goods associated with decreased sales.

Operating expenses for the first quarter of 1999 were $1,230,016, a decrease of $188,553 or 13% as compared to operating expenses of $1,418,569 for the first quarter of 1998. Marketing expenses for the first quarter of 1999 were $532,489, an increase of 11% or $54,175 over the same period in 1998. Increased marketing expenses were due to a higher level of selling and marketing activity required to support the Company's domestic and international operations. General and administrative expenses for the first quarter of 1999 were $394,441, a decrease of 36% or $223,763 as compared to the first quarter of 1998, due primarily to reduction in capital leases, property maintenance, insurance costs and other miscellaneous expenses. Research and development expenses for the first quarter of 1999 were $198,636, a decrease of 11% or $23,893 compared to the $222,529 of research and development expenses incurred in the first quarter of 1998.

Other expenses for the first quarter of 1999 were $5,568, a decrease of 79% or $21,181 from the $26,749 in other expenses incurred for the first quarter of 1998. This decrease was due primarily to a reduction in interest expense due to lower levels of borrowing by the Company for the first quarter of 1999, as compared to the first quarter of 1998.

As a result of these changes, loss before taxes on continuing operations for the first quarter of 1999 was $56,238 as compared to the loss of $203,930 recorded for the first quarter of 1998. The company made no provisions for a tax benefit in 1999, as it views its' deferred tax provision as adequate. The company had a tax benefit of $69,000 in 1998, which was computed using the statutory rate. Loss from continuing operations for the first quarter of 1999 was $56,238, compared to a loss of 134,930 recorded for the first quarter of 1998.

For the three months ended March 31, 1999, the Company had a loss from discontinued operations of $69,082 which was due primarily to expenses incurred in discontinuing the Company's Soil Sentry and Encompass business, and to a lesser extent, the loss incurred in operating the Soil Sentry and Encompass business over the period.

The net loss for the first quarter was $125,320 as compared to the net income of $133,070 achieved for the first quarter of 1998.

The Company has historically experienced and expects to continue to experience quarterly fluctuations, potentially in a material amount, in its operating results. A variety of factors influence the Company's operating results in a particular period, including economic conditions in the industries served by the Company, regulatory developments, the timing of significant orders, shipment delays, specific features requested by the customers, the introduction of new products by the Company and its competitors, market acceptance of new products and enhancements of existing products, changes in the cost of materials, disruptions in the sources of supply, seasonal variations of spending by customers, the timing of the Company's expenditures in anticipation of future orders and other factors, many of which are beyond the Company's control.

LIQUIDITY AND CAPITAL RESOURCES:

Working  capital at March 31, 1999 was  $4,062,896,  an increase of $16,992,  or
 .4%, from the working capital of $4,045,904 as of December 31, 1998. Working capital increased due to a an increase in cash, as well as due to a reduction on the line of credit and accrued expenses which offset a reduction in receivables. As a result, the Company's current ratio as of March 31, 1999 increased to 3.4 from a current ratio of 2.8 as of December 31, 1998.

The Company currently has one line of credit available through a bank, collateralized by accounts receivable, inventory, and property, plant and equipment which provides for a maximum commitment of $2,000,000 through June, 1999. Advances can be made against the lines based on qualified levels of receivables and inventory. At March 31, 1999, $150,000 had been borrowed under this line of credit.

The Company believes that cash generated from ongoing operations and the borrowing arrangements described above will satisfy the anticipated cash requirements of the Company's current operations over the next 12 months, though there can be no assurance that this will be the case. The Company's ability to continue funding its planned operations beyond the next 12 months is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, or to obtain additional funds though equity or debt financing, or from other sources of financing, as may be required.

                           PART II. OTHER INFORMATION

ITEM 1 LEGAL PROCEEDINGS

Information is incorporated by reference from the Company's Report on Form 10-KSB, as amended, for the year ended December 31, 1998.

ITEM 4 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

a) A special meeting of the stockholders of the Company (the "Meeting") was held on February 5, 1999. Proxy statements pursuant to Rule 14A of the Exchange Act were mailed to shareholders on or about January 8, 1999 and filed with the Securities and Exchange Commission.

b) At the Meeting, the stockholders approved of a reverse stock split of the issued and outstanding shares of common stock at a ratio to be decided by the Board of Directors, but not to exceed 5 to 1. There were 6,093,110 votes in favor of the proposed reverse stock split and amendment of the Certificate of Incorporation accordingly and 257,372 votes against. There were no abstentions and no broker non-votes.

ITEM 5 OTHER INFORMATION

a) The following information provided herein and elsewhere in this 10 KSB is in lieu of filing on Form 8-K, item 2.

     On April 30, 1999, Arizona Instrument Corp., a Delaware corporation ("AZIC") sold certain assets related to the Encompass Systems and Soil Sentry Systems line of products to National Environmental Service, Co., an Oklahoma corporation ("NESCO"), pursuant to an Asset Purchase Agreement (the "Agreement") dated April 30, 1999, which is filed as an exhibit to this report. AZIC was paid an adjusted aggregate purchase price of $1,061,531 in cash for the sale.

     The Agreement was negotiated at arm's length between AZIC and NESCO. Prior to the sale, none of the directors, officers or associates of NESCO, or their affiliates, were or are affiliated with AZIC, its affiliates, its directors and officers and their associates.

     The principal business sold to NESCO is the marketing, licensing, distributing, developing, manufacturing, service and operating of the Encompass Systems and Soil Sentry Stystems and the monitoring services on behalf of such product users.

     George G. Hays, President, stated that the divestiture of the Encompass and Soil Sentry product lines should enable AZI to better utilize its technical, marketing, and financial resources. He indicated that AZI's increased commitment to its historic core businesses, which began in early 1998 as part of the Company's turnaround program, has already borne fruit with the recent introduction of the Computrac 4000, an instrument designed to measure the moisture content in edible oils, lubricating/cooling oils, and heavy fuels.

b) The employment agreement between George G. Hays and the Company effective as of January 1, 1998 was amended by the Board of Directors effective March 18, 1999. Pursuant to the amendment, the term of the employment contract was extended to March 31, 2001. The contract was further modified by granting Mr. Hays his salary for the full term of the contract in the event the Company sells all or substantially all of its assets or if a change in control of the Company occurs.

c) The Company currently has a line of credit with Imperial Bank. At March 31, 1999, the Company was in default under certain financial covenants of its borrowing agreement with the bank. The bank has granted the Company forbearance from compliance with these covenants, subject to certain customary conditions including one relating to the Company's affirmation of its current compliance with all the representations and warranties it made in the original borrowing agreement. Currently there is no outstanding balance on the line of credit.

ITEM 6 EXHIBITS AND REPORTS ON FORM 8-K

     (a)  EXHIBITS

          2.1   Asset Purchase  Agreement  dated April 30, 1999 between  Arizona
                Instrument  Corporation  and  National   Environmental   Service
                Company. Filed herewith.

          3.1 Composite Certificate of Incorporation of Registrant as amended through February 16, 1999. Filed herewith.

          10.1  Amendment of  Employment  agreement  between  George G. Hays and
                Registrant dated  March  18,  1999.   (Management   contract  or
                compensatory plan)

          27    Financial Data Schedule. Filed herewith.

     (b) THE FOLLOWING FORM 8-K WAS FILED BY THE REGISTRANT DURING THE QUARTER ENDING MARCH 31, 1999:

          Form 8-K filed February 24, 1998 reporting under Item 5 that on February 16, 1999 the registrant had effected a reverse stock split of the outstanding common stock at a 5 to 1 ratio and made amendments to the registrant's Certificate of Incorporation accordingly.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARIZONA INSTRUMENT CORPORATION





Date May 14, 1999                              /s/ George G. Hays
                                               ---------------------------------
                                               George G. Hays, President and CEO
                                               (Authorized officer)

Date May 14, 1999                              /s/ Linda J. Shepherd
                                               ---------------------------------
                                               Linda J. Shepherd, Controller
                                               (Principal Accounting officer)

                                      PROXY
                         ARIZONA INSTRUMENT CORPORATION
                              1912 WEST 4TH STREET,
                                TEMPE, AZ 85281

           THIS PROXY IS SOLICITED ON BEHALF of THE BOARD of DIRECTORS
                        of ARIZONA INSTRUMENT CORPORATION

     The undersigned shareholder of ARIZONA INSTRUMENT CORPORATION, a Delaware corporation (the "Company"), hereby appoints S. THOMAS EMERSON and STEVEN G. ZYLSTRA, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent, and to vote as designated on the reverse side, all the shares of common stock of Arizona Instrument held of record by the undersigned on May 15, 2000, at the Special Meeting of Shareholders of Arizona Instrument, to be held at Fiesta Inn, 2100 South Priest Drive, Tempe, Arizona 85282 , on June 26, 2000, at 9:00 a.m. Mountain Standard Time and at all adjournments or postponements thereof upon the following matters, as set forth in the Notice of Special Meeting of Shareholders and Proxy Statement, each dated May 30, 2000, copies of which have been received by the undersigned, hereby revoking any proxy heretofore given.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL of THE AGREEMENT AND PLAN of MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)

                                        PLEASE MARK YOUR VOTES
                                        AS INDICATED IN THIS EXAMPLE: /X/

     The Board of Directors of Arizona Instrument recommends a vote FOR the Agreement and Plan of Merger.

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 31, 2000, by and among AZI LLC, George G. Hays, Harold D. Schwartz and Arizona Instrument, as heretofore and hereafter amended, and the transactions contemplated thereby:

                 / / FOR     / / AGAINST    / / ABSTAIN

2. The proxies are hereby authorized to vote in their discretion upon all other business as may properly come before the Special Meeting.

     Please sign exactly as your name appears on this proxy. If the shares represented by this proxy are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

Signature:                                                 Date:


---------------------------------------

Signature:                                                 Date:


---------------------------------------

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
              PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE